UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MICHAEL KORS HOLDINGS LIMITED

(Name of Registrant as Specified In Its Charter)

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MICHAEL KORS HOLDINGS LIMITED

John D. Idol

Chairman and Chief Executive Officer

June 16, 2015

Dear Shareholder:

You are cordially invited to attend the 2015 Annual Meeting of Shareholders (the “Annual Meeting”) of Michael Kors Holdings Limited, to be held at 1:00 p.m., local time, on July 30, 2015 at Baker & McKenzie LLP, 100 New Bridge Street, London, 6JA EC4V. Information concerning the matters to be considered and voted upon at the Annual Meeting is set out in the attached Notice of 2015 Annual Meeting of Shareholders and Proxy Statement.

We have continued to see strong performance in fiscal 2015, delivering both top and bottom line growth in excess of 30%. Global comparable store sales for the year increased 10.3%, and we delivered operating income of $1.3 billion. We also made great progress on a number of our growth initiatives, including the successful launch of our global digital e-commerce flagship in the U.S., expansion of our global retail presence with the addition of 121 stores during the year, conversion of 570 shop-in-shops in our wholesale channel and expansion of our market share in our accessories, footwear, ready-to-wear and jewelry categories. While we reached several milestones in fiscal 2015, we did face a number of challenges in the back half of the year, including weaker global tourist traffic, a slowdown in our watch category in North America, delays related to the West Coast port issues and continued weak mall traffic trends in North America. In addition, our international businesses were impacted by the strengthening U.S. dollar.

Looking ahead, while we believe that foreign currency and macro trends will remain headwinds, we have multiple growth opportunities ahead of us and our planned investments in fiscal 2016 will be critical in creating the foundation for our long-term sustainable growth. We remain intently focused on expanding the Michael Kors fashion brand globally, and are focused on expanding growth in Europe and Asia through the development of our global digital flagships, as well as our successful retail store and wholesale strategies. In addition, we will continue to expand our ready-to-wear and footwear categories and continue to develop our men’s business, delivering compelling fashion product that excites our customers, with an exceptional shopping experience that embodies the jet set glamour and excellence of the Michael Kors luxury brand.

We have a powerful business model, consisting of a leading brand within the global luxury market, multiple distribution channels and geographic diversity, and we remain confident that our numerous growth initiatives will enable us to drive strong top and bottom line growth and shareholder returns over the long-term.

Thank you for your continued support. We look forward to seeing you at our 2015 Annual Meeting of Shareholders.

Sincerely,

John D. Idol
Chairman and Chief Executive Officer

33 KINGSWAY LONDON WC2B 6UF

NOTICE OF 2015 ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

Notice is hereby given that the 2015 Annual Meeting of Shareholders (the “Annual Meeting”) of Michael Kors Holdings Limited, a British Virgin Islands corporation (the “Company”), will be held at Baker & McKenzie LLP, 100 New Bridge Street, London, 6JA EC4V, on July 30, 2015, at 1:00 p.m., local time, for the following purposes:

1.	To elect three Class I directors for a three-year term and until the election and qualification of their respective successors in office;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 2, 2016;

3.	To hold a non-binding advisory vote on executive compensation (“say on pay”);

4.	To approve the Michael Kors Holdings Limited Amended and Restated Omnibus Incentive Plan; and

5.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on June 1, 2015 as the record date for the Annual Meeting (the “Record Date”), and only holders of record of ordinary shares at such time will be entitled to notice of or to vote at the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement for the Annual Meeting. On or about June 16, 2015, we intend to mail to our shareholders of record as of the Record Date a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the Proxy Statement and the Annual Report for the fiscal year ended March 28, 2015 (the “2015 Annual Report”). The Notice also provides instructions on how to vote online and includes instructions on how to receive a paper copy of the proxy materials by mail.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders’ Meeting to be Held on July 30, 2015

The Notice, Proxy Statement and the 2015 Annual Report are available at www.proxyvote.com.

YOUR VOTE IS IMPORANT

Based on current New York Stock Exchange rules your broker will NOT be able to vote your ordinary shares with respect to the election of directors (Proposal No. 1), the say on pay vote (Proposal No. 3) or the approval of the Michael Kors Holdings Limited Amended and Restated Omnibus Incentive Plan (Proposal No. 4) if you have not provided instructions to your broker. We strongly encourage you to provide instructions to your broker to vote your ordinary shares and exercise your right as a shareholder.

If you are a shareholder of record as of the Record Date, you will be admitted to the meeting upon presenting a form of photo identification. If you own ordinary shares beneficially through a bank, broker or otherwise, you will be admitted to the meeting upon presenting a form of photo identification and proof of share ownership or a valid proxy signed by the record holder. A recent brokerage statement or a letter from a bank or broker are examples of proof of share ownership for this purpose.

Regardless of whether or not you plan to attend the Annual Meeting, please follow the instructions you received to authorize a proxy to vote your ordinary shares as soon as possible to ensure that your ordinary shares are represented at the Annual Meeting. Any shareholder that decides to attend the Annual Meeting in person may, if so desired, revoke the prior proxy by voting their ordinary shares at the Annual Meeting.

By Order of the Board of Directors,

Claire Harries Ogle
Corporate Secretary

London, United Kingdom

June 16, 2015

MICHAEL KORS HOLDINGS LIMITED

PROXY STATEMENT

2015 ANNUAL MEETING OF SHAREHOLDERS

Thursday, July 30, 2015

GENERAL INFORMATION

This Proxy Statement is being provided to solicit proxies on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Michael Kors Holdings Limited (the “Company,” “Michael Kors,” “we” or “us”) for use at the 2015 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, July 30, 2015, at 1:00 p.m., local time, at Baker & McKenzie LLP, 100 New Bridge Street, London, 6JA EC4V, and any adjournment or postponement thereof. We expect to first make this Proxy Statement available, together with our Annual Report for the fiscal year ended March 28, 2015 (the “2015 Annual Report”), to shareholders on or about June 16, 2015.

Internet Availability of Annual Meeting Materials

We have elected to provide access to our proxy materials over the Internet in accordance with the rules adopted by the U.S. Securities and Exchange Commission (the “SEC”). Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders of record as of the close of business on June 1, 2015 (the “Record Date”). All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or to request to receive a printed copy of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. You will not receive a printed copy of the proxy materials unless you request one in the manner set forth in the Notice. This permits us to conserve natural resources and reduces our printing costs, while giving shareholders a convenient and efficient way to access our proxy materials and vote their ordinary shares.

We intend to mail the Notice on or about June 16, 2015 to all shareholders of record entitled to vote at the Annual Meeting. On that same date, we will also mail a printed copy of this Proxy Statement, our 2015 Annual Report and form of proxy to certain shareholders who had previously requested printed copies.

Who May Vote

Only holders of record of our ordinary shares at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, 198,911,994 ordinary shares were issued and outstanding. Each ordinary share is entitled to one vote at the Annual Meeting.

What Constitutes a Quorum

Shareholders may not take action at the Annual Meeting unless there is a quorum present at the meeting. A meeting of shareholders is duly constituted, and a quorum

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is present, if, at the commencement of the meeting, there are present in person or by proxy not less than 50% of the votes of the shares entitled to vote on resolutions of shareholders to be considered at the meeting. Abstentions and broker non-votes (as described below) will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes.

Broker Non-Votes and Abstentions

Broker non-votes occur when brokers holding shares in street name for beneficial owners do not receive instructions from the beneficial owners about how to vote their shares. An abstention occurs when a shareholder withholds such shareholder’s vote by checking the “ABSTAIN” box on the proxy card, or similarly elects to abstain via Internet or telephone voting. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, including the ratification of the appointment of the independent registered public accounting firm (Proposal No. 2) and are counted as shares entitled to vote on such proposal. Based on current New York Stock Exchange (“NYSE”) rules, your broker will NOT be able to vote your shares with respect to the election of directors (Proposal No. 1), the say on pay vote (Proposal No. 3) or approval of the Michael Kors Holdings Limited Amended and Restated Omnibus Incentive Plan (Proposal No. 4) if you have not provided instructions to your broker. In the absence of voting instructions, broker non-votes will not be counted as entitled to vote on Proposals No. 1, 3 or 4 and will not affect the outcome of these matters, assuming a quorum is obtained. We strongly encourage you to provide instructions to your broker to vote your ordinary shares and exercise your right as a shareholder. Abstentions are treated as shares that are entitled to vote and will have the same effect as a vote “AGAINST” a proposal.

Vote Required

Proposal No. 1 (Election of Directors): Under applicable British Virgin Islands law and our Amended and Restated Memorandum and Articles of Association (our “Memorandum”), directors are elected by the affirmative vote of a simple majority of the votes of the ordinary shares entitled to vote that are present at the Annual Meeting and voted, if a quorum is present. Our Memorandum does not provide for cumulative voting. Under our Corporate Governance Guidelines, a director nominee, running uncontested, who receives more “AGAINST” than “FOR” votes is required to tender his or her resignation for consideration by the Governance and Nominating Committee. See “Corporate Governance—Director Nomination Process and Elections; Board Diversity.”

Proposal No. 2 (Auditor Ratification): The ratification of the appointment of Ernst & Young LLP, our proposed independent registered public accounting firm for the fiscal year ending April 2, 2016 (“Fiscal 2016”), requires the affirmative vote of a simple majority of the votes of the ordinary shares entitled to vote that are present at the Annual Meeting and are voted, if a quorum is present.

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Proposal No. 3 (Say on Pay): Our Board of Directors is seeking a non-binding advisory vote regarding the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosures contained in this Proxy Statement. Under our Memorandum, the affirmative vote of a simple majority of the votes of the ordinary shares entitled to vote that are present at the Annual Meeting and are voted is required to approve this resolution (assuming a quorum is present). The vote is non-binding and advisory in nature, but our Compensation Committee and our Board will take into account the outcome of the vote when considering future executive compensation arrangements, to the extent they can determine the cause or causes of any significant negative voting results.

Proposal No. 4 (Approval of Amended and Restated Omnibus Incentive Plan): Under our Memorandum, assuming a quorum is present, the affirmative vote of a simple majority of the votes of the ordinary shares entitled to vote that are present at the Annual Meeting and are voted is required to approve this resolution.

Voting Process and Revocation of Proxies

If you are a shareholder of record, there are three ways to vote by proxy:

•

By Internet – You can vote over the Internet at www.proxyvote.com by following the instructions in the Notice or, if you received your proxy materials by mail, by following the instructions on the proxy card. You will need to enter your control number, which is a 12-digit number located in a box on your proxy card that is included with your proxy materials. You can also vote by scanning the QR barcode on the Notice or proxy card. We encourage you to vote by Internet even if you received proxy materials in the mail.

•	By Telephone – You may vote and submit your proxy by calling (800) 690-6903 and providing your control number.

•

By Mail – If you received your proxy materials by mail or if you requested paper copies of the proxy materials, you can vote by mail by marking, dating, signing and returning the proxy card in the postage-paid envelope provided with the proxy materials.

Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time on July 29, 2015. Submitting your proxy by any of these methods will not affect your ability to attend the Annual Meeting in-person and vote at the Annual Meeting.

If your ordinary shares are held in “street name,” meaning you are a beneficial owner with your shares held through a bank or brokerage firm, you will receive instructions

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from your bank or brokerage firm. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting will also be offered to shareholders owning shares through certain banks and brokers.

The Company will retain an independent tabulator to receive and tabulate the proxies.

If you submit proxy voting instructions and direct how your shares will be voted, the individuals named as proxies will vote your shares in the manner you indicate. If you submit proxy voting instructions but do not direct how your shares will be voted, the individuals named as proxies will vote your shares:

“FOR” the election of the three Class I nominees for director (Proposal No. 1);

“FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 2, 2016 (Proposal No. 2);

“FOR” the compensation of our named executive officers (Proposal No. 3); and

“FOR” the approval of the Michael Kors Holdings Limited Amended and Restated Omnibus Incentive Plan (Proposal No. 4).

It is not expected that any other matters will be brought before the Annual Meeting. If, however, other matters are properly presented, the individuals named as proxies will vote in accordance with their discretion with respect to such matters.

A shareholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:

•	attending the Annual Meeting and voting in person;

•	voting by Internet or telephone (only the last vote cast by each shareholder of record will be counted), provided that the shareholder does so before 11:59 p.m. Eastern Daylight Time on July 29, 2015;

•

delivering a written notice, at the address given below, bearing a date later than that indicated on the proxy card or the date you voted by Internet or telephone, but prior to the date of the Annual Meeting, stating that the proxy is revoked; or

•	signing and delivering a subsequently dated proxy card prior to the vote at the Annual Meeting.

You should send any written notice or new proxy card to Michael Kors Holdings Limited, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. If you are a registered holder you may request a new proxy card by calling the Company at its principal executive office in London at (44) 207 632 8600.

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Any shareholder owning shares in street name may change or revoke previously given voting instructions by contacting the bank or brokerage firm holding the ordinary shares or by obtaining a legal proxy from such bank or brokerage firm and voting in person at the Annual Meeting. Your last vote, prior to or at the Annual Meeting, is the vote that will be counted.

Attendance at the Annual Meeting

Only shareholders or their legal proxy holders are invited to attend the Annual Meeting. To be admitted to the Annual Meeting, you will need a form of photo identification (such as a driver’s license or passport), and if you hold your ordinary shares in street name you must also bring valid proof of ownership of your ordinary shares or a valid legal proxy. If you are a shareholder of record, you will be admitted to the meeting only if we are able to verify your shareholder status by checking your name against the list of registered shareholders on the Record Date. If you hold your ordinary shares in street name through a bank or brokerage firm, a brokerage statement reflecting your ownership as of the Record Date or a letter from a bank or broker is sufficient proof of ownership to be admitted to the meeting.

No cameras, recording equipment, electronic devices or large bags, briefcases or packages will be permitted in the Annual Meeting. Attendees may be asked to pass through security prior to entering the Annual Meeting.

The Company encourages members of its Board of Directors to attend the Annual Meeting. Representatives of Ernst & Young LLP, the Company’s independent registered public accounting firm, may also attend the Annual Meeting along with certain members of management of the Company and outside counsel.

Electronic Delivery of Proxy Materials and Annual Report

The Notice and Proxy Statement and the 2015 Annual Report are available at www.proxyvote.com. In the future, instead of receiving copies of the Notice and Proxy Statement and the Annual Report in the mail, shareholders may elect to view the proxy materials for the annual meeting on the Internet or receive proxy materials for the annual meeting by e-mail. The Notice will provide you with instructions regarding how to view our proxy materials over the Internet and how to instruct us to send future proxy materials to you by e-mail. Receiving your proxy materials online permits the Company to conserve natural resources and saves the Company the cost of producing and mailing documents to your home or business, while giving you an automatic link to the proxy voting site. If you are a shareholder of record with ordinary shares registered in your own name, you may enroll in the electronic delivery service by contacting American Stock Transfer & Trust Company, our transfer agent, at (800) 937-5449, or by following the instructions on their website at www.amstock.com. If you hold your shares in street name through a bank or brokerage firm, check the information provided to you by your bank or broker or contact your bank or broker for information on electronic delivery service.

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Householding

The SEC permits companies to send a single Notice, and for those shareholders that elect to receive a paper copy of proxy materials in the mail one copy of this Proxy Statement, together with our 2015 Annual Report, to any household at which two or more shareholders reside, unless contrary instructions have been received, but only if we provide advance notice and follow certain procedures. This “householding” process reduces the volume of duplicate information and reduces printing and mailing expenses. If you are a shareholder of record with ordinary shares registered in your own name and you are interested in consenting to the delivery of a single notice or proxy statement and annual report, you may do so by contacting American Stock Transfer & Trust Company, our transfer agent, at (800) 937-5449, or by following the instructions on their website at www.amstock.com. If your family has multiple accounts holding our ordinary shares, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of the Notice, the 2015 Annual Report or this Proxy Statement. The broker will arrange for delivery of a separate copy of the Notice, and, if so requested, a separate copy of these proxy materials promptly upon your written or verbal request. You may decide at any time to revoke your decision to receive a single copy of the proxy materials for your household, and thereby receive multiple copies of the proxy materials by contacting our transfer agent, if you are a record holder, or your broker, if you hold your ordinary shares in street name.

Solicitation of Proxies

We will pay the cost of soliciting proxies for the Annual Meeting. We will reimburse brokers, fiduciaries, custodians and other nominees for their costs in forwarding proxy materials to beneficial owners of our ordinary shares. Solicitation may be undertaken by written or electronic mail, telephone, personal contact, facsimile or other similar means by our directors, officers and employees without additional compensation.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

Board Composition

Our Board of Directors consists of eight members. Our Memorandum provides that our Board of Directors must be composed of between one and twelve members. The number of directors is determined from time to time by a resolution of the directors. John D. Idol serves as the Chairman of our Board of Directors. He has primary responsibility for providing leadership and guidance to our Board and for managing the affairs of our Board. We have appointed Michael Kors as the Honorary Chairman of our Board because he is our founder and the namesake behind our brand. Mr. Kors participates in board meetings and deliberations in his capacity as a director.

Our Board of Directors is divided into three classes. Pursuant to our Memorandum, our directors are appointed at the annual meeting of shareholders for a period of three years, with each director serving until the third annual meeting of shareholders following his or her election. Upon the expiration of the term of a class of directors, directors in that class will be elected for three-year terms at the annual meeting of shareholders in the year of such expiration. Any additional directorships resulting from an increase in the number of directors or a vacancy will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors.

M. William Benedetto, Stephen Reitman and Jean Tomlin are Class I directors and their term will expire on the date of the upcoming Annual Meeting. Accordingly, we are nominating Messrs. Benedetto and Reitman and Ms. Tomlin for election at the Annual Meeting. If elected, each of them will serve as Class I directors until our annual meeting of shareholders in 2018 and until the election and qualification of their respective successors in office.

The following table lists each of our directors, their respective ages and positions and the class in which they serve as of the date of this Proxy Statement:

Name	Age	Position	Class

Michael Kors	55	Honorary Chairman, Chief Creative Officer and Director	Class II (term expiring at 2016 annual meeting)

John D. Idol	56	Chairman, Chief Executive Officer and Director	Class III (term expiring at 2017 annual meeting)

M. William Benedetto	74	Director	Class I (term expiring at 2015 annual meeting; nominated for election)

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Name	Age	Position	Class

Judy Gibbons	58	Director	Class II (term expiring at 2016 annual meeting)

Ann McLaughlin Korologos	73	Director	Class III (term expiring at 2017 annual meeting)

Stephen F. Reitman	67	Director	Class I (term expiring at 2015 annual meeting; nominated for election)

Jane Thompson	43	Director	Class II (term expiring at 2016 annual meeting)

Jean Tomlin	60	Director	Class I (term expiring at 2015 annual meeting; nominated for election)

Director Nominees

Class I Director Nominees for Election at the 2015 Annual Meeting

Set forth below is a brief biography of each of our Class I directors being nominated for election at the Annual Meeting:

M. William Benedetto has been a director of the Company since December 2011 and Lead Director since July 2014. He serves as the Chairman of our Audit Committee and is a member of our Compensation Committee and Governance and Nominating Committee. Mr. Benedetto is a co-founder and retired chairman emeritus of The Benedetto Gartland Group, a boutique investment bank founded in 1988 that specializes in raising equity capital for private equity firms and providing other investment banking services. From 1983 to 1988, Mr. Benedetto served as executive vice president, director and manager of Dean Witter Reynolds, Inc.’s Investment Banking Division. From 1980 to 1983, Mr. Benedetto served as head of corporate finance for Warburg, Paribas Becker, and previously Mr. Benedetto served as an executive in the financial services industry since 1978. Mr. Benedetto was lead director of Donna Karan International from 1996 to 2001 and chaired its audit and compensation committees. Mr. Benedetto was a member of the board of directors of Georgetown University, as well as the chairman of its board of regents until June 30, 2010, and is currently a director of FidelisCare, a non-for-profit healthcare insurance company.

Mr. Benedetto has a strong financial background and significant experience as an executive in the financial services industry. We believe that these factors along with his prior public-company board experience (including his prior role as audit committee and compensation committee chairman) qualify Mr. Benedetto to serve as a member of our Board of Directors.

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Stephen F. Reitman has been a director of the Company since December 2011. He serves as the Chairman of our Compensation Committee and is a member of our Audit Committee. Mr. Reitman has served on the board of directors of Reitmans (Canada) Limited, a specialty ladies’ wear retailer based in Canada, since 1984. From 1984 until June 2010, Mr. Reitman served as Executive Vice President and Chief Operating Officer of Reitmans (Canada) Limited, and in June 2010 he was appointed President and Chief Operating Officer and currently serves as President. Mr. Reitman also currently serves on the board of directors of Simone Perele Canada Ltd., a wholly owned subsidiary of Simone Perele S.A.

Mr. Reitman has strong retail operations experience and extensive experience as an executive in the retail industry. We believe that Mr. Reitman’s in-depth knowledge of our industry qualifies him to serve as a member of our Board of Directors.

Jean Tomlin has been a director of the Company since March 2013. She is a member of our Compensation Committee and Governance and Nominating Committee. From 2006 through the end of March 2013, Ms. Tomlin served as Director of Human Resources of the London Organising Committee of the Olympic and Paralympic Games. Previously, she was the Director of Human Resources of Marks & Spencer plc, a major British retailer. Ms. Tomlin also spent 15 years at Prudential plc and nine years at Ford Motor Company in the UK in various human resources management positions. Currently, Ms. Tomlin also serves as a director of J. Sainsbury plc, the UK’s third-largest food retailer and grocery store operator.

Ms. Tomlin has extensive management experience in human resources. We believe that her unique insight into human resources matters will be instrumental as we continue to grow our organization and qualifies Ms. Tomlin to serve as a member of our Board of Directors.

Our Board of Directors has no reason to believe that any of the nominees listed above would be unable to serve as a director of the Company. If, however, any nominee were to become unable to serve as a director, the proxy holders will have discretionary authority to vote for a substitute nominee.

Vote Required and Board Recommendation

If a quorum is present, directors are elected by the affirmative vote of a simple majority of the votes of the ordinary shares entitled to vote that are present at the Annual Meeting and voted. Ordinary shares that constitute broker non-votes are not considered entitled to vote on Proposal No. 1 and will not affect the outcome of this matter, assuming a quorum is obtained. Abstentions will have the same effect as a vote “AGAINST” this proposal.

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Our Board of Directors unanimously recommends a vote “FOR” the election of the three Class I director nominees named above. Unless contrary voting instructions are provided, the persons named as proxies will vote “FOR” the election of M. William Benedetto, Stephen Reitman and Jean Tomlin to hold office as directors until the 2018 annual meeting of shareholders and until the election and qualification of their respective successors in office.

Continuing Directors

Class II Directors for Election at the 2016 Annual Meeting

Michael Kors is Chief Creative Officer, Honorary Chairman and a director of the Company. Mr. Kors studied fashion design at the Fashion Institute of Technology in Manhattan and in 1981 created what has become an enduring and iconic luxury lifestyle empire with a distinctive point of view and global reach. He held his first runway show in 1984 for the Michael Kors fall collection and he has successfully built our Company into a global luxury lifestyle brand. Mr. Kors has been the recipient of numerous industry awards, including the CFDA Womenswear Designer of the Year in 1999 and Menswear Designer of the Year in 2003. Amongst his other accolades, Mr. Kors has also been awarded The Accessories Council ACE Award for Designer of the Year in 2006 and Fashion Group International’s Star Honoree at its annual Night of Stars Awards in 2009. In 2010, the CFDA acknowledged Mr. Kors with their most prestigious honor, the Lifetime Achievement Award. He also received the Award of Courage from the American Foundation for AIDS Research (amfAR) in 2011. In addition to all of these accomplishments, from 1998 to 2004 Mr. Kors also served as creative director of Celine, the French luxury brand.

Mr. Kors is a renowned, award winning designer and is instrumental in defining our brand and designing our collections. His unique role as our founder, Chief Creative Officer and the namesake behind our brand provides our Board of Directors with valuable leadership and insight into our design, marketing and publicity strategy. We believe that these factors taken together with Mr. Kors’ more than 30 years’ experience in the fashion industry make him uniquely qualified to serve as a member of our Board of Directors.

Judy Gibbons has been a director of the Company since November 2012. She serves as a member of our Audit Committee and our Compensation Committee. From 2005 until 2010, Ms. Gibbons was employed by Accel Partners in Europe as a venture partner and board member, focusing primarily on early stage equity investments across mobile applications, digital advertising, e-commerce and social media. Prior to joining Accel Partners, Ms. Gibbons was Corporate Vice President at Microsoft where she spent ten years in international leadership roles in the company’s Internet division. Previously she has held senior positions at Apple Inc. and Hewlett Packard. Ms. Gibbons currently serves as a non-executive director of Hammerson plc and Guardian Media Group plc. She is also a director of Virgin Money Giving, a not-for-profit company within the Virgin Group.

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Ms. Gibbons has over 25 years’ experience in software, Internet, digital media, e-commerce and mobile technologies. We believe that her experience as a business leader and her strategic and operational knowledge of digital media, e-commerce and technology is beneficial as we continue to build our brand and qualify Ms. Gibbons to serve as a member of our Board of Directors.

Jane Thompson has been a director of the Company since January 2015. She serves as a member of our Governance and Nominating Committee. From 2003 to 2007, Ms. Thompson held various senior roles at Match.com LLC, including as Senior Vice President and General Manager, North America. From 2007 to 2009, Ms. Thompson was Managing Director, International at IAC/InterActiveCorp (NASDAQ: IACI), a leading interactive media and Internet company. Ms. Thompson is currently Co-Founder and Director of The Fusion Labs, a UK-based digital marketing and e-commerce company, which operates a network of niche e-commerce sites. She also serves as Chairman of Mysinglefriend.com and as a director of Listcorp.com. Ms. Thompson previously worked as a management consultant at Bain & Company in London and holds a MBA from the Wharton School of the University of Pennsylvania.

Ms. Thompson has over 10 years’ experience in e-commerce, digital marketing and technology. Her expertise in these areas, particularly as it relates to customer relationship management (CRM), provides the Board invaluable insights and qualifies Ms. Thompson to serve as a member of our Board of Directors.

Class III Directors for Election at the 2017 Annual Meeting

John D. Idol has been the Chairman of the Board of Directors of the Company since September 2011 and the Chief Executive Officer and a director since December 2003. Previously, from July 2001 until July 2003, Mr. Idol served as Chairman and Chief Executive Officer and a director of Kasper ASL, Ltd., whose lines included the Anne Klein brand. Prior to that, from July 1997 until July 2001, Mr. Idol served as Chief Executive Officer and a director of Donna Karan International Inc. Prior thereto, from 1994 until 1997, Mr. Idol served as Ralph Lauren’s Group President and Chief Operating Officer of Product Licensing, Home Collection and Men’s Collection.

As our Chief Executive Officer for over 10 years, Mr. Idol has intimate knowledge of our business operations and strategy. Mr. Idol also has extensive knowledge of sales and marketing, product development, operations, finance and strategy based on his more than 30 years’ experience in the retail industry. We believe that these factors taken together with Mr. Idol’s prior experience as Chairman and Chief Executive Officer of a public-company make him an invaluable member of our Board of Directors.

Ann McLaughlin Korologos has been a director of the Company since March 2013. She serves as the Chair of our Governance and Nominating Committee and is a member of our Compensation Committee. Ms. Korologos is a former U.S. Secretary

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of Labor. She is Chairman Emeritus of The Aspen Institute, a nonprofit organization, and previously served as the Chairman of the Board of Trustees of the RAND Corporation from April 2004 to April 2009. Ms. Korologos has significant public company board experience and currently serves as a director of Kellogg Company, Host Hotels & Resorts, Inc. and Harman International Industries, Inc.

Ms. Korologos possesses particular knowledge and experience in the areas of international markets, marketing, regulatory and government affairs, policy making and corporate governance. We believe that this knowledge and experience, together with her significant public company board and governance experience, qualify Ms. Korologos to serve as a member of our Board of Directors.

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CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, which are available on the Investor Relations page of our website at www.michaelkors.com and in print to any shareholder who requests a copy from our Corporate Secretary. The Corporate Governance Guidelines set forth our corporate governance principles and reflect the governance rules of NYSE listed companies. These Corporate Governance Guidelines address, among other governance matters, Board composition and responsibilities, committees, director compensation, Board and committee self-appraisals, CEO compensation and executive succession planning.

Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics, which is applicable to all of our directors, officers and employees, including our CEO and CFO. A copy of our Code of Business Conduct and Ethics is available on the Investor Relations page of our website at www.michaelkors.com and in print to any shareholder who requests a copy from our Corporate Secretary. Our Code of Business Conduct and Ethics reflects our commitment to a culture of honesty, integrity and accountability and outlines the basic principles and policies with which all directors, officers and employees are expected to comply. We proactively promote ethical behavior and encourage our directors, officers and employees to report violations of the Code of Business Conduct and Ethics, unethical behavior or other concerns either directly or through an anonymous toll-free telephone hotline. We also expect all of our employees (including our executive officers) and our directors to promptly report any potential relationships, actions or transactions, including those involving immediate family members, that reasonably could be expected to give rise to a conflict of interest to their supervisor or the Legal Department. If we amend or waive the Code of Business Conduct and Ethics with respect to any of our directors or our CEO or CFO, we will promptly disclose such amendment or waiver as required by applicable law and the NYSE.

Independence of Board

A majority of our directors and each member of our Audit Committee, Compensation Committee and Governance and Nominating Committee are required to be “independent” within the meaning of the NYSE listing standards and the guidelines for director independence set forth in our Corporate Governance Guidelines. The Governance and Nominating Committee reviews the independence of all members of the Board for purposes of determining which Board members are deemed independent and which are not. The Governance and Nominating Committee and our Board of Directors affirmatively determined that M. William Benedetto, Judy Gibbons, Ann McLaughlin Korologos, Stephen Reitman, Jane Thompson and Jean Tomlin are each independent.

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Committees of the Board

Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Governance and Nominating Committee. The following table sets forth the members of each committee during Fiscal 2015:

	AUDIT COMMITTEE	COMPENSATION COMMITTEE	GOVERNANCE AND NOMINATING COMMITTEE
M. William Benedetto L

Judy Gibbons

Ann McLaughlin Korologos

Stephen F. Reitman

Jane Thompson(1)

Jean Tomlin

Chairperson             Member             Financial Expert              Lead Director L

(1)   Appointed to the Governance and Nominating Committee on January 27, 2015.

Audit Committee

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to (i) the accounting and financial reporting processes of the Company and the related internal controls, including the integrity of the financial statements and other financial information of the Company; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; (iv) the audit of the Company’s financial statements; (v) the performance of the Company’s internal audit function and the independent auditor; and (vi) such other matters mandated by applicable law or NYSE rules.

In carrying out these responsibilities, the Audit Committee, among other things:

•	Selects, determines compensation, evaluates and, where appropriate, replaces the independent auditor;

•	Approves all audit engagement fees and terms and all non-audit engagements with the independent auditor;

•	Evaluates annually the performance of the independent auditor and the lead audit partner;

•	Reviews annual audited and quarterly unaudited financial statements with management and the independent auditor;

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•	Reviews reports and recommendations of the independent auditor;

•

Reviews the scope and plan of work to be done by the internal audit group and annually reviews the performance of the internal audit group and the appointment, replacement and compensation of the person responsible for the Company’s internal audit function;

•	Reviews management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent auditor’s related attestation;

•	Oversees the Company’s risk assessment and risk management policies, procedures and practices;

•	Establishes procedures for receiving and responding to complaints regarding accounting, internal accounting controls or auditing matters;

•	Reviews, and if appropriate, approves related person transactions; and

•	Evaluates its own performance annually and reports regularly to the Board.

A complete copy of the Audit Committee Charter is available on the Investor Relations page of our website at www.michaelkors.com.

The Board of Directors has determined that each member of the Audit Committee satisfies the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the NYSE rules, and that each member of the Audit Committee is financially literate. Furthermore, the Board of Directors has determined that Mr. Benedetto qualifies as an “audit committee financial expert” under the rules of the SEC implementing Section 407 of the Sarbanes-Oxley Act of 2002.

Compensation Committee

The Compensation Committee has direct responsibility for the compensation of the Company’s executive officers, including the CEO, and for incentive compensation and equity-based plans.

In carrying out these responsibilities, the Compensation Committee, among other things:

•	Reviews the Company’s compensation strategy to ensure it is appropriate;

•

Reviews and approves the corporate goals and objectives of the Company’s Chief Creative Officer and CEO, evaluates the performance of these executives in light of those goals and objectives and, either as a committee

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or together with the other independent directors (as directed by the Board), determines and approves their compensation level, perquisites and other benefits based on this evaluation;

•	Recommends and sets appropriate compensation levels for the Company’s named executive officers;

•	Evaluates the potential risks associated with the Company’s compensation policies and practices;

•

Reviews, evaluates and makes recommendations to the Board with respect to incentive compensation plans, equity-based plans and director compensation, and is primarily responsible for setting performance targets under annual bonus and long-term incentive compensation plans and certifying the achievement level of any such performance targets;

•

Reviews our annual equity share usage rate and aggregate long-term incentive grant value on a regular basis to ensure that the dilutive and earnings impact of equity compensation remains appropriate, affordable and competitive;

•	Retains (or terminates) consultants to assist in the evaluation of director and executive officer compensation; and

•	Evaluates its own performance annually and reports regularly to the Board.

A complete copy of the Compensation Committee Charter is available on the Investor Relations page of our website at www.michaelkors.com.

No person who served as a member of our Compensation Committee during Fiscal 2015 has served as one of our officers or employees or has any relationship requiring disclosure under Item 404 of Regulation S-K (“Regulation S-K”) of the Securities Act of 1933, as amended (the “Securities Act”). None of our executive officers serves as a member of the board of directors or as a member of a compensation committee of any other company that has an executive officer serving as a member of our Board or our Compensation Committee.

Governance and Nominating Committee

The purpose of the Governance and Nominating Committee is to perform, or assist the Board in performing, the duties of the Board relating to: (i) identification and nomination of directors; (ii) areas of corporate governance; (iii) succession planning for the CEO and other members of senior management; (iv) annual performance evaluations of the Board and the committees of the Board; and (v) the other duties and responsibilities set forth in its charter.

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In carrying out these responsibilities, the Governance and Nominating Committee, among other things:

•	Reviews Board and committee composition and size;

•	Identifies candidates qualified to serve as directors;

•	Assists the Board in determining whether individual directors have material relationships with the Company that may interfere with their independence;

•	Establishes procedures for the Governance and Nominating Committee to exercise oversight of the evaluation of senior management;

•	Reviews and discusses management succession and makes recommendations to the Board with respect to potential successors to the CEO and other members of senior management;

•	Reviews and assesses the adequacy of the Company’s Corporate Governance Guidelines;

•	Reviews policies and practices of the Company and monitors compliance in the areas of corporate governance; and

•	Evaluates its own performance annually and reports regularly to the Board.

A complete copy of the Governance and Nominating Committee Charter is available on the Investor Relations page of our website at www.michaelkors.com.

Board and Committee Meeting Attendance

Our Board of Directors held five meetings and each of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee held four meetings in Fiscal 2015. During Fiscal 2015, each of our directors attended at least 75% of the total number of meetings of our Board of Directors and all of the committees of our Board of Directors on which such director served during the fiscal year. All of our non-employee directors are invited to attend all committee meetings. The Board of Directors and its committees also act from time to time by written consent in lieu of meetings. Directors are encouraged (but not required) to attend our annual meeting of shareholders. John D. Idol, M. William Benedetto, Judy Gibbons, Ann Korologos and Jean Tomlin attended our annual meeting of shareholders held in 2014.

Executive Sessions

Pursuant to our Corporate Governance Guidelines, the Board is required to meet at least quarterly in executive session without management directors or any members of

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management, whether or not they are directors, present. Our Lead Director, M. William Benedetto, presides over executive sessions of the Board of Directors.

Director Nomination Process and Elections; Board Diversity

The Governance and Nominating Committee is responsible for, among other things, identifying individuals qualified to become members of the Board in a manner consistent with the criteria approved by the Board. The Corporate Governance Guidelines set forth qualifications and criteria for our directors. The Board of Directors seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. We do not have a formal policy on diversity, but the Governance and Nominating Committee and the Board will assess an individual’s independence, diversity, age, skills and experience in the context of the needs of the Board.

The Governance and Nominating Committee will consider candidates recommended by our officers and directors, including our Chairman and CEO, employees and others. In addition, the Governance and Nominating Committee may engage third-party search firms to identify qualified director candidates. When identifying and evaluating candidates, the Governance and Nominating Committee determines whether there are any evolving needs of the Board that require an expert in a particular field. The Chair of the Governance and Nominating Committee and some or all of the members of the Board of Directors (including the Chairman and CEO) will interview potential candidates that the Governance and Nominating Committee deems appropriate. The Governance and Nominating Committee will listen to feedback received from those directors that had the opportunity to meet with the potential candidate. If the Governance and Nominating Committee deems appropriate, it will recommend the nomination of the candidate to the full Board for approval.

The Governance and Nominating Committee will also consider candidates proposed by shareholders of the Company and all candidates will be evaluated in the same manner regardless of the source of such nomination so long as shareholder nominations are properly submitted to us. Shareholders wishing to recommend persons for consideration by the Governance and Nominating Committee as nominees for election to the Board must do so in accordance the procedures set forth in “Proposals of Shareholders for the 2016 Annual Meeting” and in compliance with our Memorandum.

In accordance with the Memorandum, directors must be elected by the affirmative vote of a simple majority of the votes of the ordinary shares entitled to vote that are present at the meeting and voted. In the event an incumbent director fails to receive a simple majority of the votes in an uncontested election, such incumbent director is required to tender a resignation letter in accordance with the Company’s Corporate Governance Guidelines. The Governance and Nominating Committee will then make a recommendation to the Board as to whether to accept or reject the resignation or

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whether such other action should be taken. The Board will act on the resignation, taking into account the Governance and Nominating Committee’s recommendation, and publicly disclose its decision regarding the resignation within 90 days following certification of the election results. The Governance and Nominating Committee, in making its recommendation, may consider any factors and other information that it considers appropriate and relevant, including, without limitation, the stated reasons why shareholders voted “against” such director, the director’s length of service and qualifications, the director’s contributions to the Company, compliance with applicable NYSE rules and listing standards and the Corporate Governance Guidelines. The incumbent director will remain active and engage in Board activities while the Governance and Nominating Committee and the Board decide whether to accept or reject such resignation or take other action, but the incumbent director will not participate in deliberations by the Governance and Nominating Committee or the Board regarding whether to accept or reject the director’s resignation.

Board Leadership Structure; Lead Independent Director

John D. Idol, our CEO, has been the Chairman of our Board of Directors since shortly before our initial public offering in December 2011 (the “IPO”). The Board believes that the Company can most effectively execute its business plans and strategy and drive value for shareholders if Mr. Idol, who has intimate knowledge of our business operations and strategy and extensive experience in the retail industry, serves the combined role of Chairman and CEO. A combined Chairman and CEO serves as a bridge between the Board and management and provides our Board and Company with unified leadership. The Board believes that Mr. Idol’s unified leadership enables us to better communicate our vision and strategy clearly and consistently across our organization and to customers and shareholders.

In July 2014, the Board appointed M. William Benedetto, our Audit Committee Chairman, as Lead Director in order to provide for strong and independent leadership on the Board. As Lead Director, Mr. Benedetto: (i) presides at meetings of the Board in the absence of, or upon the request of, the Chairman, including executive sessions of the non-management directors; (ii) serves as principle liaison to facilitate communications between the other directors and the Chairman, without inhibiting direct communications between the Chairman and the other directors; (iii) consults with the Chairman in the preparation of the annual Board meeting schedule and in determining the need for special meetings of the Board; (iv) suggests to the Chairman agenda items for meetings of the Board and approves the agenda as well as the substance and timeliness of information sent to the Board; (v) calls meetings of the non-management directors when necessary and appropriate; (vi) leads the evaluation process and provides feedback to the Chief Executive Officer in consultation with the Chair of the Compensation Committee; (vii) serves as the liaison to shareholders who request direct communications with the Board; (viii) performs such other duties as the Board may from time to time delegate; and (ix) assists in optimizing the effectiveness of the Board and ensures that it operates independently of management.

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In addition to the active and independent leadership that the Lead Director brings to the Board, the independent chairs of each of our standing committees provide leadership for matters under the jurisdiction of their respective committees.

Risk Oversight

Our management is responsible for understanding and managing the risks that we face in our business, and the Board of Directors is responsible for overseeing management’s overall approach to risk management. The Board has an active role, as a whole and also at the committee level, in overseeing management of our risks to ensure our risk management policies are consistent with our corporate strategy. The Board regularly reviews the major strategic, operational, financial and legal risks facing the Company as well as potential options for mitigating these risks.

The Board has delegated to its committees responsibilities for elements of the Company’s risk management program that relate specifically to matters within the scope of such committee’s duties and responsibilities. The Audit Committee is responsible for the oversight of accounting, auditing and financial related risks. The Governance and Nominating Committee manages risks associated with the independence of the Board, potential conflicts of interest and succession planning. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Compensation Committee periodically reviews the various design elements of our compensation program to determine whether any of its aspects encourage excessive or inappropriate risk-taking. See “Compensation Committee Risk Assessment.” While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about those risks.

Communications with the Board and the Audit Committee

Shareholders and interested parties may contact any of the Company’s directors, including the Chairman, the non-management directors as a group, the Lead Director, the chair of any committee of the Board of Directors or any committee of the Board by writing them as follows:

Michael Kors Holdings Limited

33 Kingsway

London, United Kingdom

WC2B 6UF

Attn: Corporate Secretary

Concerns relating to accounting, internal controls or auditing matters should be communicated to the Company through the Corporate Secretary and such matters will be handled in accordance with the procedures established by the Audit Committee. Any concerns may be reported anonymously.

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Required Certifications

The Company has filed with the SEC, as an exhibit to its most recently filed Annual Report on Form 10-K, the certifications required by its Chief Executive Officer and Chief Financial Officer under the Sarbanes-Oxley Act of 2002. The Company has also timely submitted to the NYSE the Section 303A Annual CEO Certification for the prior fiscal year, and such certification was submitted without any qualifications.

Executive Officers

The following table sets forth information regarding each of our executive officers as of the date of this Proxy Statement:

Name	Age	Position
Michael Kors(1)	55	Honorary Chairman and Chief Creative Officer
John D. Idol(2)	56	Chairman and Chief Executive Officer
Joseph B. Parsons	62	Executive Vice President, Chief Financial Officer, Chief Operating Officer and Treasurer
Pascale Meyran(3)	55	Senior Vice President, Chief Human Resources Officer
Cathy Marie Robinson(4)	47	Senior Vice President, Global Operations
Lee S. Sporn	55	Senior Vice President of Business Affairs, General Counsel

(1)	Biographical information regarding Mr. Kors is set forth under “Proposal No. 1 Election of Directors—Continuing Directors—Class II Directors for Election at the 2016 Annual Meeting.”
(2)	Biographical information regarding Mr. Idol is set forth under “Proposal No. 1 Election of Directors—Continuing Directors—Class III Directors for Election at the 2017 Annual Meeting.”
(3)	Ms. Meyran was appointed as an executive officer of the Company effective September 15, 2014.
(4)	Ms. Robinson was appointed as an executive officer of the Company effective May 12, 2014.

Joseph B. Parsons is the Executive Vice President, Chief Financial Officer, Chief Operating Officer and Treasurer of Michael Kors and has been with the Company since January 2004. Previously, from March 2002 until December 2003, Mr. Parsons served as Executive Vice President and Chief Financial Officer of Kasper ASL, Ltd. Prior to that, until October 2001, Mr. Parsons served as Executive Vice President and Chief Financial Officer of Donna Karan International Inc., where he had been employed in various roles since 1993. Prior thereto, Mr. Parsons served as Assistant Controller for Crystal Brands, Inc. from 1989 to 1993. Previously, from 1979 to 1989, Mr. Parsons worked at KPMG, where he began his career.

Pascale Meyran is the Senior Vice President, Chief Human Resources Officer of Michael Kors and has been with the Company since September 2014. Previously, Ms. Meyran was at S.C. Johnson & Son, where she held the position of Senior Vice

21 | MICHAEL KORS	2015 Proxy Statement

President of Global Human Resources from 2010 until she joined the Company. Prior to her 20-year tenure at S.C. Johnson & Son, Ms. Meyran worked in a variety of human resources functions at General Electric.

Cathy Marie Robinson is the Senior Vice President, Global Operations of Michael Kors and has been with the Company since May 2014. Previously from 2012 to 2014, Ms. Robinson was Senior Vice President, Chief Logistics Officer at ToysRUs, and from 2010 to 2012, Ms. Robinson was the Senior Vice President, Supply, Logistics and Customer Experience at The Great Atlantic & Pacific Tea Company (A&P). Prior to that, from 2006 to 2010, she was Senior Vice President, Supply Chain at Smart & Final Stores LLC. Ms. Robinson began her career as a United States Army Logistics Officer and also held various logistics and operations positions at Wal-Mart Stores, Inc.

Lee S. Sporn is the Senior Vice President of Business Affairs, General Counsel of Michael Kors and has been with the Company since December 2003. Previously, from September 2001 until December 2003, Mr. Sporn served as Senior Vice President, General Counsel and Secretary of Kasper ASL, Ltd. Prior to that, until September 2001, Mr. Sporn served as Vice President of Intellectual Property and Associate General Counsel of Polo Ralph Lauren Corp., where he had been employed in various roles since 1990.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our ordinary shares as of June 1, 2015 by:

•	each person known to us to beneficially own more than five percent of our outstanding ordinary shares based solely on our review of SEC filings;

•	each of our named executive officers;

•	each of our directors; and

•	all directors and executive officers as a group

Beneficial ownership is based upon 198,911,994 ordinary shares outstanding as of June 1, 2015, unless otherwise indicated in the footnotes to the table. In addition, ordinary shares issuable upon exercise of share options or other derivative securities that are exercisable currently or will become exercisable within 60 days of June 1, 2015 are deemed outstanding for computing the percentage of the person holding such options or other derivative securities, but are not deemed outstanding for purposes of computing the percentage owned by any other person. All of the ordinary shares listed in the table below are entitled to one vote per share and each of the persons described below has sole voting power and sole investment power with respect to the shares set forth opposite his, her or its name, except as otherwise noted. Unless otherwise indicated, the address of each executive officer named in the table below is c/o Michael Kors (USA), Inc., 11 West 42nd Street, 21st Floor, New York, New York 10036, and the address of each director named in the table below is 33 Kingsway, London, United Kingdom WC2B 6UF.

Beneficial Owner	Ordinary Shares Beneficially Owned	Percent of Ordinary Shares Beneficially Owned
5% or More Shareholder
BlackRock, Inc.(1)	13,463,665	6.8%
Lone Pine Capital LLC(2)	11,075,555	5.6%
The Vanguard Group(3)	10,537,286	5.3%
Named Executive Officers and Directors
Michael Kors(4)	5,261,591	2.6%
John D. Idol(5)	3,377,428	1.7%
Joseph B. Parsons(6)	558,717	*
Pascale Meyran(7)	7,326	*
Cathy Marie Robinson(7)	22,234	*
M. William Benedetto	7,400	*
Judy Gibbons	4,920	*
Ann McLaughlin Korologos	5,019	*
Stephen Reitman	4,000	*
Jane Thompson(8)	—	—
Jean Tomlin	5,019	*
All Executive Officers and Directors as a Group (12 persons)	9,376,386	5.0%

*	Represents beneficial ownership of less than one percent of the Company’s ordinary shares outstanding.

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(1)	Based on the Schedule 13G filed with the SEC by BlackRock, Inc. (“BlackRock”) on February 6, 2015. The mailing address for BlackRock is 55 East 52nd Street, New York, New York 10022.
(2)

Based on Amendment No. 1 to Schedule 13G filed with the SEC by Lone Pine Capital LLC (“Lone Pine Capital”) and Stephen F. Mandel on February 12, 2015. Lone Pine Capital serves as investment manager to Lone Spruce, L.P. (“Lone Spruce”), Lone Cascade, L.P. (“Lone Cascade”), Lone Sierra, L.P. (“Lone Sierra”), Lone Tamarack, L.P. (“Lone Tamarack”), Lone Cypress, Ltd. (“Lone Cypress”), Lone Kauri, Ltd. (“Lone Kauri”), Lone Monterey Master Fund, Ltd. (“Lone Monterey Master Fund”) and Lone Savin Master Fund, Ltd. (“Lone Savin Master Fund,” and together with Lone Spruce, Lone Cascade, Lone Sierra, Lone Tamarack, Lone Cypress, Lone Kauri, Lone Monterey Master Fund and Lone Savin Master Fund, the “Lone Pine Funds”). Mr. Mandel is the managing member of Lone Pine Managing Member LLC, which is the Managing Member of Lone Pine Capital. Lone Pine Capital and Mr. Mandel may be deemed to have shared dispositive power and shared voting power over the ordinary shares held by the Lone Pine Funds. The mailing address for Loan Pine Capital and the Loan Pine Funds is Two Greenwich Plaza, Greenwich, Connecticut 06830.

(3)	Based on the Schedule 13G filed with the SEC by The Vanguard Group (“Vanguard”) on February 11, 2015. The mailing address for Vanguard is 100 Vanguard Blvd, Malvern, Pennsylvania 19355.
(4)

This amount includes (i) 4,242,257 ordinary shares, (ii) 94,763 unvested restricted shares and (iii) 355,137 vested options to purchase ordinary shares held directly by Mr. Kors. This amount also includes 95,000 ordinary shares held by the Kors LePere Foundation and (x) 13,172 ordinary shares, (y) 12,545 unvested restricted shares and (z) 448,717 vested options to purchase ordinary shares held by Mr. Kors’ spouse. Mr. Kors may be deemed to have shared voting and dispositive power over the ordinary shares and other equity interests held by the Kors LePere Foundation and his spouse.

(5)

This amount includes (i) 1,585,102 ordinary shares, (ii) 94,763 unvested restricted shares and (iii) 1,302,563 vested options to purchase ordinary shares held directly by Mr. Idol. This amount also includes 95,000 ordinary shares held by the Idol Family Foundation and 300,000 ordinary shares held by certain grantor retained annuity trusts (“GRATs”) established by Mr. Idol (as grantor) for the benefit of his children. Mr. Idol is not the trustee of the GRATs, but may be deemed to have beneficial ownership over the ordinary shares held by the GRATs.

(6)	This amount includes (i) 15,522 ordinary shares, (ii) 23,983 unvested restricted shares and (iii) 519,212 vested options to purchase ordinary shares held by Mr. Parsons.
(7)	This amount reflects unvested restricted shares.
(8)	Ms. Thompson was appointed to the Board of Directors on January 27, 2015. This amount does not include 1,048 unvested restricted share units granted to Ms. Thompson on February 2, 2015.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than 10% of our ordinary shares to file initial reports of ownership and reports of changes in ownership of our ordinary shares with the SEC. To our knowledge, based solely on our review of the copies of the Section 16(a) reports furnished to us during and with respect to Fiscal 2015 and representations from certain reporting persons, we believe that all reportable transactions during such fiscal year were reported on a timely basis.

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Securities Trading Policy and Hedging

Our named executive officers, directors and certain other employees and related parties are prohibited from trading in Company shares during certain prescribed blackout periods that typically begin two weeks prior to the end of each fiscal quarter and end two days after the public release of our quarterly earnings announcement. We also prohibit all of our employees and directors from engaging in buying stock of the Company on margin, short sales, or buying or selling puts, calls, options or other derivatives in respect of securities of the Company. While we discourage speculative hedging transactions, we do permit long-term hedging transactions that are designed to protect an individual’s investment in Company securities (i.e., the hedge must be for at least 12 months and relate to ordinary shares or equity awards held by the individual) and the individual must first obtain pre-clearance from the Legal Department. To our knowledge, none of our directors, executive officers or other employees nor their related parties have entered into long-term hedging transactions with respect to our securities.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Shareholders Agreement

On July 11, 2011, we entered into a Shareholders Agreement (the “Shareholders Agreement”) with certain of our shareholders, including Sportswear Holdings Limited (an affiliate of our former directors Silas K.F. Chou and Lawrence S. Stroll), Michael Kors and John D. Idol (the “Initial Shareholders”). The Shareholders Agreement contains certain registration rights described below which have remained operative since our IPO.

Subject to certain limitations, any current shareholder or group of current shareholders holding at least 5% of the outstanding ordinary shares held by the parties to the Shareholders Agreement that are not covered by an effective registration statement under the Securities Act (“Registrable Securities”), has the right to demand (a “Demand Right”) that we register under the Securities Act all or a portion of such shareholder or shareholders’ Registrable Securities at our expense (a “Demand Registration”). The Initial Shareholders are collectively entitled to exercise five Demand Rights, and the preference share investors are collectively entitled to exercise one Demand Right. In each case, the shareholders exercising the Demand Right must request the registration of Registrable Securities with an aggregate estimated market value of at least $40,000,000. Upon the exercise of a Demand Right, we must notify our other current shareholders that are party to the Shareholder Agreement, and they may exercise piggyback registration rights with respect to the Demand Registration.

In addition to Demand Rights, if we propose to register any of our shares under the Securities Act either for our own account or for the account of others, we must give prompt notice to each of our current shareholders that are party to the Shareholders Agreement of our intent to do so and the number and class of shares to be registered (a “Piggyback Notice”), and each such shareholder will have piggyback registration rights and will be entitled to include any part of its Registrable Securities in such registration, subject to certain exceptions.

Finally, if we are eligible to use a shelf registration statement on Form S-3 or Form F-3 in connection with a secondary public offering of our ordinary shares, any current shareholder or group of current shareholders holding at least 4% of the ordinary shares that were outstanding as of the date of the Shareholders Agreement, will be entitled to unlimited demand registrations, subject to certain limitations, including, among others, that such shareholders must propose to sell Registrable Securities at an aggregate price to the public (net of any underwriters’ discounts or commissions) of at least $20,000,000. Following the filing of a shelf registration statement on Form S-3 or F-3, the holders of a majority of the Registrable Securities included therein may initiate a shelf take-down offering, and we must use our reasonable best efforts to effect an amendment or supplement to such shelf registration statement for such offering.

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The registration rights described above are subject to customary limitations and exceptions, including our right to withdraw or defer a registration in certain circumstances and certain cutbacks by the underwriters if marketing factors require a limitation on the number of shares to be underwritten in a proposed offering.

In connection with the potential registrations described above, we have agreed to indemnify our current shareholders that are a party to the Shareholders Agreement against certain liabilities. In addition, we will bear all fees, costs and expenses associated with such registrations, excluding underwriting discounts and commissions and similar brokers’ fees, transfer taxes and certain costs of more than one counsel for all of the selling shareholders in an offering.

Under the Shareholders Agreement, Sportswear Holdings Limited exercised its registration rights to cause us to file the registration statement relating to our IPO, the registration statement filed in connection with our March 2012 secondary offering, the registration statement filed in connection with our August 2012 secondary offering, the shelf registration statement filed in connection with our February 2013 secondary offering and the shelf registration statement filed in connection with our September 2014 secondary offering. Accordingly, there are no more Demand Rights available under the Shareholders Agreement. Pursuant to the Shareholders Agreement, Messrs. Kors and Idol will continue to have piggy back registration rights, subject to certain exceptions, if we propose to register any of our shares under the Securities Act.

Michael Kors Far East Holdings Limited

For the fiscal year ended March 28, 2015, Sportswear Holdings Limited (an affiliate of our former directors Silas K.F. Chou and Lawrence S. Stroll), Michael Kors and John D. Idol owned 63.4%, 14.3% and 8.1%, respectively, of the ordinary shares of Michael Kors Far East Holdings Limited (“Far East Holdings”). On April 1, 2011, we entered into agreements (the “Far East Licensing Agreements”) with certain subsidiaries of Far East Holdings (the “Licensees”) pursuant to which the Licensees have certain exclusive rights within China, Hong Kong, Macau and Taiwan, and rights of first refusal to expand to other territories across Asia, to import, sell, distribute, advertise and promote apparel, footwear and accessories, excluding eyewear, watches and fragrance and personal care products, bearing our “Michael Kors” and “MICHAEL Michael Kors” trademarks and to own and operate free-standing retail stores bearing our “Michael Kors” trademark. The Far East Licensing Agreements expire on March 31, 2041, and we may terminate them at certain intervals if certain minimum sale benchmarks are not met. Under the Far East Licensing Agreements, net sales of licensed products by the Licensees for Fiscal 2015 totaled approximately $103.7 million, and the royalty earned by us under the Far East Licensing Agreements in Fiscal 2015 was approximately $4.7 million. In addition, we sell inventory to the Licensees through our wholesale segment. In Fiscal 2015, total net wholesale sales from us to the Licensees were approximately $35.3 million.

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Any issuance or transfer of an equity interest in Far East Holdings or any of its subsidiaries is subject to our right of first refusal, except for the following issuances: (i) issuances to Far East Holdings’ existing shareholders and their affiliates so long as Sportswear Holdings Limited and its affiliates retain a majority interest in Far East Holdings; (ii) issuances to third parties for bona fide business financing purposes so long as such third parties agree to be bound by our right of first refusal; (iii) issuances pursuant to employee stock plans; (iv) issuances in connection with a bona fide business acquisition; (v) issuances to vendors, lenders, lessors and other similar persons; and (vi) issuances pursuant to stock splits, stock dividends and other recapitalizations. In addition, in the event that Far East Holdings or any of its subsidiaries proposes to consummate an initial public offering, we have the right to purchase the proposed listing entity based on its total market capitalization upon consummation of the initial public offering, as determined by a mutually agreed, internationally recognized investment bank.

Other Relationships

Lance LePere is the Executive Vice President—Creative Director—Women’s Design of Michael Kors (USA), Inc. Mr. LePere is the spouse of Michael Kors, our Honorary Chairman and Chief Creative Officer. In Fiscal 2015, Mr. LePere’s total compensation (including equity compensation) was approximately $1.4 million.

On October 24, 2014, the Company purchased an aircraft for $16.5 million from Lawrence S. Stroll, our former director who resigned from the Board on September 10, 2014. The purchase price was the fair market value of the aircraft at the purchase date and was no less favorable to the Company than it would have received in an arm’s-length transaction. The aircraft was purchased for purposes of business travel for the Company’s directors and executive officers. Prior to the purchase of a Company aircraft, from time to time, Sportswear Holdings Limited or its affiliates had provided a plane for purposes of business travel for the directors and officers of the Company. During Fiscal 2015, we paid approximately $1.4 million for the use of aircrafts owned by Sportswear Holdings Limited or its affiliates. In addition, the Company or its CEO had previously arranged a plane owned by Sportswear Holdings Limited or its affiliates to be used for the Company’s directors and officers for business travel. To the extent our CEO entered into such an arrangement for business travel, we would reimburse him for the actual market price paid for the use of such plane.

We routinely purchase knitwear from a manufacturer affiliated with Silas K. F. Chou, our former director who resigned from the Board on September 10, 2014, and members of his family. Purchases by the Company from this manufacturer totaled approximately $9.1 million in Fiscal 2015.

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Related Person Transactions Policies and Procedures

We have adopted a written Related Person Transactions Policy (the “Related Person Policy”), which sets forth our policy with respect to the review, approval and ratification of certain related party transactions by our Audit Committee. In accordance with the Related Person Policy, our Audit Committee has overall responsibility for the implementation of and compliance with the Related Person Policy.

For the purposes of the Related Person Policy, a “related party transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeds $120,000 and in which any related party (as defined in the Related Person Policy) had, has or will have a direct or indirect material interest. A “related party transaction” does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from that employment relationship that has been reviewed and approved by our Board of Directors or Compensation Committee.

The Related Person Policy requires that notice of a proposed related party transaction be provided to our Legal Department prior to entering into such transaction. If our Legal Department determines that such transaction is a related party transaction, the proposed transaction will be submitted to our Audit Committee for consideration at its next meeting. Under the Related Person Policy, our Audit Committee may approve only those related party transactions that are in, or not inconsistent with, our best interests. In the event that we become aware of a related party transaction that has not been previously reviewed, approved or ratified under the Related Person Policy and that is ongoing or has been completed, the transaction will be submitted to the Audit Committee so that it may determine whether to ratify, rescind or terminate the related party transaction.

The Related Person Policy also provides that our Audit Committee review certain previously approved or ratified related party transactions that are ongoing to determine whether the related party transaction remains in our best interests and the best interests of our shareholders. Additionally, we also make periodic inquiries of executive officers and directors with respect to any potential related party transaction of which they may be a party or of which they may be aware (including through annual director and officer questionnaires).

AUDIT COMMITTEE REPORT

The role of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to the accounting and financial reporting processes of the Company and the related internal controls. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements. The Company’s independent registered public accounting firm is responsible for auditing the consolidated financial statements and expressing an

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opinion on the fair presentation of those financial statements in conformity with accounting principles generally accepted in the United States, performing reviews of the unaudited quarterly financial statements and auditing and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee has the sole authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm.

During Fiscal 2015, the Audit Committee met and held discussions with management, the internal auditor and the independent registered public accounting firm and met independently as a committee. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has reviewed and discussed the consolidated financial statements as of and for the fiscal year ended March 28, 2015 with management and the independent registered public accounting firm. These discussions included a review of the reasonableness of significant judgments, the quality, not just acceptability, of the Company’s accounting principles, and such other matters as are required to be discussed with the Audit Committee. In addition, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the adequacy and effectiveness of the Company’s financial reporting procedures, disclosure controls and procedures, and internal control over financial reporting, including the respective reports of management and the independent registered public accounting firm on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee discussed with the independent registered public accounting firm all matters required to be discussed by the standards established by the Public Company Oversight Board (United States) as well as the firm’s independence.

In performing its functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management, internal audit group and independent registered public accounting firm. In reliance on the reviews and discussions referred to above, and the receipt of the unqualified opinions from Ernst & Young LLP dated May 27, 2015, with respect to the consolidated financial statements of the Company as of and for the fiscal year ended March 28, 2015, and with respect to the effectiveness of the Company’s internal control over financial reporting, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 28, 2015, for filing with the Securities and Exchange Commission.

Audit Committee

M. William Benedetto (Chair)

Judy Gibbons

Stephen F. Reitman

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PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm to audit the financial statements of the Company and its subsidiaries for the fiscal year ending April 2, 2016. EY has served as the Company’s independent registered public accounting firm since the fiscal year beginning March 31, 2013 (“Fiscal 2014”). A resolution will be presented to our shareholders at the Annual Meeting to ratify EY’s appointment.

Independent Auditor Fees

The fees rendered by EY for Fiscal 2014 and Fiscal 2015 were as follows (in thousands):

	Fiscal 2014	Fiscal 2015
Audit Fees	$1,566	$2,050.3
Audit-Related Fees	$ —	$5
Tax Fees	$ —	$30,000
All Other Fees	$4	$4

Audit Fees

Audit fees for Fiscal 2014 and Fiscal 2015 consist of fees related to the integrated audit of the consolidated financial statements of the Company, including quarterly reviews and statutory audits of foreign subsidiaries as well as accounting consultations and other audit services.

Audit-Related Fees

There were no audit-related fees for Fiscal 2014. Audit-related fees for Fiscal 2015 consist of fees related to the performance of due diligence in connection with our acquisition of our licensee in South Korea.

Tax Fees

There were no tax fees for Fiscal 2014. Tax fees for Fiscal 2015 consist of fees for tax compliance services.

Other Fees

Other fees for Fiscal 2014 and Fiscal 2015 represents fees for EY’s online research tool.

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Pre-Approval Policies and Procedures

It is the policy of the Audit Committee to pre-approve all services, audit and non-audit, to be provided to the Company by its independent registered public accounting firm. Under the policy, the Audit Committee is generally required to pre-approve the provision by the Company’s independent registered public accounting firm of specific audit, audit-related, tax and other non-audit services, subject to the fee limits established from time to time by the Audit Committee, as being consistent with auditor independence.

All services provided by EY, as our independent registered public accounting firm for Fiscal 2014 and Fiscal 2015, were pre-approved by the Audit Committee.

Representatives of EY are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement and will be available to respond to appropriate shareholder questions.

Vote Required and Board Recommendation

Approval of this proposal requires the affirmative vote of a simple majority of the votes of the ordinary shares entitled to vote that are present at the Annual Meeting and are voted, as well as the presence of a quorum representing a majority of all of our outstanding ordinary shares, either in person or by proxy. Ordinary shares that constitute broker non-votes are counted as shares entitled to vote on Proposal No. 2. Abstentions will have the same effect as a vote “AGAINST” this proposal.

Our Board of Directors unanimously recommends a vote “FOR” the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 2, 2016.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis explains our compensation program as it pertains to our Honorary Chairman and Chief Creative Officer, our Chairman and Chief Executive Officer (CEO), our Chief Financial Officer (CFO) and our two other most highly compensated executive officers (referred to collectively as our “named executive officers”) in respect of Fiscal 2015 and includes a discussion of our compensation objectives and philosophy and the material elements of compensation earned by, awarded or paid to, our named executive officers in Fiscal 2015. This section also describes processes we use in reaching compensation decisions and is intended to amplify and provide context for understanding the amounts in the tabular disclosure that follows. For Fiscal 2015, our named executive officers were as follows:

Name	Position
Michael Kors	Honorary Chairman & Chief Creative Officer
John D. Idol	Chairman & Chief Executive Officer
Joseph B. Parsons	Executive Vice President, Chief Financial Officer, Chief Operating Officer & Treasurer
Cathy Marie Robinson	Senior Vice President, Global Operations(1)
Pascale Meyran	Senior Vice President, Chief Human Resources Officer(2)

(1)	Ms. Robinson joined the Company in May 2014.
(2)	Ms. Meyran joined the Company in September 2014.

Executive Summary

Summary of our Performance and How It Impacted Compensation

Fiscal 2015 was another year of strong performance for the Company, with both sales and earnings growth in excess of 30%. A summary of our key financial achievements for Fiscal 2015 are set forth below:

	Fiscal 2015 ($ in millions except per share amount)	% Change From Fiscal Year 2014
Total revenue	$ 4,371	32.5%
Operating income	$ 1,257	24.7%
Net income	$ 881	33.2%
Diluted earnings per share	$ 4.28	32.9%

We also continued to make meaningful progress across multiple strategic initiatives as we continue to set the stage for sustainable long-term growth, including:

•    Launch of U.S. e-Commerce business – We successfully launched our global digital e-commerce flagship in the United States;

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•    Continued expansion of retail presence – We expanded our retail presence with the addition of 121 stores, ending the year with 526 Michael Kors stores worldwide. Including licensed locations and concessions there were 728 Michael Kors stores globally. We also completed the expansions of 32 highly productive retail locations globally, which contributed to top line growth;

•    Increased global comparable store sales – Global comparable store sales for the year increased 10.3%;

•    International wholesale development – We continued to further penetrate our wholesale channel with the conversion of 570 wholesale doors to shop-in-shops globally;

•    Increased market share – We expanded our market share in accessories, footwear, ready-to-wear and jewelry; and

•    Strong infrastructure – We enhanced our technology infrastructure to support our global digital strategies and operations and continued to build a strong distribution center infrastructure worldwide to support our growth initiatives.

While we were faced with a number of headwinds in the fourth quarter of Fiscal 2015, overall we experienced strong performance across our segments and geographies. We believe that our Fiscal 2015 results demonstrate the strength of the Michael Kors brand as our luxury products continue to resonate with consumers worldwide.

We reflected our strong performance for Fiscal 2015 in the compensation decisions and pay for our named executive officers as follows:

•	Fiscal 2015 Annual Bonuses: The annual bonus was paid out at the maximum level to our named executive officers; and
•

Equity Grants: New equity awards were approved for each of our named executive officers in fiscal 2016 as a reward for Fiscal 2015 performance. These equity grants were comprised of 20% share options, 40% performance-based restricted share units and 40% restricted share units. For further details, see “—Elements of Executive Compensation—Performance-Based Compensation.”

Executive Compensation Philosophy and Practices

Our executive compensation program reflects our philosophy of compensating our executives, including our named executive officers, in ways that are designed to achieve the following primary goals of:

•	Aligning executives’ interests with those of our shareholders by making a meaningful portion of compensation tied to our financial performance and share price;

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•

Balancing long and short-term focus so our executives are incentivized to drive our high growth business model but also motivated to think long-term, with a significant portion of compensation in the form of equity awards;

•	Attracting, retaining and motivating senior management;

•	Promoting collaborative leadership behavior to maximize the achievement of our financial and strategic goals and objectives; and

•	Rewarding the unique performance, career histories, contributions, and skill sets of each of our named executive officers.

Our primary business objective is to drive sustained increases in shareholder value through ongoing revenue and earnings growth. As such, our compensation structure is centered on a pay for performance philosophy, and this pay for performance focus is designed to align the interests of our executives and our shareholders, motivate our executives to achieve our targeted financial and other performance objectives, and reward them for their achievements when those objectives are met. With these principles in mind, we structure our compensation program as a competitive total pay package, which we believe allows us to attract, retain and motivate executives with the skill and knowledge we require and promote the stability of our management team, which we view as vital to the success of our business. In setting our named executive officer compensation levels, while we do benchmark to a group of selected competitors, we do not target any specific market percentile at our peers because our Compensation Committee believes that compensation of the named executive officers should reflect the overall financial performance of our Company.

Our business strategy and our compensation programs have been designed with these objectives in mind. To help achieve these objectives, a significant portion of our named executive officers’ compensation is at-risk and provided in the form of variable or performance-based compensation. We believe this is appropriate given our named executive officers’ abilities to influence our overall performance and execute our key growth strategies.

Results of 2014 Shareholder Advisory Vote

On July 31, 2014, at the 2014 Annual Meeting of Shareholders, our say on pay proposal passed with approximately 92.4% of the votes cast in favor of our executive compensation program. The Compensation Committee believes the results of last year’s shareholder advisory vote on executive compensation reflects strong shareholder support for our compensation programs and practices.

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Establishing and Evaluating Executive Compensation

Role of the Compensation Committee and our Chief Executive Officer

The Compensation Committee is responsible for reviewing and approving corporate goals and objectives relevant to the compensation of Messrs. Kors and Idol, evaluating the performance of these executives in light of those goals and objectives, and, determining and approving Messrs. Kors’ and Idol’s compensation levels based on this evaluation. With respect to the compensation of our other named executive officers, the Compensation Committee reviews such executive officers’ compensation levels and makes recommendations to the full Board for approval. Mr. Idol also makes recommendations to the Compensation Committee with respect to the compensation levels of such named executive officers.

In connection with recommending and setting appropriate compensation levels for our named executive officers, our Compensation Committee bases its decisions on a number of factors, including performance evaluations of our named executive officers, the experience, potential and nature and scope of responsibility of each executive officer, the terms of executive officer employment agreements, if applicable, and information provided to the Compensation Committee with respect to the compensation of our selected competitors (as discussed below), while also taking into account our performance, strategic goals and objectives and our articulated compensation strategy relative to that of our selected competitors.

Role of the Independent Compensation Consultant

In Fiscal 2015, the Compensation Committee engaged Frederic W. Cook & Co., Inc. (“FWC”) as its independent compensation consultant. FWC provides the Compensation Committee with market data on executive compensation levels and practices at our selected competitors and also advises the Compensation Committee on trends and best practices in the areas of executive compensation and governance, assists the Compensation Committee in its review and evaluation of our compensation policies and practices, reviews our compensation discussion and analysis, and also provides independent advice to our Compensation Committee on director compensation. FWC does not provide, and is prohibited from providing, other services to the Company or our management, except at the direction of the Compensation Committee. We do not have any other relationships with FWC, and the Compensation Committee has determined that FWC is independent and has no conflicts of interest with us. The Compensation Committee has the sole authority to retain or terminate advisors to the Compensation Committee that assist in the evaluation of the compensation of our named executive officers and our directors.

Market Data

One factor considered by the Compensation Committee and management in setting total compensation levels for our named executive officers is market data. Our

36 | MICHAEL KORS	2015 Proxy Statement

Compensation Committee, on behalf of our Board and with the assistance of FWC, reviews compensation levels at select competitor companies of similar size and stage of development operating in the retail accessories and apparel and other related industries to better assess the range of compensation needed to attract, retain and motivate executive talent in our highly competitive industry and to inform and guide compensation decisions.

The Compensation Committee reviewed the compensation levels with respect to all direct pay elements, including salary, cash incentives and equity, at the following 15 companies with similar characteristics to us: namely, retail apparel and/or accessories companies, with a strong consumer brand, high profitability and comparable size (based on revenue, operating income and market capitalization):

Abercrombie & Fitch Co.	Deckers Outdoor Corporation	PVH Corp.

American Eagle Outfitters, Inc.	Fossil Group, Inc.	Ralph Lauren Corporation

ANN INC.	Guess?, Inc.	Tiffany & Co.

Burberry Group	Kate Spade & Co.	Under Armour, Inc.

Coach, Inc.	lululemon athletic inc.	VF Corporation

In addition to looking at compensation levels for the companies listed above as a group, the Compensation Committee, in consultation with FWC, also reviewed financial information and market compensation information for executives with comparable positions or status to our named executive officers at a more focused subset of the above selected competitor group consisting solely of global accessible luxury and lifestyle brand companies; namely, Abercrombie & Fitch Co., ANN INC., Burberry Group, Coach, Inc., Guess?, Inc., lululemon athletica inc. and Ralph Lauren Corporation.

Elements of Executive Compensation

The principal components of named executive officer compensation include both fixed and variable (performance-based) elements, with a significant emphasis placed on performance-based compensation. A competitive, fixed level of compensation is designed to attract and retain highly-talented and qualified executives. Performance-based compensation is designed to motivate and reward executives to achieve or exceed financial goals and align the interests of our executives with the interests of our shareholders. With respect to performance-based compensation, the amount of compensation that the executive ultimately earns or is paid varies based on our financial performance or our share price.

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The following charts depict the relationship between the primary elements of our annual total direct compensation mix for Fiscal 2015 for each of our Chief Executive Officer, Chief Creative Officer and Chief Financial Officer. The annual incentive is included at the maximum incentive opportunity for Messrs. Kors and Idol as set forth in their respective employment agreements and reflects the target opportunity for Mr. Parsons. For Fiscal 2015, long-term incentives were comprised 30% of performance-based restricted share units, 35% of restricted shares and 35% of share options, and are based on the grant date fair value as reflected in the Summary Compensation Table and Fiscal 2015 Grants of Plan-Based Awards Table. “All Other Compensation” is as reported in the Summary Compensation Table.

Fixed Compensation

Base Salary

Base salaries for our named executive officers are designed to provide a stable level of minimum compensation to our executives, commensurate with the executive’s role, experience and duties. During Fiscal 2015, Messrs. Kors’ and Idol’s annual base salaries were fixed at $2.5 million pursuant to the terms of their respective prior employment agreements. See “Executive Compensation—Employment Agreements with our Named Executive Officers” below. Except with respect to Messrs. Kors and Idol, the Compensation Committee, on an annual basis, reviews several factors to determine whether any increase in base salary is warranted, including the performance of each other named executive officer, the efforts each has taken on behalf of the Company and expected future contribution, the individual’s experience, responsibilities and performance, our expected financial performance and salaries of similarly situated executives of our selected competitors. None of our named executive officers received any increase in base salary in Fiscal 2015.

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For Fiscal 2015, the base salaries of our named executive officers were as follows:

Named Executive Officer	Fiscal 2015 Base Salary
Michael Kors	$2,500,000
John D. Idol	$2,500,000
Joseph B. Parsons	$600,000
Cathy Marie Robinson	$450,000
Pascale Meyran	$500,000

Performance-Based Compensation

Annual Cash Bonuses

Bonus Program

The second component of executive officer compensation is annual cash incentive bonuses based on Company performance. Tying a portion of total compensation to annual Company performance permits us to adjust the performance measures each year to reflect changing objectives and those that may be of special importance for a particular year. Through this program, we seek to provide an appropriate amount of short-term cash compensation that is variable, at-risk and tied to the achievement of specific and measurable short-term performance goals.

The Michael Kors (USA), Inc. Executive Bonus Program (the “Bonus Plan”), which for fiscal 2016 is a component of Michael Kors Holdings Limited Amended and Restated Omnibus Incentive Plan, is designed to encourage eligible employees, including our named executive officers (other than Michael Kors and John D. Idol), to achieve or exceed our pre-established annual financial performance goals. Pursuant to the Bonus Plan, these named executive officers and certain other eligible employees may be awarded an annual cash bonus based on the attainment of divisional and corporate performance goals for each fiscal year. Prior to the beginning of each fiscal year, we engage in a thorough process to establish the specific performance measures and targets which are then presented to our Compensation Committee for approval. Actual bonuses for all participants in the Bonus Plan are based 30% on overall corporate performance and 70% on divisional performance. The Compensation Committee has the authority to make adjustments to the financial performance goals to omit, among other things, the effect of unbudgeted extraordinary items (including increased expenditures resulting from unanticipated strategic events or due to revenues in excess of budget), unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. This ensures that our executives will not be unduly influenced in their decision-making because they would neither benefit nor be penalized as a result of certain unexpected and uncontrollable or strategic events that may positively or negatively affect the performance metrics in the short-term. Because we believe that the performance of each participant in the Bonus Plan is represented by our results, individual performance is not a factor considered by the Compensation Committee in determining actual bonuses.

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Bonus targets for each named executive officer that participates in the Bonus Plan are fixed percentages of such named executive officer’s base salary based upon the officer’s position. Under the Bonus Plan, participants can earn a bonus opportunity based on the achievement of the performance goal at target, stretch or maximum. For our named executive officers, bonus targets range from 25% to 50% of base salary, and maximum bonus opportunities range from 50% to 100% of base salary.

After our audited financial statements for the fiscal year are completed, the Compensation Committee determines the extent to which our pre-established performance targets have been achieved (reflecting any adjustments approved by the Compensation Committee in accordance with the terms of the Bonus Plan) and, based upon such achievement, recommends that the Board approves an annual cash incentive bonus pool and the amounts payable to the named executive officers participating in the Bonus Plan. Based upon such recommendation, the Board then approves the total bonus pool and the amounts payable to the named executive officers participating in the Bonus Plan.

Messrs. Kors and Idol do not participate in the Bonus Plan and instead, for Fiscal 2015, they were each entitled, pursuant to the terms of their respective employment agreements, to receive an annual bonus in an amount equal to 2.5% of our EBITDA for Fiscal 2015 with a maximum bonus opportunity of $5.0 million. Such bonus, if any, is payable within 30 days of the determination of our EBITDA and at the same time annual cash bonus payments are paid to eligible employees under the Bonus Plan. Messrs. Kors and Idol were paid their maximum $5.0 million bonuses for Fiscal 2015 and have been paid the maximum bonus amounts in recent years because of our strong EBITDA levels.

Fiscal 2015 Annual Bonus Targets and Payout

The corporate performance metric for bonuses for Fiscal 2015 (as determined by the Compensation Committee) was operating income. In Fiscal 2015, the performance goal for payment of awards at target, stretch and maximum was the attainment of operating income of at least $985 million, $1.024 billion and $1.064 billion, respectively. Actual operating income for Fiscal 2015 was approximately $1.257 billion, which exceeded the maximum performance target. At the divisional level, each of our named executive officers that participates in the Bonus Plan is part of a division that constitutes a cost center. For each of these overhead departments, a target budget is set prior to the beginning of the fiscal year. Awards are paid to these executives at target if the target budget is met but not exceeded, at stretch if the division’s total spend for the fiscal year is at least 3% below target and at maximum if the division’s total spend for the fiscal year is at least 6% below target. In Fiscal 2015, the Company incurred increased expenditures in connection with the growth of the Company, and, as permitted by the Bonus Plan, the Compensation Committee made appropriate adjustments to the divisional performance targets on an economic

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equivalent basis without enlargement or dilution of the rights of the Bonus Plan participants. In May 2015, after taking into account the strong operating income of the Company in Fiscal 2015 and the results of the respective named executive officer’s division or divisions, and after giving effect to all relevant Bonus Plan adjustments, and the terms of any employment agreements, the Compensation Committee determined that (1) Mr. Parsons earned a bonus equal to 100% of his maximum bonus opportunity based on the corporate results discussed above and the results of his divisions; and (2) each of Ms. Meyran and Ms. Robinson earned a bonus equal to 100% of their respective maximum bonus opportunities pursuant to the terms of their employment agreements (pro rated from the commencement date of employment, in the case of Ms. Meyran).

In addition, the Compensation Committee determined that each of Messrs. Kors and Idol were entitled to the maximum bonus opportunity set forth in their respective prior employment agreements because EBITDA exceeded $200 million for Fiscal 2015. The Compensation Committee believes that the actual degree of achievement, which exceeded target and our prior fiscal year results, represents strong performance and the payment of bonuses to the named executive officers at levels referenced above is consistent with such performance.

The table below sets forth the target bonus, stretch bonus, and maximum bonus opportunity, and the actual Fiscal 2015 bonus paid for each of our named executive officers:

Named Executive Officer	Target Bonus (%)	Target Bonus ($)	Stretch Bonus (%)	Stretch Bonus ($)	Maximum Bonus (%)	Maximum Bonus ($)	Actual Fiscal 2015 Bonus
Michael Kors(1)	—	—	—	—	—	$5,000,000	$5,000,000
John D. Idol(1)	—	—	—	—	—	$5,000,000	$5,000,000
Joseph B. Parsons	50%	$300,000	75%	$450,000	100%	$600,000	$600,000
Cathy Marie Robinson	25%	$112,500	37.5%	$168,750	50%	$225,000	$225,000	(2)
Pascale Meyran	25%	$125,000	37.5%	$187,500	50%	$250,000	$260,417	(3)

(1)

Pursuant to the terms of their respective prior employment agreements, Messrs. Kors and Idol were entitled to an annual bonus for Fiscal 2015 equal to 2.5% of our EBITDA for such fiscal year with a maximum bonus opportunity of $5.0 million.

(2)	Ms. Robinson commenced employment with the Company on May 12, 2014. Pursuant to the terms of her employment agreement, Ms. Robinson was entitled to the maximum bonus opportunity for Fiscal 2015.
(3)

Ms. Meyran commenced employment with the Company on September 15, 2014. Pursuant to the terms of her employment agreement, Ms. Meyran was entitled to the maximum bonus opportunity for Fiscal 2015 (pro rated from her commencement date). The actual Fiscal 2015 bonus represents a pro rated portion of the maximum bonus opportunity based on the commencement date of her employment with the Company together with a $125,000 signing bonus.

Long-Term Equity-Based Compensation

We believe that equity awards are an important component of our executive compensation program. Equity compensation aligns the interests of our executives

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with the interests of our shareholders, rewards our executives to the extent our share price increases, balances our short-term cash components of compensation, fosters a long-term commitment to us and aids in the retention of senior management in an industry in which the market for talent is highly competitive. Prior to the IPO, executives and other eligible employees were awarded share options pursuant to the Amended and Restated Michael Kors (USA), Inc. Stock Option Plan (the “Option Plan”). In connection with the IPO, the Compensation Committee adopted the Michael Kors Holdings Limited Omnibus Incentive Plan (the “Incentive Plan”) pursuant to which we are permitted to grant awards of non-qualified share options, incentive (qualified) share options, share appreciation rights, restricted shares, restricted share units, other share-based awards, performance compensation awards (including cash bonus awards), other cash-based awards or any combination of the foregoing. At the 2015 Annual Meeting of Shareholders, the Company is seeking approval of the shareholders for the Michael Kors Holdings Limited Amended and Restated Omnibus Incentive Plan. See “Proposal No. 4 Approval of Amended and Restated Omnibus Incentive Plan.”

Equity grants typically occur annually as one of the major elements of compensation of our management team with exceptions for promotions or new hires. Annual equity grants occur in the fiscal year immediately following the performance period (i.e. Fiscal 2015 equity grants represent a reward for fiscal 2014 performance; however, the awards are “at risk” and subject to ongoing vesting conditions). In Fiscal 2015, the awards approved for our named executive officers were as follows:

Named Executive Officer	Share Options	Performance- Based Restricted Share Units(1)	Restricted Shares	Target LTI Value(2)
Michael Kors	89,316	23,822	27,792	$7,500,000
John D. Idol	89,316	23,822	27,792	$7,500,000
Joseph B. Parsons	21,436	5,717	6,670	$1,800,000
Cathy Marie Robinson	—	9,529	22,234	$3,000,000	(3)
Pascale Meyran	23,638	6,280	7,326	$1,500,000	(3)

(1)

See discussion of performance-based restricted share units under “—Equity Awards (Post-IPO)—Performance-Based Restricted Share Units” below. These performance-based restricted share units will cliff vest in June 2017, subject to the satisfaction of the pre-established cumulative net earnings goal for fiscal years 2015-2017 and continued employment through the end of such performance period. The number of units in this column assumes performance-based restricted share units vest at target.

(2)

Reflects estimated target long-term incentive value. See “Executive Compensation—Summary Compensation Table” for the aggregate grant date fair value computed in accordance with Accounting Standards Codification topic 718, “Stock Compensation,” as issued by the Financial Accounting Standards Board (disregarding any forfeiture assumptions).

(3)	Represents an initial equity grant upon hire.

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Generally, in future years, each named executive officer will be considered for an annual equity grant based on a number of factors, including, their position, role, duties, experience, prior performance and expected future contribution and compensation levels. See “—Looking Ahead to Fiscal 2016 Compensation” for a discussion of fiscal 2016 equity grants to our named executive officers as a reward for our financial performance in Fiscal 2015.

Historical Share Options (Pre-IPO)

Prior to the IPO, we granted share options to purchase ordinary shares to our executive officers and other eligible employees pursuant to the terms of the Option Plan. All of the share options granted under the Option Plan are ten-year share options and vest in full at the end of the ten-year term if our shareholder net equity has increased by at least 20% per annum during such ten-year period. However, a portion of each share option is eligible to vest on an accelerated basis over the course of five years with 20% vesting each year if the pre-established annual performance goal for the year has been met, in each case, subject to the grantee’s continued employment through the vesting date. The annual performance goals are tied to annual divisional pre-tax profit as determined by the Board.

Equity Awards (Post-IPO)

Following our IPO, all equity awards issued to our executive officers and other eligible employees have been made pursuant to the terms of the Incentive Plan. Awards granted under the Incentive Plan are subject to the terms and conditions established by the Compensation Committee in the applicable award agreement and need not be the same for each participant. For Fiscal 2015, equity awards to our executive officers were comprised 30% of share options, 35% of performance-based restricted share units and 35% of restricted shares.

Share Options

To date, all share options granted under the Incentive Plan have a term of seven years. Unless otherwise provided in an award agreement, any share option granted under the Incentive Plan becomes vested and exercisable with respect to 25% of the ordinary shares subject to the option on each of the first four anniversaries of the date that the option is granted so long as the participant continues to be employed by or provides services to us on the relevant vesting date.

Restricted Shares

In connection with, and subsequent to, the IPO, we also granted restricted share awards to our executive officers and other eligible employees pursuant to the terms of the Incentive Plan. Restricted shares are ordinary shares that generally are non-transferable and are subject to other restrictions determined by the Compensation Committee for a specified period. Unless otherwise provided in an award agreement,

43 | MICHAEL KORS	2015 Proxy Statement

a participant who receives a restricted share award has all rights of a shareholder, including voting rights and the right to receive distributions, subject to restrictions and risks of forfeiture set forth in the award agreement. Unless otherwise provided in an award agreement, 25% of each restricted share granted under the Incentive Plan vests on each of the first four anniversaries of the date that the restricted share was granted so long as the participant continues to be employed by or provides services to us on the relevant vesting date.

Restricted Share Units

Beginning in the fourth quarter of Fiscal 2015, the Compensation Committee determined that our executive officers and other eligible employees should receive restricted share units (in lieu of future restricted share grants) pursuant to the terms of the Incentive Plan. The purpose of this change is to avoid immediate income tax liability to those participants who receive a grant and are retirement eligible. Previously, only non-employee directors received restricted share units. Unless otherwise provided in an award agreement, 25% of each restricted share unit granted under the Incentive Plan to our executive officers and other eligible employees vests on each of the first four anniversaries of the date that the restricted share unit was granted so long as the participant continues to be employed by or provides services to us on the relevant vesting date, except that restricted share units awarded to our non-employee directors vest on the earlier of the one year anniversary of the date of grant or our annual meeting that occurs in the calendar year following the date of grant (unless the director elects to defer settlement to a later date) and, beginning with fiscal 2016, the vesting of restricted share units granted to Messrs. Kors and Idol are subject to satisfaction of a minimum performance target. See “Executive Compensation—Potential Payments Upon Termination of Employment or Change in Control—Treatment of Long-Term Incentives Upon Termination or Change in Control” and “—Looking Ahead to Fiscal 2016—New Employment Agreements for CEO and CCO.”

Performance-Based Restricted Share Units

Consistent with our pay for performance compensation strategy, a portion of the annual equity grant to our named executive officers is comprised of performance-based restricted share units (referred to as “PRSUs”). The PRSUs will vest only upon achievement of a pre-established cumulative net earnings goal for a period of three years, subject to the individual’s continued employment through the end of the applicable three-year period. The number of ordinary shares earned with respect to such PRSUs will range from 0-150% of the shares originally subject to the award, depending on actual achievement.

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For Fiscal 2015, the PRSUs granted to our named executive officers were for the performance period commencing on March 30, 2014 (the first day of Fiscal 2015) and continuing through April 1, 2017 (the last day of fiscal 2017). The PRSUs will be eligible to vest on the date that the Compensation Committee certifies the results for such performance period based on the extent to which the target cumulative net income of the Company for such performance period, as set forth in the following table, is achieved:

Performance Level	Cumulative Net Income for the Performance Period (in thousands)	% of Target Performance Goal Achieved	% of PRSUs That Will Become Vested On the Vesting Date
Threshold	$ 1,926,774	80%	50%
Target	$ 2,408,467	100%	100%
Maximum	$ 2,649,314	110%	150%

To the extent cumulative net income of the Company during the performance exceeds the threshold level but is less than the target or maximum, the number of PRSUs that will become vested will be calculated using straight line interpolation (rounded to the nearest whole percentage), as determined by the Compensation Committee in its sole discretion. No PRSUs will be earned or become vested if cumulative net income of the Company during the performance period is less than the threshold level and in such event, the PRSUs subject to the award will be automatically forfeited.

We believe that using PRSUs further aligns the interests of our executives with our shareholders with respect to our long-term growth plan while simultaneously aiding in the retention of our key executives in a highly competitive market for talent.

Employee Benefits and Executive Perquisites

We provide our named executive officers with other compensation and benefits that we believe are reasonable, competitive and consistent with our overall executive compensation philosophy and objectives. Our named executive officers generally participate in the same benefit plans that eligible full-time employees in the United States participate in such as medical, dental and vision plans, life insurance, short and long-term disability coverage and matching contributions to a 401(k) plan and are eligible for paid vacation and a merchandise discount on our products.

We also provide certain limited additional perquisites to Messrs. Kors and Idol pursuant to the terms of their respective employment agreements. The costs of these benefits constitute only a small percentage of each of Messrs. Kors’ and Idol’s total compensation. We believe that these benefits generally allow Messrs. Kors and Idol to work more efficiently and facilitate the performance of their duties. We paid premiums of about $24,000 in Fiscal 2015 on the approximately $1,100,000 whole life insurance policy and $500,000 term life insurance policy currently in place on the life of Mr. Kors, both of which policies are owned by Mr. Kors. In addition, we pay

45 | MICHAEL KORS	2015 Proxy Statement

$50,000 in premiums annually for the $5,000,000 whole life insurance policy presently maintained by Mr. Idol. We also provide the use of an automobile and a driver to Messrs. Kors and Idol. These payments are not grossed up for taxes.

See “All Other Compensation” in the Summary Compensation Table and related footnotes for a discussion of all perquisites and other personal benefits provided to our named executive officers.

Severance Protection and Change of Control Benefits

We have employment agreements with each of our named executive officers which specify the terms of employment including certain compensation levels and certain severance benefits. These employment agreements were designed to attract and retain the services of these particular executives and to assure us of the executive’s continued employment. We believe the severance benefits provided, which are the result of negotiations between the parties, are commercially reasonable and typical of the rights afforded to similarly situated executives in other companies of similar size and stage of development operating in the retail accessories and apparel industry.

In addition, all of the equity awards granted to our named executive officers pursuant to our Incentive Plan will be subject to accelerated vesting upon certain terminations of employment occurring within 24 months following a change in control. No named executive officer has any right to receive a tax gross up for any “golden parachute” excise tax imposed under the U.S. Internal Revenue Code.

For a description of the severance protection contained in the named executive officers’ employment agreements and the estimated amounts payable to our named executive officers in the event of termination or a change in control, including details regarding the effect of termination and change in control on outstanding equity awards, see “Executive Compensation—Potential Payments upon Termination of Employment or Change in Control—Treatment of Long-Term Incentives Upon Termination or Change in Control.”

Other Compensation Program Features

Clawback Policy and Recovery of Equity-Based and Cash Awards

Our equity-based awards provide that all vested equity-based awards will be forfeited by our equity plan participants automatically upon a breach by them of any of the post-employment covenants such as any non-competition, employee or customer non-solicitation or non-disclosure obligations to which they are subject. The equity plan participant would be required to forfeit or repay any compensation previously received on exercise or settlement of the award in connection with any such breach. We view this recovery of awards feature as a necessary element of our equity-based program as it deters competitive activities that would likely cause significant harm to our business. In addition, if the equity plan participant receives an amount in excess of what should have been received under the terms of the award due to material

46 | MICHAEL KORS	2015 Proxy Statement

noncompliance by the Company with any financial reporting requirement under the U.S. securities laws, any mistake in calculations or other administrative error, then the award will be cancelled and the individual must promptly repay any excess value to the Company.

In addition, we have a bonus clawback policy which applies to incentive annual cash bonus compensation earned by certain covered employees (including our named executive officers). Under our bonus clawback policy, we may recover all or part of any incentive annual cash bonus compensation awarded or paid to these employees in the event that we determine that our financial results must be restated to correct an accounting error due to material noncompliance with any financial reporting requirements under the U.S. securities laws within three years from the first issuance of such financial results. The second amended and restated employment agreements entered into between us and each of Mr. Kors and Mr. Idol also provide for a clawback of all or part of any incentive annual cash bonus compensation paid or awarded to either of them in the event of a restatement due to material non-compliance with financial reporting requirements. See “Executive Compensation—Employment Agreements with our Named Executive Officers” below.

Certain Tax Matters

Our Compensation Committee’s general policy is that compensation should qualify as tax deductible to the Company for federal income tax purposes whenever possible, to the extent consistent with our overall compensation goals. Under Section 162(m) of the U.S. tax code (“Section 162(m)”), compensation paid to certain of our named executive officers (other than our Chief Financial Officer) in excess of $1 million per year is generally not deductible unless the compensation is “performance-based” as described in the regulations under Section 162(m). From the date of our IPO through the date of the 2015 Annual Meeting of Shareholders, we were permitted a transition period before the provisions of Section 162(m) become applicable to us, although in general we had structured our compensation programs in a manner intended to comply with Section 162(m). For fiscal 2016, we made certain changes to the compensation of our Chief Executive Officer and Chief Creative Officer in order to comply with Section 162(m) because it is a financially responsible action and benefits our shareholders. See “—Looking Ahead to Fiscal 2016—New Employment Agreements with CEO and CCO” below. Of course, we believe it important that our Compensation Committee retains flexibility and authority to adjust compensation as needed to address particular circumstances, or unexpected, unusual or non-recurring events, or to attract and retain key executive talent, even if this results in the payment of non-deductible compensation. Accordingly, our Compensation Committee may make payments that are not fully deductible if, in its judgment, such payments are necessary to achieve our compensation objectives and in the best interests of the Company and its shareholders.

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Accounting Matters

Each element of the compensation paid to our executives is expensed in our financial statements as required by U.S. generally accepted accounting principles. The financial statement impact of various compensation awards is an important factor that the Compensation Committee considers in determining the amount, form, and design of each pay component for our executives.

Share Ownership Guidelines

We believe that it is important for key members of our senior management team to have a meaningful ownership stake in our Company in order to further align their financial interests with those of our shareholders and to encourage the creation of long-term growth for our Company. During Fiscal 2015, our Compensation Committee adopted share ownership guidelines applicable to our named executive officers and certain other employees. The share ownership guidelines applicable to our named executive officers are as follows:

Position	Minimum Ownership Guidelines (Dollar Value of Shares)

Chief Executive Officer	5x Base Salary
Chief Creative Officer	5x Base Salary
Executive Vice President, Chief Financial Officer, Chief Operating Officer and Treasurer	3x Base Salary
Senior Vice President, Global Operations	2x Base Salary
Senior Vice President, Chief Human Resources Officer	2x Base Salary

Shares that are actually owned by the named executive officers, including those shares in deferred savings plans, count towards satisfying the minimum ownership guidelines. Unvested equity held by a named executive officer does not count towards attaining the minimum share ownership thresholds. Named executive officers have until the later of June 2, 2017 or five years from their date of hire to accumulate the required share ownership level. All of our named executive officers currently exceed these guidelines, except for those who have not yet reached the permitted timeframes to acquire shares.

For a description of the share ownership guidelines applicable to our non-employee directors, see “Director Compensation—Director Share Ownership Guidelines.”

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Looking Ahead to Fiscal 2016

New Employment Agreements for CEO and CCO

Because the Compensation Committee wanted to maximize tax deductions, on May 20, 2015, each of Michael Kors and John Idol entered into second amended and restated employment agreements with the Company. As part of these agreements, we modified the compensation of each of them as follows:

•	The annual base salary was reduced to $1 million; and

•

The bonus payout structure and performance metric was modified to take into account the reduction in base salary so that each of them will be entitled to receive a half-year bonus in an amount equal to 1% of EBITDA (as defined in the applicable employment agreement) for the period from the first day of the fiscal year through the last day of the second fiscal quarter, up to a maximum bonus opportunity of $1.5 million, and a full year bonus in an amount equal to 1% of EBITDA for the completed fiscal year, up to a maximum bonus opportunity of $6.5 million, and offset by the amount of any bonus earned for the half-year period. These bonuses are subject to the approval of the Michael Kors Holdings Limited Amended and Restated Omnibus Incentive Plan by our shareholders.

In addition, Mr. Kors and Mr. Idol will each be eligible for equity grants pursuant to the Michael Kors Holdings Limited Amended and Restated Omnibus Incentive Plan (subject to the approval of such amended and restated plan by the shareholders of the Company). Beginning in fiscal 2016, any such equity grants will be comprised 20% of share options, 40% of PRSUs and 40% of restricted share units. The restricted share units will vest 25% each year over four years on each of anniversary of the date of grant so long as the Company’s EBITDA for the fiscal year ending immediately prior to the first vesting date is at least $250 million.

Although the tax treatment cannot be guaranteed, it is our expectation that the new compensation arrangements for Michael Kors and John Idol effective for fiscal 2016 should qualify as tax deductible to the Company for federal income tax purposes under Section 162(m). We believe the new compensation package for our Chief Executive Officer and Chief Creative Officer aligns their interests with those of our shareholders by making a meaningful portion of compensation tied to our financial performance and share price and incentivizes them to execute our long-term growth strategies.

See “Executive Compensation—Employment Agreements with our Named Executive Officers” below for a complete summary of the second amended and restated employment agreements with Michael Kors and John Idol.

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Fiscal 2016 Equity Awards

As discussed above, annual equity grants to our named executive officers and other eligible employees generally occur in the fiscal year immediately following the performance period. Consistent with this practice, in light of our strong financial performance in Fiscal 2015, the Compensation Committee approved an equity grant to our named executive officers in fiscal 2016, to reward them for such outstanding achievements and to provide an additional incentive for sustained long-term growth. In determining the value of the equity grant to be awarded to each of our named executive officers, the Compensation Committee considered the performance and contributions of each named executive officer in Fiscal 2015 along with the expected future contributions of these executive officers as well as an analysis (in consultation with the Compensation Committee’s independent compensation consultant FWC) of the long-term equity incentives awarded to comparable senior executives at our selected competitors.

The awards approved for our named executive officers in fiscal 2016 for performance in Fiscal 2015 were as follows:

Named Executive Officer	Share Options	Restricted Share Units	Performance- Based Restricted Share Units(1)	Target LTI Value(2)
Michael Kors	107,604	63,694	63,694	$7,500,000
John D. Idol	107,604	63,694	63,694	$7,500,000
Joseph B. Parsons	25,825	15,287	15,287	$1,800,000
Cathy Marie Robinson	8,608	5,096	5,096	$600,000
Pascale Meyran	10,043	5,945	5,945	$700,000

(1)

See discussion of performance-based restricted share units under—Long-Term Equity-Based Compensation—Equity Awards (Post-IPO)—Performance-Based Restricted Share Units” above. These performance-based restricted share units will cliff vest in June 2018, subject to the satisfaction of the pre-established cumulative net earnings goal for fiscal years 2016-2018 and continued employment through the end of such performance period.

(2)	Reflects estimated target long-term incentive value.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our reviews and discussion with management, the Compensation Committee recommended to the Board, and the Board approved, that the Compensation Discussion and Analysis be included in the Proxy Statement for the 2015 Annual Meeting of Shareholders and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended March 28, 2015.

COMPENSATION COMMITTEE

Stephen F. Reitman (Chair) M. William Benedetto Judy Gibbons Ann McLaughlin Korologos Jean Tomlin

COMPENSATION COMMITTEE RISK ASSESSMENT

Management periodically reviews with the Compensation Committee our compensation policies and practices and evaluates the degree to which the various design elements of our compensation program encourage excessive or inappropriate risk-taking, including by our named executive officers. We believe that the various elements of our compensation program discourage imprudent risk taking and are aligned with our strategy and objectives. As a result of its review and evaluation of our Fiscal 2015 compensation program, the Compensation Committee concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us.

The factors evaluated by management and the Compensation Committee included:

•	the overall mix of pay between base salary, short-term incentives and long-term equity compensation;

•	the variety of performance metrics used in our performance-based incentive compensation plans;

•	the range of performance required to earn a payout under performance-based compensation and capped payouts under our incentive plans;

•	the timing of incentive payouts and the vesting schedules and vesting conditions under our equity incentive plans;

•	our incentive compensation clawback policy;

51 | MICHAEL KORS	2015 Proxy Statement

•	the balance between the use of share options, restricted shares and performance-based equity incentives;

•	share ownership guidelines for our outside directors and the implementation of share ownership guidelines for our executives;

•	our policy against buying Company shares on margin or engaging in speculative hedging transactions;

•	our rigorous management performance evaluation process with an emphasis on core competencies and leadership capabilities; and

•	our leadership and culture that values long-term value creation for our shareholders and strong financial performance.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation earned by, or awarded or paid to, each of our named executive officers for our last three completed fiscal years:

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Share Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Michael Kors	2015	2,500,000	—	4,874,942	2,624,997	5,000,000	130,820	15,130,760
Honorary Chairman and Chief	2014	2,500,000	—	3,899,958	2,093,684	5,000,000	109,613	13,603,256
Creative Officer	2013	2,500,000	—	—	—	5,000,000	114,589	7,614,589

John D. Idol	2015	2,500,000	—	4,874,942	2,624,997	5,000,000	82,618	15,082,557
Chairman and Chief	2014	2,500,000	—	3,889,958	2,093,684	5,000,000	65,578	13,559,220
Executive Officer	2013	2,500,000	—	—	—	5,000,000	64,145	7,564,145

Joseph B. Parsons	2015	600,000	—	1,169,952	630,004	600,000	7,650	3,007,606
Executive Vice President, Chief	2014	583,333	—	1,169,988	628,113	450,000	7,650	2,839,083
Financial Officer, Chief Operating Officer and Treasurer	2013	500,000	250,000(4)	—	—	500,000	7,350	1,257,350

Cathy Marie	2015	381,897	225,000(6)	3,000,015	—	—	—	3,606,912
Robinson, Senior Vice President,	2014	—	—	—	—	—	—	—
Global Operations (5)	2013	—	—	—	—	—	—	—

Pascale Meyran,	2015	251,916	260,417(8)	975,006	525,000	—	48,898	2,061,237
Senior Vice President, Chief Human	2014	—	—	—	—	—	—	—
Resources Officer (7)	2013	—	—	—	—	—	—	—

(1)

The amounts reported in this column reflect the aggregate grant date fair value computed in accordance with Accounting Standards Codification topic 718, “Stock Compensation,” as issued by the Financial Accounting Standards Board (disregarding any forfeiture assumptions). These values have been determined based on the fair market value on the date of grant for each award. The weighted-average assumptions for Fiscal 2015 equity awards are set forth in Note 14 (Share-Based Compensation) to our audited financial statements included in our Annual Report on Form 10-K for Fiscal 2015.

(2)

The amounts reported in this column for Messrs. Kors and Idol were earned pursuant to their respective employment agreements. The amount reported in this column for Mr. Parsons was earned under our Bonus Plan for the applicable fiscal year. For a more detailed discussion of our cash incentive programs, see “Compensation Discussion and Analysis—Elements of Executive Compensation—Performance Based Compensation—Annual Cash Bonuses.”

(3)	For each of our named executive officers, “All Other Compensation” consists of the payments that are shown in the table below for the applicable fiscal year.
(4)

Reflects a discretionary bonus payable to Mr. Parsons. This bonus payment was paid in fiscal 2013 as part of an award granted in fiscal 2010 that consisted of share options and cash payable over three years.

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(5)	Ms. Robinson joined the Company in May 2014.
(6)

Pursuant to the terms of Ms. Robinson’s employment agreement entered into in connection with her commencement of employment with the Company, Ms. Robinson was entitled to her maximum bonus opportunity for Fiscal 2015.

(7)	Ms. Meyran joined the Company in September 2014.
(8)

Pursuant to the terms of Ms. Meyran’s employment agreement entered into in connection with her commencement of employment with the Company, Ms. Meyran received a $125,000 signing bonus and was entitled to her maximum bonus opportunity for Fiscal 2015 (pro rated from the commencement date of her employment).

All Other Compensation

Perquisite	Mr. Kors ($)	Mr. Idol ($)	Mr. Parsons ($)	Ms. Robinson ($)	Ms. Meyran ($)

Transportation Benefit(1)
2015	98,281	17,040	—	—	—
2014	78,874	7,928	—	—	—
2013	85,496	6,795	—	—	—

401(k) Company Match
2015	7,650	7,650	7,650	—	—
2014	7,650	7,650	7,650	—	—
2013	7,350	7,350	7,350	—	—

Company Paid Life Insurance Premiums
2015	24,340	50,000	—	—	—
2014	23,089	50,000	—	—	—
2013	21,743	50,000	—	—	—

Other	549(2)	—	—	—	48,898(3)

(1)	Represents the value of an automobile and driver provided on behalf of the Company to the named executive officer.
(2)	Represents amounts paid in connection with the provision of security services.
(3)	Represents payments in connection with relocation and temporary housing and a clothing allowance.

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Total Compensation

In accordance with required SEC disclosure rules, the fiscal year compensation shown in the Summary Compensation Table above only includes the grant date fair values of share awards and option awards actually granted in the applicable fiscal year. Thus, our equity grants made in Fiscal 2015 in respect of fiscal 2014 performance are shown in the Fiscal 2015 line in the Summary Compensation Table (not the fiscal 2014 line) and our equity grants made in fiscal 2014 in respect of fiscal 2013 performance are shown in the fiscal 2014 line in the Summary Compensation Table (not the fiscal 2013 line). Similarly, our equity grants made in fiscal 2016 in respect of Fiscal 2015 performance (see “Compensation Discussion and Analysis—Looking Ahead to Fiscal 2016—Fiscal 2016 Equity Awards” above) are not shown in the Fiscal 2015 line in the Summary Compensation Table (but will appear in the fiscal 2016 line in next year’s Summary Compensation Table for next year’s named executive officers). To supplement the SEC-required disclosures, we have included an additional table below, which shows Messrs. Kors, Idol and Parsons total compensation in Fiscal 2015, 2014 and 2013, reflecting the grant date fair values of the equity awards in the performance year in respect of which the awards were actually earned.

Name and Principal Position	Fiscal 2015	Fiscal 2014	Fiscal 2013(1)
Michael Kors Honorary Chairman and Chief Creative Officer	$15,130,760	$13,603,256	$13,608,231

John D. Idol Chairman and Chief Executive Officer	$15,082,557	$13,559,220	$13,557,788

Joseph B. Parsons Executive Vice President, Chief Financial Officer, Chief Operating Officer and Treasurer	$3,007,606	$2,839,083	$3,055,450

(1)

Amounts reported as total compensation in this column differ substantially from the amounts determined under SEC rules and reported as total compensation in the Summary Compensation Table for fiscal 2013. This amount is not a substitute for total compensation. For more information on total compensation as calculated under SEC rules, see the narrative disclosure and footnotes accompanying the Summary Compensation Table included in this Proxy Statement.

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Fiscal 2015 Grants of Plan-Based Awards

The following table sets forth information on potential payment opportunities in respect of Fiscal 2015 performance under our annual cash incentive programs and equity awards granted during Fiscal 2015 under our Incentive Plan:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stocks or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/ Share)	Grant Date Fair Value of Share and Option Awards ($)(3)

Michael Kors	Share Options	06/02/2014	—	—	—	—	—	—	—	89,316	94.45	2,624,997

	Restricted Shares	06/02/2014	—	—	—	—	—	—	27,792	—	—	2,624,954

	Performance- Based Restricted Share Units(4)	06/02/2014	—	—	—	11,911	23,822	35,733	—	—	—	2,249,988

	Annual Cash Incentive Plan	—	—	—	5,000,000	—	—	—	—	—	—	—

John D. Idol	Share Options	06/02/2014	—	—	—	—	—	—	—	89,316	94.45	2,624,997

	Restricted Shares	06/02/2014	—	—	—	—	—	—	27,792	—	—	2,624,954

	Performance- Based Restricted Share Units(4)	06/02/2014	—	—	—	11,911	23,822	35,733	—	—	—	2,249,988

	Annual Cash Incentive Plan	—	—	—	5,000,000	—	—	—	—	—	—	—

Joseph B. Parsons	Share Options	06/02/2014	—	—	—	—	—	—	—	21,436	94.45	630,004

	Restricted Shares	06/02/2014	—	—	—	—	—	—	6,670	—	—	629,982

	Performance- Based Restricted Shares(4)	06/02/2014	—	—	—	2,859	5,717	8,576	—	—	—	539,971

	Annual Cash Incentive Plan	—	300,000	450,000	600,000	—	—	—	—	—	—	—

Cathy Marie Robinson	Share Options	06/02/2014	—	—	—	—	—	—	—	—	—	—

	Restricted Shares	06/02/2014	—	—	—	—	—	—	22,234	—	—	2,100,001

	Performance- Based Restricted Shares(4)	06/02/2014	—	—	—	4,765	9,529	14,294	—	—	—	900,014

	Annual Cash Incentive Plan	—	112,500	168,750	225,000	—	—	—	—	—	—	—

Pascale Meyran	Share Options	10/01/2014	—	—	—	—	—	—	—	23,638	71.66	525,000

	Restricted Shares	10/01/2014	—	—	—	—	—	—	7,326	—	—	524,981

56 | MICHAEL KORS	2015 Proxy Statement

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stocks or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/ Share)	Grant Date Fair Value of Share and Option Awards ($)(3)

	Performance- Based Restricted Share Units(4)	10/01/2014	—	—	—	3,140	6,280	9,420	—	—	—	450,025

	Annual Cash Incentive Plan	—	125,000	187,500	250,000	—	—	—	—	—	—	—

(1)

Pursuant to their prior employment agreements, Messrs. Kors and Idol were entitled to an annual bonus equal to 2.5% of our EBITDA for Fiscal 2015 with a maximum bonus opportunity of $5.0 million. For Mr. Parsons, Ms. Meyran and Ms. Robinson, these columns reflect potential cash bonus amounts for Fiscal 2015, under the Bonus Plan, if performance metrics were attained at varying levels. See “Compensation Discussion and Analysis—Elements of Executive Compensation—Performance-Based Compensation—Annual Cash Bonuses” for more information regarding bonus incentive awards. Amounts actually earned for Fiscal 2015 are set forth in the Summary Compensation Table above.

(2)

The share-based awards reflected in this column were granted pursuant to the Incentive Plan and will vest in 25% installments on the four anniversary dates following the grant date, subject to continued employment.

(3)

The amounts reported in this column reflects the aggregate grant date fair value computed in accordance with Accounting Standards Codification topic 718, “Stock Compensation,” as issued by the Financial Accounting Standards Board (disregarding any forfeiture assumptions). These values have been determined based on the fair market value on the date of grant for each award. The weighted-average assumptions for Fiscal 2015 equity awards are set forth in Note 14 (Share-Based Compensation) to our audited financial statements included in our Annual Report on Form 10-K for Fiscal 2015. The value of the PRSUs included in the amount reported in this column is based on achieving target performance goals and represents 100% of the grant date fair value. If performance conditions were achieved at the maximum level, the grant date fair value of the PRSUs included in this column for each of the named executive officers would have been as follows: (a) Kors: $3,374,982; (b) Idol: $3,374,982; (c) Parsons: $809,956; (d) Robinson: $1,350,021 and (e) Meyran: $675,037.

(4)

Each PRSU represents a contingent right to receive one ordinary share of the Company only upon achievement of a pre-established cumulative net earnings goal for the performance period (March 30, 2014 to April 1, 2017), subject to the named executive officer’s continued employment with the Company through the end of such performance period. The PRSUs will cliff vest on the date on which the Compensation Committee certifies the results for the performance period which in no event shall be later than thirty (30) days following the completion of the audited financials for the fiscal year ended April 1, 2017. The value of the ordinary shares earned with respect to such PRSUs will range from 0-150% of the value of the shares originally subject to the award, depending on actual achievement.

57 | MICHAEL KORS	2015 Proxy Statement

Employment Agreements with our Named Executive Officers

Michael Kors

Because the Compensation Committee wanted to maximize tax deductions, we entered into a second amended and restated employment agreement with Mr. Michael Kors, our Honorary Chairman and Chief Creative Officer, on May 20, 2015, in accordance with the terms of the prior agreement in order to comply with Section 162(m). The material terms of his agreement are set forth below, such terms qualified in their entirety by the terms of the underlying employment agreement. Because the agreement is a restatement of a prior agreement, many provisions described below are continuations of terms from the prior agreement and have been previously disclosed. The term of Mr. Kors’ employment agreement remains unchanged. It terminates upon his death, permanent disability or for “Cause” (as defined in the employment agreement and unchanged from the prior agreement). Mr. Kors’ titles also remain unchanged. He is our Honorary Chairman and Chief Creative Officer of the Company, and we will use best efforts to cause Mr. Kors to be appointed or elected to the Board of Directors.

Mr. Kors’ salary and bonus have been amended to provide for an annual salary of $1.0 million. In addition, Mr. Kors is also entitled to receive the bonuses described below, subject to approval by our shareholders of the Michael Kors Holdings Limited Amended and Restated Omnibus Incentive Plan pursuant to which the bonuses will be paid.

Commencing with the fiscal year beginning March 29, 2016 (the “2016 Fiscal Year”), Mr. Kors is eligible to receive a cash bonus with respect to performance over the period beginning on the first day of each fiscal year and ending on the last day of the second fiscal quarter of such fiscal year equal to 1% of Michael Kors Holdings Limited’s (“MKHL”) consolidated income from operations for such performance period, increased by depreciation plus amortization plus impairment of long-lived assets, in each case calculated in accordance with U.S. generally accepted accounting principles and disclosed in our Consolidated Statements of Operations and Comprehensive Income (“EBITDA”) for such performance period, up to a maximum of $1.5 million (the “Part-Year Bonus”). In addition, commencing with the 2016 Fiscal Year, Mr. Kors is eligible to receive an annual bonus with respect to each full fiscal year of the Company equal to 1% of EBITDA during such annual performance period, up to a maximum of $6.5 million, reduced by the amount of the Part-Year Bonus in respect of the same fiscal year. If the Compensation Committee determines that Mr. Kors was overpaid as a result of certain restatements of our reported financial or operating results due to material non-compliance with financial reporting requirements, then it may reduce the amount of a bonus, or require Mr. Kors to re-pay the overpaid portion of the bonuses, as long as the determination as to the fact that a bonus has been over paid is made before the end of the third fiscal year following the year for which the bonus performance criteria were inaccurate, but extended until any restatement is complete.

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Mr. Kors’ rights to retirement, welfare, fringe and other employee benefits remain unchanged, except he is eligible for six weeks of paid vacation per year, rather than five weeks under the prior agreement, and he is no longer entitled to reimbursement of reasonable out-of-pocket professional costs incurred for the preparation of his U.S. tax returns or for membership in a health club. He continues to be entitled to participate in all our employee benefit plans (to the extent eligible therefor), excluding bonus plans unless provided in the employment agreement or determined by the Compensation Committee. If any benefit plan is not available to Mr. Kors due to his nationality or residence, we must use best efforts to provide a substantially equivalent benefit through another source, at our expense. We must also provide health and medical insurance to Mr. Kors at our own cost without contribution from Mr. Kors. We continue to pay the premiums on the whole life insurance policy and $500,000 term life insurance policy currently in place on the life of Mr. Kors. We also continue to provide Mr. Kors with an automobile and driver for transportation for business purposes as provided for in his employment agreement.

John D. Idol

Because the Compensation Committee wanted to maximize tax deductions, we entered into a second amended and restated employment agreement with Mr. John Idol, our Chairman and Chief Executive Officer, on May 20, 2015, in accordance with the terms of the prior agreement, in order to comply with 162(m). The material terms of his agreement are set forth below, such terms qualified in their entirety by the terms of the underlying employment agreement. Because the agreement is a restatement of a prior agreement, many provisions described below are continuations of terms from the prior agreement and have been previously disclosed. The term of Mr. Idol’s new employment agreement extends through March 31, 2018 and will thereafter be automatically renewed for additional one-year terms, unless either party gives advance written notice of non-renewal. Mr. Idol will continue to serve as our Chairman and Chief Executive Officer, reporting to the Board of Directors. We must use best efforts to cause Mr. Idol to be appointed or elected to the position of Chairman of the Board. As in the prior agreement, upon his termination from employment for any reason, Mr. Idol will immediately resign from such boards and from other officer and director positions within the Company and its subsidiaries.

Mr. Idol’s salary and bonus have been amended to provide for an annual salary of $1.0 million. In addition, Mr. Idol is also entitled to receive the bonuses described below, subject to approval by our shareholders of the Michael Kors Holdings Limited Amended and Restated Omnibus Incentive Plan pursuant to which the bonuses will be paid.

Commencing with the 2016 Fiscal Year, Mr. Idol is eligible to receive a cash bonus with respect to performance over the period beginning on the first day of each fiscal year and ending on the last day of the second fiscal quarter of such fiscal year equal to 1% of EBITDA for such performance period, up to a maximum of $1.5 million. In addition, commencing with the 2016 Fiscal Year, Mr. Idol is eligible to receive an

59 | MICHAEL KORS	2015 Proxy Statement

annual bonus with respect to each full fiscal year of the Company equal to 1% of EBITDA during such annual performance period, up to a maximum of $6.5 million, reduced by the amount of the Part-Year Bonus in respect of the same fiscal year. If the Compensation Committee determines that Mr. Idol was overpaid as a result of certain restatements of our reported financial or operating results due to material non-compliance with financial reporting requirements, then it may reduce the amount of a bonus, or require Mr. Idol to re-pay the overpaid portion of the bonuses, as long as the determination as to the fact that a bonus has been over paid is made before the end of the third fiscal year following the year for which the bonus performance criteria were inaccurate, but extended until any restatement is complete.

Mr. Idol’s employee, retirement and fringe benefit rights are not changed in the new agreement. He remains entitled to participate in all our employee benefit plans and programs generally available to senior officers, excluding bonus plans unless otherwise provided in the employment agreement or determined by the Compensation Committee. We continue to pay the premiums, up to a maximum of $50,000 per annum, for Mr. Idol’s $5.0 million whole life insurance policy. We also continue to provide Mr. Idol with an automobile and driver for transportation to and from our offices and for business purposes as provided for in his employment agreement.

Joseph B. Parsons

Pursuant to the amended and restated employment agreement between the Company and Mr. Joseph B. Parsons, our Executive Vice President, Chief Financial Officer, Chief Operating Officer and Treasurer, dated May 23, 2013, the term of Mr. Parsons’ employment agreement extended through March 31, 2015 and is automatically renewed for additional one-year terms, unless either party gives advance written notice of non-renewal. Mr. Parsons receives an annual base salary of $600,000. Mr. Parsons is eligible to receive an annual bonus (in accordance with the terms of our Bonus Plan with incentive levels set at 50% target – 75% stretch – 100% max) and to participate in our other benefit plans and programs, including, without limitation, health and 401(k) plans and equity-based compensation plans.

Cathy Marie Robinson

Pursuant to the employment agreement between the Company and Ms. Cathy Marie Robinson, our Senior Vice President, Global Operations, Ms. Robinson’s employment with the Company commenced on May 12, 2014 and the terms of her employment agreement extend through June 30, 2017 and will be automatically renewed for additional one-year terms, unless either party gives advance written notice of non-renewal. Ms. Robinson receives an annual base salary of $450,000. Ms. Robinson is eligible to receive an annual bonus (in accordance with the terms of our Bonus Plan with incentive levels set at 25% target – 37.5% stretch – 50% max), except that for Fiscal 2015, Ms. Robison was entitled to a bonus at the maximum bonus opportunity

60 | MICHAEL KORS	2015 Proxy Statement

of $225,000. Ms. Robinson is also able to participate in our other benefit plans and programs, including, without limitation, health and 401(k) plans and equity-based compensation plans.

Pascale Meyran

Pursuant to the employment agreement between the Company and Ms. Pascale Meyran, our Senior Vice President, Chief Human Resources Officer, Ms. Meyran’s employment with the Company commenced on September 15, 2014 and the terms of her employment agreement extend through June 30, 2018 and will be automatically renewed for additional one-year terms, unless either party gives advance written notice of non-renewal. Ms. Meyran receives an annual base salary of $500,000. In connection with joining our Company, Ms. Meyran also received a signing bonus in the amount of $125,000 and up to $175,000 in the aggregate for up to six months of temporary housing in the New York City area and relocation expenses. Ms. Meyran is eligible to receive an annual bonus (in accordance with the terms of our Bonus Plan with incentive levels set at 25% target – 37.5% stretch – 50% max), except that for Fiscal 2015, Ms. Meyran was entitled to a bonus at the maximum bonus opportunity of $250,000 (pro rated from the commencement date). For each fiscal year during the term, Ms. Meyran is entitled to a $5,000 clothing allowance as well as an additional $20,000 clothing allowance that may be used at any time during the term. Ms. Meyran is also able to participate in our other benefit plans and programs, including, without limitation, health and 401(k) plans and equity-based compensation plans.

61 | MICHAEL KORS	2015 Proxy Statement

Outstanding Equity Awards at 2015 Fiscal Year End

The following table sets forth unexercised and unvested share options and other share-based awards that were outstanding as of the end of Fiscal 2015 for each named executive officer:

	Option Awards (1)					Share Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares Not Yet Vested	Market Value of Shares or Units of Shares that Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have not Vested (#)(2)
Michael Kors	290,698	96,899	—	20.00	12/14/2018	—	—	—	—
	21,055	63,164	—	62.24	06/03/2020	—	—	—	—
	—	89,316	—	94.45	06/02/2021	—	—	—	—
	—	—	—	—	—	94,764	6,346,328	—	—
	—	—	—	—	—	—	—	52,742	3,532,132
John D. Idol	491,426	—	—	2.6316	02/18/2020	—	—	—	—
	304,000	—	152,000(4)(5)	5.00	03/25/2021	—	—	—	—
	290,698	96,899	—	20.00	12/14/2018	—	—	—	—
	21,055	63,164	—	62.24	06/03/2020	—	—	—	—
	—	89,316	—	94.45	06/02/2021	—	—	—	—
	—	—	—	—	—	94,764	6,346,328	—	—
	—	—	—	—	—	—	—	52,742	3,532,132
Joseph B. Parsons	304,000	—	152,000(4)(5)	5.00	03/25/2021	—	—	—	—
	45,220	22,609	—	20.00	12/14/2018	—	—	—	—
	6,317	18,950	—	62.24	06/03/2020	—	—	—	—
	—	21,436	—	94.45	06/02/2021	—	—	—	—
	—	—	—	—	—	23,983	1,606,158	—	—
	—	—	—	—	—	—	—	14,393	963,899
Cathy Marie Robinson	—	—	—	—	—	22,234	1,489,011	—	—
	—	—	—	—	—	—	—	9,529	638,157
Pascale Meyran	—	23,638	—	71.66	10/01/2021	—	—	—	—
	—	—	—	—	—	7,326	490,622	—	—
	—	—	—	—	—	—	—	6,280	420,571

(1)

The share options with an exercise price of $2.6316 and $5.00 were granted pursuant to the Option Plan. All other share options were granted pursuant to the Incentive Plan. The share options granted under the Incentive Plan vest 25% each year on the anniversary of the date of grant, subject to the grantee’s continued employment with the Company through the vesting date. See footnote (4) for the vesting schedule for the share options granted pursuant to the Option Plan.

(2)

The aggregate market or payout value of unvested or unearned shares is based on $66.97, which is the closing price of the Company’s ordinary shares on the NYSE on March 27, 2015 (the last business day of Fiscal 2015).

(3)

Each PRSU represents a contingent right to receive one ordinary share of the Company only upon achievement of a pre-established cumulative net earnings goal for the performance period, subject to the executive officer’s continued employment with the Company through the end of such performance period. The PRSUs will cliff vest on the date on which the Compensation Committee certifies the results for the performance period which in no event shall be later than thirty (30) days

62 | MICHAEL KORS	2015 Proxy Statement

following the completion of the audited financials for the fiscal year in which the performance period ends. The value of the ordinary shares earned with respect to such PRSUs will range from 0-150% of the value of the shares originally subject to the award, depending on actual achievement. The number of unearned PRSUs reported in this column is based on achieving target performance goals, which represents 100% of the shares originally subject to the award.

(4)

The share options vest in full on the option expiration date, if our shareholder net equity has increased by at least 20% per annum during the ten-year period following the date of grant. However, the share options are eligible to vest on an accelerated basis over five years following the date of grant, 20% each year, if pre-established annual performance goals for the applicable year have been met, in each case, subject to continued employment through the vesting date.

(5)	The pre-established annual performance goals for Fiscal 2015 were met and these share options became fully vested and exercisable in May 2015 (which was subsequent to the end of Fiscal 2015).

Option Exercises and Shares Vested During Fiscal 2015

	Option Awards		Share Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting($)
Michael Kors	—	—	50,102	4,030,421
John D. Idol	—	—	50,102	4,030,421
Joseph B. Parsons	—	—	12,253	993,343
Cathy Marie Robinson	—	—	—	—
Pascale Meyran	—	—	—	—

Potential Payments Upon Termination of Employment or Change in Control

The following summaries and tables describe and quantify the potential payments and benefits that would be payable to our named executive officers in connection with termination of employment and/or change in control. In determining amounts payable, we have assumed in all cases that the termination of employment and/or change in control occurred on March 28, 2015. The amounts that would actually be paid to our executive officers upon a termination of employment will depend on the circumstances and timing of termination or change in control.

Severance Benefits

Michael Kors

The contract termination provisions under Mr. Kors’ employment agreement have not changed. It terminates upon his death, permanent disability or for “Cause” (as defined in the employment agreement and unchanged from the prior agreement). A termination of Mr. Kors by us will not result in any severance. However, if Mr. Kors dies or becomes permanently disabled, or terminates under circumstances where we breached the employment agreement, he or his estate (as applicable) is entitled to a pro rata portion of his bonus that would have been payable to Mr. Kors in respect of

63 | MICHAEL KORS	2015 Proxy Statement

the fiscal year or half year during which the termination, death or permanent disability occurred. Assuming a termination due to death or disability on March 28, 2015, Mr. Kors would have received his maximum bonus opportunity ($5,000,000) for Fiscal 2015.

If Mr. Kors terminates his employment without our consent (and other than due to death or permanent disability or due to a breach by us of his employment agreement), for the remainder of his lifetime he will be an independent and exclusive design consultant for the Company for an annual fee of $1.0 million and will not compete with the Company. The new employment agreement no longer gives us the option to purchase for book value all of the ordinary shares of MKHL held by Mr. Kors in the event his employment is terminated for Cause.

As described in more detail below, notwithstanding the fact that we do not have a right to terminate Mr. Kors’ employment pursuant to his employment agreement other than for Cause, the share options, and other share-based awards granted to Mr. Kors pursuant to the Incentive Plan will become 100% vested in connection with any termination by us without “cause” or by the executive for “good reason” (each as defined in Incentive Plan) that occurs within 24 months following a “change in control,” and assuming such termination were to have occurred on March 28, 2015, the value of the accelerated vesting of his unvested share options and other share-based awards (assuming the PRSUs are earned at the target level of 100% of the shares originally subject to the award) would have been $4,850,125 and $9,878,460, respectively.

The definition of “Cause” in Mr. Kors’ employment agreement remains unchanged from the prior agreement. Cause is defined in his employment agreement as Mr. Kors’:

•	material breach of any material provision of his employment agreement that is not cured within 30 days of receiving notice of such breach;
•	conviction for fraud or criminal conduct adversely affecting the Company; or
•	commission of any willful, reckless or grossly negligent act which has a material adverse effect on the Company or its products, trademarks or goodwill or reputation.

The new agreement continues the indemnification commitments that applied under the prior agreement. We will indemnify Mr. Kors and hold him harmless to the maximum extent permitted by applicable law, against liabilities, costs, and expenses incurred in connection with any action, suit, claim or proceeding to which he may be made a party by reason of his being an officer, director or employee of the Company or any of its affiliates, but not for any acts taken in bad faith or in breach of his duty of loyalty to the Company under applicable law. Such rights may not be less favorable than any indemnification and hold harmless rights provided by us to any senior officer. These provisions survive the termination of his employment agreement.

64 | MICHAEL KORS	2015 Proxy Statement

Under the new employment agreement, Mr. Kors continues to have creative and aesthetic control over the products produced and sold under the MICHAEL KORS trademarks and related marks, including exclusive control of the design of such products (so long as the exercise of such control is commercially reasonable). All intellectual property created by or at Mr. Kors’ direction in the course of his employment is the exclusive property of the Company. Mr. Kors remains obligated to maintain the confidentiality of our proprietary information.

As in the prior agreement, we have agreed not to enter into any new line of business without Mr. Kors’ consent, if he reasonably determines that such line of business is detrimental to our trademarks. Mr. Kors may not render services to any other persons or compete with the Company’s business (except for charitable activities not inconsistent with the intent of the Kors Agreement and literary, theatrical and artistic activities not detrimental to our trademarks).

John D. Idol

The circumstances and consequences of termination of Mr. Idol’s employment remain unchanged. Unless otherwise agreed to between the Company and Mr. Idol, Mr. Idol’s employment agreement will terminate upon a change of control (defined as the purchase or acquisition by any person, entity or group of affiliated persons or entities of more than 50% of the combined voting power of the outstanding shares of MKHL or all or substantially all of MKHL’s assets). It will also terminate upon Mr. Idol’s death or “Total Disability” (as defined in his employment agreement and unchanged from the prior agreement). Mr. Idol may terminate his employment without Good Reason upon six months’ advance notice or with Good Reason, subject to certain notice and cure rights. We may terminate Mr. Idol’s employment with Cause upon 10 days advance written notice, subject to Mr. Idol having certain rights to meet with the Board, and a majority of the Board approving his dismissal.

If Mr. Idol’s employment is terminated by us without Cause or by him for Good Reason, he will be entitled to receive a pro rata portion of his bonuses (as described under “Employment Agreements with our Named Executive Officers—John D. Idol”) that would have been payable in respect of the fiscal year, or part fiscal year, as of the date of termination plus severance equal to two times the sum of his then current base salary and the annual bonus paid or payable to him with respect to the Company’s last full fiscal year, payable in a single lump sum within 30 days following termination and payment of any accrued benefits including earned but unpaid base salary, bonuses and reimbursement of any reimbursable expenses incurred prior to the termination date. If Mr. Idol dies or becomes totally disabled, in addition to the accrued benefits referenced above, Mr. Idol is entitled to a pro rata portion of his bonus that would have been payable to Mr. Idol in respect of such fiscal year as of the date of death or total disability. In the event Mr. Idol is terminated for Cause, he is not entitled to receive any compensation or benefits other than for accrued benefits.

65 | MICHAEL KORS	2015 Proxy Statement

“Good Reason” is defined in Mr. Idol’s employment agreement as:

•	the assignment duties or responsibilities that are inconsistent in any material respect with the scope of the duties or responsibilities of his title or position;
•	the Company fails to perform substantially any material term of the employment agreement and such failure, if curable, is not cured within 60 days after the Company receives notice of the breach;
•	Mr. Idol’s office is relocated more than 50 miles from his then-current office;
•	the employment agreement is not assumed by any successor-entity to the Company;
•	Mr. Idol’s duties or responsibilities are significantly reduced (and such reduction is not initiated or recommended by Mr. Idol);
•	Mr. Idol is involuntarily removed from the Board (other than in connection with a termination for cause, voluntary termination without good reason, death or total disability); or
•

subject to the terms of the employment agreement, the Board is managing the day-to-day operations of the Company and, after receipt of written notice from Mr. Idol and sufficient time to cease such involvement, the Board continues to do so.

“Cause” is defined in Mr. Idol’s employment agreement as Mr. Idol’s:

•	gross negligence, willful misconduct or dishonesty in performing his duties;
•	conviction of a felony (other than a felony involving a traffic violation);
•	commission of a felony involving fraud or other business crime against the Company or any of its subsidiaries; or
•	breach of the no-hire, confidentiality or non-compete covenants contained in his employment agreement if such breach, if curable, is not cured within 30 days after written notice of such breach.

Mr. Idol has also agreed that during the term of his employment agreement he will not engage in, or carry on any Competitive Business (as defined below); provided, that he may own ten percent (10%) or less in a Competitive Business as a passive investor so long as he does not manage or exercise influence or control over such business. For purposes of Mr. Idol’s employment agreement, “Competitive Business” means a business which directly competes in any material respects with the Company or its parents, subsidiaries or affiliates.

Mr. Idol’s employment agreement continues the indemnification commitments that applied under the prior agreement. To the extent permitted by law and our by-laws or other governing documents, we will indemnify Mr. Idol with respect to any claims made against him as an officer, director or employee of the Company or any subsidiary, except for acts taken in bad faith or in breach of his duty of loyalty to the Company. During the term and for as long thereafter as is practicable, we agreed that

66 | MICHAEL KORS	2015 Proxy Statement

Mr. Idol will be covered under a directors and officers liability insurance policy with coverage limits in amounts no less than that which we currently maintains as of the date of the new employment agreement.

As in the prior agreement, Mr. Idol has agreed that all rights to our intellectual property are and will remain the sole and exclusive property of the Company and Mr. Idol remains obligated to maintain the confidentiality of our proprietary information. For two years after termination of his employment, Mr. Idol has agreed not to hire any person who was employed or retained by the Company or any of its affiliates within the one-year period immediately preceding such employment or retention.

Joseph B. Parsons

Mr. Parsons’ employment agreement continues until it is terminated in accordance with its terms.

If Mr. Parsons’ employment is terminated by us without Cause or by Mr. Parsons for Good Reason, he will be entitled to receive severance pay equal to the sum of his then current base salary plus the bonus paid to him by us for the most recent fiscal year, payable in equal installments over a one year period consistent with our payroll practice, subject to offset for any compensation and benefits that he receives from other employment during the severance period and his execution of a release of claims.

“Good Reason” is defined in Mr. Parsons’ employment agreement as:

•	a material breach by the Company of its obligations under the employment agreement that is not cured within 30 days following notice of such breach; or
•	a material diminution during the term of Mr. Parsons’ title, duties or responsibilities.

“Cause” is defined in Mr. Parsons’ employment agreement as Mr. Parsons’:

•	material breach of his obligations under his employment agreement that is not cured within 30 days following notice of such breach;
•	refusal to perform his duties under his employment agreement for at least five days following notice from the Company;
•

commission of a fraud or theft against the Company or any of its affiliates or licensees or his conviction for the commission of, or aiding or abetting, a felony or of a fraud or a crime involving moral turpitude or a business crime; or

•	possession or use of illegal drugs or prohibited substances, the excessive drinking of alcoholic beverages on a recurring basis which impairs his ability to

67 | MICHAEL KORS	2015 Proxy Statement

perform his duties under his employment agreement, or the appearance during hours of employment on a recurring basis of being under the influence of such drugs, substances or alcohol.

Mr. Parsons is obligated to maintain the confidentiality of our proprietary information and has agreed that all rights to our intellectual property are and will remain the sole and exclusive property of the Company. Mr. Parsons has also agreed not to compete with us for one year after the termination of his employment and has agreed not to hire, for a two-year period following the termination of his employment, any person who was employed or retained by the Company or any of its affiliates within the one-year period immediately preceding such employment or retention.

Cathy Marie Robinson

Ms. Robinson’s employment agreement continues until it is terminated in accordance with its terms.

If Ms. Robinson’s employment is terminated by us without Cause or by Ms. Robinson for Good Reason, she will be entitled to receive severance pay equal to one year of her then current base salary, payable in equal installments over such one year period consistent with our payroll practice and continuation of medical, dental and insurance benefits, subject to offset for any compensation and benefits that she receives from other employment during the severance period and her execution of a release of claims.

“Good Reason” is defined in Ms. Robinson’s employment agreement as a material breach by the Company of its obligations under the employment agreement that is not cured within 30 days following notice of such breach.

“Cause” is defined in Ms. Robinson’s employment agreement as Ms. Robinson’s:

•	material breach of her obligations under her employment agreement that is not cured within 30 days following notice of such breach;
•	insubordination or refusal to perform her duties under her employment agreement for at least five days following notice from the Company;
•	misconduct with respect to the Company or any of its affiliates or licensees, or any of their respective businesses, assets or employees;
•

commission of a fraud or theft against the Company or any of its affiliates or licensees or her conviction for the commission of, or aiding or abetting, a felony or of a fraud or a crime involving moral turpitude or a business crime; or

•

possession or use of illegal drugs or prohibited substances, the excessive drinking of alcoholic beverages on a recurring basis which impairs her ability to perform her duties under her employment agreement, or the appearance during hours of employment on a recurring basis of being under the influence of such drugs, substances or alcohol.

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Ms. Robinson is obligated to maintain the confidentiality of our proprietary information and has agreed that all rights to our intellectual property are and will remain the sole and exclusive property of the Company. Ms. Robinson has also agreed not to compete with us for one year after the termination of her employment and has agreed not to hire, for a two-year period following the termination of her employment, any person who was employed or retained by the Company or any of its affiliates within the one-year period immediately preceding such employment or retention.

Pascale Meyran

Ms. Meyran’s employment agreement continues until it is terminated in accordance with its terms.

If Ms. Meyran’s employment is terminated by us without Cause or by Ms. Meyran for Good Reason, she will be entitled to receive severance pay equal to one year of her then current base salary, payable in equal installments over such one year period consistent with our payroll practice and continuation of medical, dental and insurance benefits, subject to offset for any compensation and benefits that she receives from other employment during the severance period and her execution of a release of claims.

“Good Reason” is defined in Ms. Meyran’s employment agreement as a material breach by the Company of its obligations under the employment agreement that is not cured within 30 days following notice of such breach.

“Cause” is defined in Ms. Meyran’s employment agreement as Ms. Meyran’s:

•	material breach of her obligations under her employment agreement that is not cured within 30 days following notice of such breach;
•	insubordination or refusal to perform her duties under her employment agreement for at least five days following notice from the Company;
•	misconduct with respect to the Company or any of its affiliates or licensees, or any of their respective businesses, assets or employees;
•

commission of a fraud or theft against the Company or any of its affiliates or licensees or her conviction for the commission of, or aiding or abetting, a felony or of a fraud or a crime involving moral turpitude or a business crime; or

•

possession or use of illegal drugs or prohibited substances, the excessive drinking of alcoholic beverages on a recurring basis which impairs her ability to perform her duties under her employment agreement, or the appearance during hours of employment on a recurring basis of being under the influence of such drugs, substances or alcohol.

Ms. Meyran is obligated to maintain the confidentiality of our proprietary information and has agreed that all rights to our intellectual property are and will remain the sole and exclusive property of the Company. Ms. Meyran has also agreed not to compete

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with us for one year after the termination of her employment and has agreed not to hire, for a two-year period following the termination of her employment, any person who was employed or retained by the Company or any of its affiliates within the one-year period immediately preceding such employment or retention.

Change in Control Benefits

We do not provide our named executive officers with any single-trigger change in control payments or benefits unless in the event of a change in control, the successor corporation does not assume the awards issued under the Incentive Plan or the obligations under the applicable employment agreement. If a change in control were to have occurred on March 28, 2015, and none of our named executive officers were terminated, there would have been no payments due to our named executive officers under any of our plans or employment agreements. Each named executive officer’s share options and other share-based awards granted pursuant to the Incentive Plan will become 100% vested in connection with any termination by us without “cause” or by the executive for “good reason” (each as defined in the Incentive Plan) that occurs within 24 months following a “change in control.” A change in control is generally defined as:

•	during any 24-month period, the individuals serving on the Board cease to comprise a majority of the Board;
•	the acquisition by a third party of securities representing 30% or more of the voting power of the Company;
•

the consummation of a merger, consolidation, or similar corporate transaction that requires approval of the Company’s shareholders, unless (x) more than 50% of the voting power is retained by the holders of the voting securities immediately prior to the transaction, (y) no person acquires securities of the Company representing more than 30% of the total voting power of the Company, and (z) at least a majority of the directors on the Board were the same as those serving immediately prior to the transaction; or

•	the shareholders of the Company approve a complete liquidation of the Company or sale of substantially all of the assets of the Company.

No named executive officer has any right to receive a “gross up” for any excise tax imposed by Section 4999 of the U.S. Internal Revenue Code, or any other U.S. federal, state and local income tax.

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Treatment of Long-Term Incentives Upon Termination or Change in Control

In general, the share options and other share-based awards granted to our named executive officers would have been treated as follows in the event of termination or change in control in Fiscal 2015:

Reason for Termination	Impact on Equity Awards
Voluntary by Executive (without Good Reason and No Grounds for Company to Terminate for Cause)

Unvested share options, restricted shares and PRSUs are forfeited

Vested share options are exercisable for 90 days following termination (under the Option Plan) or 30 days following termination (under the Incentive Plan)

By Company without Cause/By Executive with Good Reason

Unvested share options, restricted shares and PRSUs are forfeited unless such event occurs after the completion of nine months of the then current fiscal year, in which case, unvested share options issued under the Option Plan that have an opportunity to vest at such year-end shall vest pro rata to the extent the performance condition is met

Vested share options are exercisable for 90 days following termination

By Company for Cause	Vested but unexercised and unvested options are forfeited and unvested restricted shares and PRSUs are forfeited

Death or Disability

Unvested share options, restricted shares and PRSUs are forfeited unless such event occurs after the completion of nine months of the then current fiscal year, in which case, unvested share options issued under the Option Plan that have an opportunity to vest at such year-end shall vest pro rata to the extent the performance condition is met

Vested share options are exercisable by executive or beneficiary (as applicable) for one year following death or disability

Beginning with the grants to our named executive officers in June 2016, upon

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Reason for Termination	Impact on Equity Awards

death or disability, all unvested share options and RSUs will vest in full and unvested PRSUs will vest at target. Vested share options will continue to be exercisable by executive or beneficiary (as applicable) for one year following such death or disability.

Termination on (or within 24 months of) Change in Control by Company without Cause or by Executive for Good Reason

Vesting of unvested share options issued under the Incentive Plan will be accelerated and remain fully exercisable for a two-year period (or, if earlier, the expiration date set forth in the applicable award agreement)

Unvested restricted shares will fully vest and all restrictions, limitations and conditions will lapse

Unvested PRSUs will be earned and payable based on achievement of performance goals or based on target performance and all restrictions, limitations and conditions will lapse

Change in Control without Termination

There is no single-trigger accelerated vesting of any awards issued under the Option Plan or the Incentive Plan to date, except for single trigger vesting of awards under the Incentive Plan if the successor corporation does not assume awards

In addition, beginning with grants to our named executive officers in June 2016, if a named executive officer retires from the Company at the age of at least 60 years old and having completed at least 10 years of service, such executive will continue to vest in all outstanding equity awards on the vesting schedule set forth in the applicable award agreement, including, with respect to PRSUs, at the end of the performance period on a pro rata basis based on the number of days worked during the performance period.

Potential Payments Upon Termination of Employment and Change in Control Table

The Potential Payments Upon Termination of Employment and Change in Control Table sets forth the estimated payments and benefits that would be due to each of the named executive officers in the event of the termination of employment or change in

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control of the Company as of March 28, 2015 (the last day of Fiscal 2015). These estimates are merely illustrative of the impact of hypothetical events, based on the terms of arrangements then in effect. The amounts to be payable upon an actual termination of employment can only be determined at the time of such event, based on the facts and circumstances then prevailing. The amounts shown below assume that there is no performance vesting of prior share options granted under the Option Plan in the absence of a change in control in the year of termination.

Regardless of the reason for a named executive officer’s termination of employment, he may be entitled to receive certain other amounts or accrued benefits, including unused vacation pay, any vested balance in his 401(k) plan and the ability to convert his individual life insurance.

Mr. Kors has been omitted from this table because Mr. Kors may not be terminated by us other than for “cause” and any termination by us other than for cause will not result in any severance benefits payable to him. Please see the discussion above under “—Severance Benefits—Michael Kors” and under “—Treatment of Long-Term Incentives Upon Termination or Change in Control” for the estimated amounts that would be payable to him in certain termination scenarios.

Name	Benefit	By the Company Without Cause/By the Executive for Good Reason ($)	Termination By the Company Without Cause/By the Executive for Good Reason on or within 24 months following a Change in Control ($)
John D. Idol	Cash Severance	15,000,000(1)	15,000,000(1)
	Share Options	0	14,269,565(2)
	Restricted Shares/Units	0	9,878,460(3)
	Total	15,000,000	39,148,025

Joseph B. Parsons	Cash Severance	1,050,000(4)	1,050,000(4)
	Share Options	0	10,571,016(2)
	Restricted Shares/Units	0	2,570,057(3)
	Total	1,050,000	14,191,073

Cathy Marie Robinson	Cash Severance	450,000(5)	450,000(5)
	Share Options	0	0
	Restricted Shares/Units	0	2,127,168(3)
	Total	450,000	2,577,168

Pascale Meyran	Cash Severance	500,000(5)	500,000(5)
	Share Options	0	0
	Restricted Shares/Units	0	911,194(3)
	Total	500,000	1,411,194

(1)

Reflects severance pay equal to two times the sum of his then current base salary and the annual bonus paid or payable to him with respect to the Company’s last full fiscal year (fiscal 2014), payable in a single lump sum within 30 days following the date of termination.

(2)

Represents the value of unvested share options that will become fully vested and exercisable upon a termination by the Company without “cause” or by the named executive officer for “good reason” within 24 months following a change in control, pursuant to the terms of the Option Plan and the Incentive Plan, as applicable.

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(3)

Represents the value of unvested restricted shares and unearned PRSUs that will become fully vested or earned upon a termination by the Company without “cause” or by the named executive officer for “good reason” within 24 months following a change in control, pursuant to the terms of the Incentive Plan. The payout for unearned PRSUs reflected in this row is based on achieving target performance goals and represents the market value as of the last trading day of Fiscal 2015 of 100% of the shares originally subject to the award.

(4)

Reflects severance pay equal to the sum of his then current base salary plus the bonus paid to him by us for the last full fiscal year (fiscal 2014), payable in equal installments over a one year period consistent with our payroll practice.

(5)	Reflects severance pay equal to one year current base salary.

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DIRECTOR COMPENSATION

Director Compensation Generally

Non-employee directors receive annual cash compensation comprised of an annual retainer and fees for each meeting attended. For Fiscal 2015, annual cash compensation for our non-employee directors was as follows:

Annual Retainer	$70,000
Additional Retainers
Lead Director Audit Committee Chair	$40,000 $25,000
Compensation Committee Chair	$20,000
Governance and Nominating Committee Chair	$20,000
Meeting Attendance	$1,500 per meeting

Directors who are employees receive no additional compensation for their services as directors. A portion of Messrs. Kors’ and Idol’s annual base salary equal to one-fourth of the amount of the annual retainer and meeting fees paid to the Company’s independent directors is payable to each of them by MKHL on a quarterly basis at the same time such retainer and meeting payments are paid to the independent directors of the Company. This is not additional compensation for either of them and merely an allocation of salary for services as a director from the U.S. entity that employs them to the public company.

In addition to the annual cash fees set forth in the table above, each non-employee director is entitled to receive an annual grant of RSUs under our Incentive Plan with a fair value at the time of grant equal to $150,000, which generally cliff vests on the earlier of the one year anniversary of the date of grant or the Company’s annual shareholder meeting that occurs in the calendar year following the date of grant. Non-employee directors may defer settlement of the restricted share units beyond the vesting date in accordance with Section 409A of the U.S. tax code. Our annual equity grants to non-employee directors are made on the date of the annual meeting of shareholders. Any non-employee director appointed to our Board subsequent to the date of the annual meeting of shareholders shall be issued, on the date of such appointment, a pro rata portion of the $150,000 annual grant based on the time between the director’s date of appointment and the next annual meeting of shareholders.

Our directors are permitted to use the Company aircraft to travel to and from Board and committee meetings, and we reimburse our non-employee directors for reasonable travel and other related expenses in connection with such meetings. Non-employee directors (like all of our eligible full-time employees) are also provided with a merchandise discount on our products.

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Director Compensation Table

The following table sets forth the amount of compensation earned by each of our non-employee directors for service on our Board during Fiscal 2015:

Name	Fees Earned or Paid in Cash ($)	Share Awards ($)(1)	Total ($)
M. William Benedetto	141,000	150,000	291,000
Judy Gibbons	76,000	150,000	226,000
Ann McLaughlin Korologos	96,000	150,000	246,000
Stephen Reitman	96,000	150,000	246,000
Jane Thompson	13,167	75,000	88,167
Jean Tomlin	66,000	150,000	226,000

(1)

The amounts reported in this column reflects the aggregate grant date fair value computed in accordance with Accounting Standards Codification topic 718, “Stock Compensation,” as issued by the Financial Accounting Standards Board (disregarding any forfeiture assumptions). These values have been determined based on the fair market value on the date of grant for each award. The weighted-average assumptions for Fiscal 2015 equity awards are set forth in Note 14 (Share-Based Compensation) to our audited financial statements included in our Annual Report on Form 10-K for Fiscal 2015.

(2)

These RSUs generally vest on the earlier of the one year anniversary of the date of grant or the Company’s annual shareholder meeting that occurs in the calendar year following the date of grant, except where settlement is deferred in accordance with Section 409A of the U.S. tax code.

Outstanding Independent Director Share Ownership at Fiscal Year End

As of the end of Fiscal 2015, each non-employee director held RSUs and ordinary shares as follows:

Name	RSUs	Ordinary Shares
M. William Benedetto	7,527	7,400
Judy Gibbons	6,001	4,920
Ann McLaughlin Korologos	1,841	3,178
Stephen Reitman	7,527	4,000
Jane Thompson	1,048	0
Jean Tomlin	1,841	3,178

Director Share Ownership Guidelines

In connection with our IPO, we established share ownership guidelines for our non-employee directors, which provide that each non-employee director must attain ownership of an amount of shares equal to at least five times his/her annual cash retainer within five years from the later of implementation of the share ownership guidelines or the date such non-employee director is appointed to the Board. All of our directors currently exceed these guidelines, except for those who have not yet reached the permitted timeframes to acquire shares.

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PROPOSAL NO. 3

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

In compliance with Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”)) and the related rules of the SEC, we are submitting to our shareholders for approval a non-binding resolution to ratify named executive officer compensation, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosures contained in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. This proposal gives our shareholders the opportunity to vote to approve, on a non-binding advisory basis, our executive pay program and policies through the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosures contained in the Proxy Statement for the 2015 Annual Meeting of Shareholders.”

Vote Required and Board Recommendation

Approval of the above resolution requires the affirmative vote of a simple majority of the votes of the ordinary shares entitled to vote that are present at the Annual Meeting and are voted, as well as the presence of a quorum representing a majority of all of our outstanding ordinary shares, either in person or by proxy. The vote is advisory and non-binding in nature, but our Compensation Committee and our Board will take into account the outcome of the vote when considering future executive compensation arrangements, to the extent they can determine the cause or causes of any significant negative voting results. A non-binding advisory vote on executive compensation will be held annually. Therefore, the Company’s shareholders will again be presented with a proposal to vote, on a non-binding advisory basis, on the Company’s executive compensation at the Company’s 2016 Annual Meeting of Shareholders.

Our Board of Directors unanimously recommends a vote “FOR” approval of the advisory resolution on executive compensation.

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PROPOSAL NO. 4

APPROVAL OF AMENDED AND RESTATED OMNIBUS INCENTIVE PLAN

General

The Company sponsors the Michael Kors Holdings Limited Omnibus Incentive Plan, and the Board of Directors adopted the Michael Kors Holdings Limited Amended and Restated Omnibus Incentive Plan (the “Amended Incentive Plan”) in May 2015, subject to approval by our shareholders.

The Proposal

At the Annual Meeting, we are asking our shareholders to approve the Amended Incentive Plan, including the applicable performance goals and other performance-based provisions, so that compensation in respect of awards made under the Incentive Plan based on the performance criteria set forth in the Amended Incentive Plan may be deductible by the Company under Section 162(m). A copy of the Amended Incentive Plan is attached as Appendix A. The changes included in the Amended Incentive Plan would:

•

provide for a reduced new share reserve of 9,000,000 shares on the effective date of the Amended Incentive Plan, less one share for every one share granted after our fiscal year end (i.e., March 28, 2015);

•

impose a minimum one year vesting period on appreciation awards, except that up to five percent of the available shares authorized for issuance under the Amended Incentive Plan may provide for vesting of options and share appreciation rights in less than one year;

•	prohibit “liberal share recycling” of all awards;

•	impose a cap on annual award grants to directors;

•	update the criteria applicable to performance awards and the individual participant award limits for purposes of Section 162(m);

•	extend the expiration date to the tenth anniversary date of the effective date of the Amended Incentive Plan, or July 30, 2025, from the current expiration date of December 1, 2021; and

•	remove legacy provisions that were only applicable to awards granted at the time of our IPO.

We are seeking approval of the performance criteria under the Amended Incentive Plan for purposes of Section 162(m), which allows certain awards granted under the Amended Incentive Plan to qualify as performance-based compensation under Section 162(m). The approval of the Amended Incentive Plan by our shareholders will constitute such approval of the performance criteria under the Amended Incentive

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Plan. For a discussion of the performance criteria under the Amended Incentive Plan, see “Summary of the Michael Kors Holdings Limited Amended and Restated Omnibus Incentive Plan—Performance Awards” below.

Reasons Why You Should Vote in Favor of the Approval of the Michael Kors Holdings Limited Amended and Restated Omnibus Incentive Plan

Our Board of Directors recommends a vote for the approval of the Amended Incentive Plan because it believes that the Amended Incentive Plan is in the best interests of the Company and its shareholders for the following reasons:

Performance-based. The Amended Incentive Plan enables us to provide performance-based compensation awards that qualify as performance-based compensation within the meaning of Section 162(m).

Attracts and retains talent. Talented executives and employees are essential to executing our business strategies. The purpose of the Amended Incentive Plan is to promote the success of the Company by giving the Company a competitive edge in attracting, retaining and motivating key personnel and providing participants with a plan that provides incentives directly related to increases in the value of the Company.

Aligns director, employee and shareholder interests. We currently provide long-term incentives primarily by (i) compensating participants with equity awards, including incentive compensation awards measured by reference to the value of the Company’s shares, (ii) rewarding such participants for the achievement of performance targets with respect to a specified performance period and (iii) motivating such participants by providing them opportunities to receive awards directly related to such performance. If the Amended Incentive Plan is approved, we will be able to maintain a means of aligning the interests of key personnel with the interests of our shareholders.

Summary of Sound Governance Features of the Michael Kors Holdings Limited Amended and Restated Omnibus Incentive Plan

Our Board of Directors and Compensation Committee believe the Amended Incentive Plan contains several features that are consistent with the interests of our shareholders and sound corporate governance practices, including the following:

No “evergreen” provision. The number of ordinary shares of the Company available for issuance under the Amended Incentive Plan is fixed and will not adjust based upon the number of shares outstanding from time to time (though such number will adjust in connection with certain changes in our capitalization structure and similar events, as described in the summary of the Amended Incentive Plan terms, below).

Will not be excessively dilutive to our shareholders. In its determination to approve the Amended Incentive Plan, the Board reviewed an analysis prepared by

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management and reviewed by FWC, its independent compensation consultant, which included an analysis of certain dilution, burn rate and overhang metrics, and the costs to the Company of the Amended Incentive Plan.

The following table illustrates the potential dilutive impact of the shares being requested under the Amended Incentive Plan as of March 28, 2015:

	Total Shares Available	Equity Dilution: Percent of Shares Outstanding
Shares issuable under awards outstanding under the Option Plan and the Incentive Plan	8,310,736	3.8%
Shares available for future awards if the Amended Incentive Plan is approved	9,000,000	4.2%
Total equity dilution of outstanding and future awards if the Amended Incentive Plan is approved	17,510,736	8.1%

The following table sets forth certain information about the Amended Incentive Plan as of March 28, 2015 (except for the number of ordinary shares outstanding which is as of the Record Date):

Number of share options outstanding:	7,187,003
Weighted-average exercise price of outstanding options:	$23.14
Weighted-average remaining term of outstanding options:	5.37 Years
Number of full-value awards outstanding:	1,123,733
Record date number of ordinary shares outstanding:	198,911,994

The following table provides a summary of grant activity for the last three fiscal years:

Fiscal Year	Share Option Awards Granted	Time-Vested Restricted Share Units Granted	Total Number of Share Awards Granted(1)	Weighted Average Ordinary Shares Outstanding(2)
2015	810,683	456,726	1,267,409	202,680,572
2014	623,098	266,775	889,873	202,592,945
2013	55,248	35,470	90,718	196,615,054

(1)	No PRSUs were earned during the fiscal years presented.
(2)	As reported in the Company’s financial statements filed with the 2015 Annual Report on form 10-K.

Share option exercise prices and SAR grant prices will not be lower than the fair market value on the grant date. The Amended Incentive Plan prohibits granting share options with exercise prices and SARs with grant prices lower than the fair market value of our ordinary shares on the grant date, except in connection with substitution of awards in connection with certain mergers, consolidations, acquisitions of property or stock or reorganizations.

No dividends on unearned awards. The Amended Incentive Plan prohibits the current payment of dividends or dividend equivalent rights on unearned awards subject to performance-based vesting.

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No repricing or exchange without shareholder approval. The Amended Plan prohibits the repricing of outstanding share options or SARs, or the cancellation of out-of-the-money outstanding share options or SARs for cash or consideration, without shareholder approval, except in connection with certain corporate transactions involving the Company.

“Clawback” provisions. The Amended Incentive Plan contains “clawback” provisions, which provide that the Compensation Committee may include clawback, forfeiture or similar provisions in an award, that provide that if a participant engages in activity that is in conflict with or adverse to the interest of the Company, including fraud or conduct contributing to any financial restatements or irregularities or if the participant violates nonsolicit or nondisclosure covenants, he or she will surrender and return to the Company any shares received and/or to repay any profits or any other economic value made or realized by the participant. To the extent required by applicable law (including without limitation Section 304 of the Sarbanes Oxley Act of 2002, and Section 954 of the Dodd-Frank Act), awards shall be subject to clawback, forfeiture or similar requirement.

Summary of the Michael Kors Holdings Limited Amended and Restated Omnibus Incentive Plan

The following is a summary of certain material features of the Amended Incentive Plan, which is qualified in its entirety by reference to the complete terms of the Amended Incentive Plan attached as Appendix A to this Proxy Statement, and should be read in conjunction with the following summary.

Purpose

The purpose of the Amended Incentive Plan is to assist us in attracting and retaining individuals to serve as employees, directors, consultants and advisors who are expected to contribute to our success and achieve long-term objectives that will benefit our shareholders through the additional incentives inherent in awards granted under the Amended Incentive Plan.

Effective Date and Term

The Amended Incentive Plan will be effective on the date of the approval of the Amended Incentive Plan by our shareholders. The Amended Incentive Plan and awards granted under the Amended Incentive Plan will be void if shareholder approval is not obtained and the Incentive Plan will remain in effect. Awards may be granted under the Amended Incentive Plan until the tenth anniversary the Amended Incentive Plan’s effective date, on which date the Amended Incentive Plan will expire except as to Awards then outstanding under the Amended Incentive Plan. Such outstanding awards remain in effect until they have been exercised or terminated, or have expired.

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Administration

The Amended Incentive Plan is administered by the Compensation Committee. The Compensation Committee may form a subcommittee of its members to act as the committee administering the Amended Incentive Plan. If no Compensation Committee or subcommittee exists, the Board may act as the committee administering the Amended Incentive Plan. To the extent not inconsistent with applicable law, including Section 162(m) with respect to awards intended to comply with the performance-based compensation exception under Section 162(m), or the rules and regulations of the NYSE, the Compensation Committee may delegate to a committee of one or more directors of the Company any of the authority of the Compensation Committee under the Amended Incentive Plan, including the right to grant, cancel or suspend awards. The Compensation Committee may also delegate to one or more executive officers of the Company any of the authority of the Compensation Committee under the Amended Incentive Plan to make grants of awards to eligible individuals who are not “officers” for purposes of Section 16 of the Exchange Act. Any committee administering our Amended Incentive Plan is referred to in this summary as “the Committee.”

Authority

The Committee’s authority, subject to the Amended Incentive Plan and orders or resolutions adopted by the Board, includes: (i) selecting the individuals to whom awards are granted; (ii) determining the types of awards granted; (iii) determining the number of shares (or dollar value) to be covered by each award; (iv) determining the terms and conditions, not inconsistent with the Amended Incentive Plan, of any award; (v) interpreting and administering the Amended Incentive Plan and any instrument or agreement entered into in connection with the Amended Incentive Plan; (vi) disapplying the minimum vesting condition in connection with a participant’s termination due to death, disability or a change in control (as defined in the Amended Incentive Plan) and correcting any defect, supplying any omission or reconciling any inconsistency in the Amended Incentive Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (vii) establishing rules and regulations and appointing agents for administration of the Amended Incentive Plan; (viii) determining whether an Award, other than an Option or SAR will have dividend equivalents; (ix) to the extent not inconsistent with the terms of the Amended Incentive Plan, accelerating the vesting or exercisability of any award; and (x) making any other determination and taking any other action necessary or desirable for the administration of the Amended Incentive Plan. Committee decisions are final, conclusive and binding on all persons or entities, including participants and the Company.

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No Re-pricing

Other than in connection with certain corporate adjustment events mentioned below, the Committee may not do any of the following, and the Board may not amend or alter the Amended Incentive Plan or any award to do any of the following, without obtaining approval of our shareholders: (i) lower the option price of an option or grant price of a SAR, after such award is granted, (ii) cancel an option or SAR that has an option price or grant price equal to or greater than the fair market value of one share in exchange for cash or another award (other than in connection with a change in control of the Company), or (iii) take any other action that would be treated as a re-pricing under the rules and regulations of the NYSE.

Type of Shares Authorized for Grant

The shares authorized for issuance under the Amended Incentive Plan are our ordinary shares, no par value (the “Shares”), and may consist of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

Awards

The types of awards that may be granted under the Amended Incentive Plan are options, share appreciation rights (“SARs”), restricted share awards, restricted share unit awards (“RSUs”), other share-based awards, performance awards, and any other right, interest or option relating to Shares, other property or cash (“Awards”). Awards may be granted alone or in addition to other Awards (or, in the case of SARs, in tandem with options). The terms of Awards are set by the Committee and set forth in individual award agreements, or, in the case of performance awards, in resolutions adopted by the Committee. Terms need not be the same for each participant in the Amended Incentive Plan. Unless otherwise provided in an individual award agreement, all Awards (other than performance awards or awards to our non-employee directors) vest as to 25% of the Award on each of the first four anniversaries of the date that the Award is granted, as long as the participant is employed by or providing services to the Company on the relevant vesting date. The Committee may waive the vesting restrictions and any other conditions applicable to the Award under terms and conditions it deems appropriate.

Substitute Awards

The Amended Incentive Plan may govern awards granted or Shares issued in assumption of, or in substitution or exchange for, awards, rights or obligations by a company acquired by us or with which we combine (“Substitute Awards”).

Number of Shares Authorized

Prior to the Amended Incentive Plan, a total of 15,246,000 Shares were originally authorized for awards under the Incentive Plan. On the effective date of the Amended

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Incentive Plan, a total of 9,000,000 Shares will be available for grants of awards under the Amended Incentive Plan less one Share for every one Share granted after March 28, 2015. The Shares are authorized for grant under the Amended Incentive Plan, which may be adjusted as provided in the Amended Incentive Plan in the event of a merger, reorganization, consolidation, recapitalization, dividend or distribution (other than a regular cash dividend), share split, reverse share split, spin-off or similar transaction, or other change in corporate structure affecting the Shares or their value (referred to in this summary as “corporate adjustment events”). Substitute Awards do not reduce the Shares authorized for grant under the Amended Incentive Plan or the applicable Amended Incentive Plan limitations on grants to individual participants.

To the extent (i) any Shares subject to an Award under the Amended Incentive Plan or under any plan pursuant to which Awards were granted prior to our IPO (our “prior equity plans”) are forfeited, or (ii) an Award under the Amended Incentive Plan or our prior equity plans expires or terminates without issuance of Shares or is settled for cash, the Shares subject to the Award are again available for issuance under the Amended Incentive Plan.

If a company acquired by us, or with which we combine, has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, then shares available for grant under such plan may be used for Awards and do not reduce the Shares authorized for grant under the Amended Incentive Plan, as long as certain conditions set out in the Amended Incentive Plan are met.

No Liberal Share Recycling

If an Award granted under the Amended Incentive Plan or our prior equity plans, is exercised through, or if withholding tax liabilities are satisfied by, the tendering of Shares or by the withholding of Shares by the Company, then the Shares tendered or withheld are not available for issuance under the Amended Incentive Plan. For the avoidance of doubt, (i) Shares subject to SARs under the Amended Incentive Plan or our prior equity plans that are not issued in connection with share settlement on exercise thereof and (ii) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options under the Amended Incentive Plan or our prior equity plans, shall not be available for issuance under the Amended Incentive Plan.

Similarly, if any of the circumstances described in the preceding paragraph occur with respect to a Substitute Award, this will not result in the Shares subject to such Substitute Award becoming available for issuance under the Amended Incentive Plan.

Adjustments

In the event of any corporate adjustment event (described above), such adjustments and substitutions must be made to the Amended Incentive Plan and Awards in a

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manner the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including adjustments in the aggregate number, class and kind of securities that may be delivered under the Amended Incentive Plan, the individual limitations on Awards (other than to Awards denominated in cash) described below, the maximum number of Shares that may be issued pursuant to incentive stock options and, in the aggregate or to any participant under the Amended Incentive Plan, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Amended Incentive Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee determines appropriate, but the number of Shares subject to any Award will always be a whole number.

Minimum Vesting Condition

On or after the effective date of the Amended Incentive Plan, participants who are granted Options or SARs, will be required to continue to provide services to the Company or an Affiliate for not less than one (1) year following the date of grant in order for any such Options and SARs to fully or partially vest or be exercisable. Notwithstanding the foregoing, up to five percent (5%) of the available Shares authorized for issuance under the Amended Incentive Plan may provide for vesting of Options and SARs, partially or in full, in less than one (1) year.

Limits on Director Awards

The aggregate grant date fair value of awards granted to any member of our Board who is not our employee during any single fiscal year (excluding awards made at the election of such director in lieu of cash retainers) shall not exceed $500,000.

Eligibility

Employees, prospective employees (subject to and effective upon their becoming employees), certain consultants and advisors and non-employee members of our Board are eligible to receive an award under the Amended Incentive Plan.

Share Options

Share Options granted under the Amended Incentive Plan are rights allowing participants to purchase Shares at a price and during a period determined by the Committee.

Option Price

Other than in connection with Substitute Awards, the Option price per Share purchasable under any Option will not be less than the fair market value (as defined in the Amended Incentive Plan) of one Share on the date that the Option is granted. For

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Options intended to qualify as incentive stock options under Section 422 of the U.S. tax code, if such Option is granted to a participant who, at grant, owns Shares representing more than 10% of the voting power of all classes of shares of the Company or any Subsidiary, the Option price per share will be no less than 110% of the fair market value of one Share on the date of grant.

Option Term

The term of each Option is fixed by the Committee in its sole discretion, but is not more than ten years from its grant date, except in the case of a participant’s death or disability. If an incentive stock option is granted to an individual who, at grant, owns Shares representing more than 10% of the voting power of all classes of shares of the Company or any Subsidiary, then the term of the Option will not exceed five years from grant. However, if on the last business day of the term of an Option (i) the exercise of the Option, other than an incentive stock option, is prohibited by applicable law or (ii) Shares may not be purchased or sold by certain of our employees or directors due to a “black-out period” or a “lock-up” agreement, the term shall be extended for 30 days following the end of the legal prohibition, black-out period or lock-up agreement, if such extension does not cause adverse tax consequences to the participant under Section 409A of the U.S. tax code.

Exercise

Once vested and exercisable, Options may be exercised in whole or in part, by the participant’s giving notice (in a form prescribed by the Committee) to the Company, specifying the number of Shares to be purchased. Options may be exercised by a participant or (i) the participant’s spouse, children or grandchildren (including adopted and step children or grandchildren), parents, grandparents or siblings, (ii) a trust for the benefit of any of them, or of the participant, (iii) a partnership, limited liability company or corporation in which the individuals in clause (i) or the participant are the only partners, members or shareholders or (iv) a charity, if permitted under the Amended Incentive Plan (referred to in this summary as “permitted assignees”).

Incentive Stock Options

The Committee may grant incentive stock options to any eligible employee, subject to the requirements of Section 422 of the U.S. tax code. The maximum aggregate number of Shares that may be issued pursuant to incentive stock options under the Amended Incentive Plan shall be 9,000,000 Shares, subject to adjustment in connection with corporate adjustment events. No Option will be treated as an incentive stock option unless the Amended Incentive Plan is approved by our shareholders in a manner intended to comply with the requirements of Section 422(b)(1) of the U.S. tax code. Any option intended to be an incentive stock Option will not fail to be effective solely on account of a failure to obtain such approval; rather, such option will be treated as a nonqualified Option unless and until such approval is obtained.

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Share Appreciation Rights (“SARs”)

A SAR gives its holder the right to exercise vested SARs and receive the excess of (i) the fair market value of one Share on the date of exercise (or a lesser amount) over (ii) the grant price of the SAR. The Committee will determine whether payment on exercise of a SAR is in cash, in Shares, restricted Shares, other property or any combination. The Committee may grant SARs in tandem with all or a part of an Option or other Award, when granted or at any later time during the Option or Award term. A SAR will have a grant price per Share not less than the fair market value of one Share on the date of grant or, if applicable, on the date of grant of an Option with respect to which a SAR has been granted (subject to the requirements of Section 409A of the U.S. tax code) except in the case of Substitute Awards or in connection with an adjustment in connection with a corporate adjustment event.

Term

A SAR will have a term not greater than ten years, except in the event of death or disability. However, if on the last business day of the SAR’s term (i) its exercise is prohibited by applicable law or (ii) Shares may not be purchased or sold by certain of our employees or directors due to a“black-out period” or a “lock-up” agreement, the term shall be extended for a 30 days following the end of the legal prohibition, black-out period or lock-up agreement to the extent such extension does not cause adverse tax consequences to the participant under Section 409A of the U.S. tax code.

Restricted Shares and Restricted Share Units (“RSUs”)

Restricted Shares and RSUs may be granted alone, together with another Award, or as a form of payment for performance awards, Options, SARs, and other earned cash-based incentive compensation. Unless otherwise provided in an individual Award agreement, a participant who is granted a restricted Share becomes a shareholder of the Company and has all rights of a shareholder, including the right to vote the restricted Shares and receive distributions made with respect to such Shares, except as otherwise provided in the Amended Incentive Plan. At the request of the Committee, a participant who is granted restricted Shares may be required to execute a stock power in blank. A participant who holds an RSU has only those rights specifically provided for in the individual award agreement, but will not have voting rights.

Other Share-Based Awards

The Committee may grant Awards of Shares or Awards valued by reference to or based on Shares or other property (“other share-based awards”), including deferred share units. Other share-based awards are also available as a form of payment of other Awards under the Amended Incentive Plan and other earned cash-based compensation. Except as provided in an individual Award agreement, other share-based Awards may be paid in cash, Shares, other property, or any combination

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thereof, in the discretion of the Committee. They may be paid in a lump sum or installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the U.S. tax code.

Dividend equivalents

Dividend equivalents with respect to Shares covered by an other share-based Award that vests based on achievement of performance goals are subject to restrictions and risk of forfeiture to the same extent as the Shares covered by the other share-based Award with respect to which such cash, Shares or other property has been distributed.

Deferral of Director Fees

The Board may grant non-employee directors other share-based Awards in the form of deferred share units in lieu of all or a portion of their annual retainer and may allow such directors to elect to defer committee retainers and annual meeting fees in the form of deferred share units, if the election is in accordance with Section 409A of the U.S. tax code. The Committee shall establish rules and procedures for such elections and for payment in deferred share units.

Performance Awards

Performance awards consist of (i) cash incentives, (ii) units valued by reference to a designated number of Shares and (iii) units valued by reference to a designated amount of cash or value of property other than Shares, in each case, that are payable upon achievement of performance goals established by the Committee over a performance period, also established by the Committee. The performance goals are determined by the Committee and may be based upon the criteria available for awards intended to be performance-based compensation under Section 162(m) (the “162(m) criteria”) or such other criteria as determined by the Committee in its discretion.

The 162(m) criteria are:

•	sales (including same store or comparable sales), net sales or return on sales;

•	revenue, net revenue, gross revenue, product revenue or system-wide revenue (including growth of same);

•	operating income (before or after taxes) or pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus);

•	earnings or loss per share (including on a diluted or undiluted basis, before or after taxes);

•	net income or loss (before or after taxes);

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•	return measures (including, but not limited to, return on investment, assets, capital, employed capital, invested capital, equity, or sales);

•	share price (including, but not limited to, growth measures and total shareholder return);

•	market share;

•	enterprise value;

•	gross profits, gross or net profit margin or gross profit growth;

•	net operating profit (before or after taxes);

•	operating earnings, earnings or losses or net earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and/or amortization);

•	economic value-added models or “value creation” or similar metrics;

•	comparisons with various stock market indices;

•	expense targets or other reductions in costs goals or meeting divisional or project budgets;

•	cash flow measures (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital), which may but are not required to be measured on a per share basis;

•	return on capital (including return on total capital or return on invested capital);

•	general and administrative expense savings;

•	inventory control;

•	operating margin or gross margin;

•	year-end cash, cash margin or debt reduction;

•	operating efficiencies;

•	customer satisfaction, customer retention or customer growth;

•	employee retention, succession and hiring;

•	productivity or productivity ratios;

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•	cost of capital, debt level, year-end cash position or book value;

•	competitive market metrics;

•	timely completion of new product roll-outs;

•	timely launch of new facilities (such as new store openings, gross or net);

•	royalty income;

•	implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects;

•	acquisitions and divestitures, reorganization and other corporate transactions or expansions of specific business operations; or

•	any combination of the foregoing.

Payment

The amount to be distributed under any performance Award is determined by the Committee. Payouts for performance Awards occur only after the end of the relevant performance period (other than in the case of a change in control, as determined by the Committee or provided in an individual Award agreement). Performance Awards may be paid in cash, Shares, other property, or any combination, in the sole discretion of the Committee. They may be paid in a lump sum or in installments or on a deferred basis subject to the requirements of Section 409A of the U.S. tax code and in accordance with procedures established by the Committee.

Section 162(m)

The Committee may determine to grant performance Awards intended to qualify as performance-based compensation within the meaning of Section 162(m). If the Committee determines that a performance Award is intended to qualify, then the lapsing of restrictions on the Award and the distribution of cash, Shares or property shall be subject to achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels and shall be limited to the 162(m) criteria listed above. Such performance goals may be based solely by reference to the Company’s performance or the by reference to the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may exclude charges related to an event or occurrence the Committee determines is appropriate to exclude. Performance goals are set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder. The

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Committee may impose other restrictions on these Awards as it deems necessary or appropriate to ensure such Awards satisfy all requirements for “performance-based compensation” under Section 162(m).

Limitations on Grants to Individual Participants

Subject to adjustment upon corporate adjustment events described above, the following limits will apply to Awards of the specified type granted, or in the case of performance Awards denominated in cash, payable, to any one participant in any single fiscal year:

(i) Appreciation Awards (Options and SARs): 1,500,000 Shares;

(ii) Full Value Awards (Restricted Shares, RSUs, Performance Awards and/or Other Share-Based Awards that are denominated in Shares): 500,000 Shares; and

(iii) Cash Awards (Performance Awards that are denominated in cash): $20,000,000.

In applying the foregoing limits, (a) all Awards of the specified type granted to the same participant in the same fiscal year will be aggregated and made subject to one limit; (b) the limits applicable to Options and SARs refer to the number of Shares subject to those Awards; (c) the Share limit under clause (ii) above refers to the maximum number of Shares that may be delivered under an Award or Awards of the type specified in clause (ii) assuming a maximum payout; (d) the dollar limit under clause (iii) above refers to the maximum dollar amount payable under an Award or Awards of the type specified in clause (iii) assuming a maximum payout, (e) the respective limits for Awards of the type specified in clause (ii) and clause (iii) are only applicable to Awards that are intended to comply with the performance-based exception under Section 162(m), and (f) each of the specified limits in clauses (i), (ii) and (iii) is multiplied by two for awards granted to a participant in the year employment commences.

Change in Control Provisions

In the event of a change in control of the Company (as defined in the Amended Incentive Plan), the Committee may provide that: (i) outstanding Options and SARs are cancelled and terminated without payment if the fair market value of one Share as of the change in control is less than the per Share Option price or SAR grant price, and (ii) all performance Awards are (x) considered earned and payable based on achievement of performance goals or based on target performance (either in full or pro rata based on the portion of performance period completed), and any limitations or restrictions lapse and such performance Awards are immediately settled or distributed or (y) converted into restricted Shares or RSUs based on achievement of performance goals or based on target performance (either in full or pro rata based on the portion of performance period completed) assumed or substituted in the change in control, as described below. The Committee, in its discretion, may determine that,

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upon a change in control, each outstanding option and SAR will terminate within a specified number of days after notice to the participant, and/or that each participant shall receive, with respect to each Share subject to such Option or SAR, an amount equal to the excess of the fair market value of such Share immediately prior to the change in control over the Option price or grant price per Share of such Option and/or SAR, such amount to be payable in cash, in one or more kinds of Shares or property or in a combination, as the Committee determines in its discretion.

Assumption or Substitution

Unless otherwise provided in an individual Award agreement, in the event of a change in control in which the successor assumes, substitutes or continues an Award (as described in the Amended Incentive Plan), if a participant’s employment terminates within 24 months after the change in control and under the circumstances specified in the individual Award agreement: (i) outstanding Options and SARs immediately vest, become fully exercisable and remain exercisable for two years (or if earlier, until the original Award expiration date), (ii) the restrictions, limitations and other conditions applicable to restricted Shares and RSUs lapse and the Awards become fully vested and free of all restrictions, limitations and conditions, and (iii) the restrictions, limitations and other conditions applicable to any other Awards shall lapse, and such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable. Unless otherwise provided in an individual Award agreement, to the extent a successor does not assume, substitute or continue Awards, then, immediately before the change in control: (i) outstanding Options and SARs immediately vest and become fully exercisable, (ii) restrictions, limitations and other conditions applicable to restricted Shares and RSUs lapse and the restricted Shares and RSUs become fully vested and free of all restrictions, limitations and conditions and (iii) the restrictions, other limitations and other conditions applicable to any other Share-based Awards or any other Awards shall lapse, and the Awards become free of all restrictions, limitations and conditions and become fully vested and transferable.

Amendment and Termination

The Board may amend, suspend or terminate the Amended Incentive Plan as it deems advisable, subject to any requirement for shareholder approval imposed by law or by the NYSE, but it may not amend the Amended Incentive Plan in a manner that would result in noncompliance with Rule 16b-3 under the Exchange Act and may not, without approval of the Company’s shareholders if required by law, amend the Amended Incentive Plan to (i) increase the number of Shares that may be the subject of Awards under the Amended Incentive Plan (except for adjustments upon corporate adjustment events), (ii) expand the types of awards available under the Amended Incentive Plan, (iii) materially expand the class of persons eligible to participate in the Amended Incentive Plan, (iv) eliminate the requirements relating to minimum Option and grant prices for Options and SARs and shareholder approval requirements for

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re-pricings, (v) increase the maximum permissible term of any Option or SAR, or (vi) increase any of the individual limitations on Awards over annual and other vesting or performance periods. In addition, no amendments to or termination of the Amended Incentive Plan may impair the rights of a participant in any material respect under any Award previously granted to the participant, without such participant’s consent.

Transferability

Except as provided below, no Award and no Shares as to which any applicable restriction, performance or deferral period has not lapsed, may be transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the participant only by the participant or the participant’s guardian or legal representative. Except in the case of incentive stock options, to the extent and only pursuant to terms and conditions determined by the Committee, a participant may assign or transfer an Award without consideration to permitted assignees, but (i) the assignees are bound by and subject to the Amended Incentive Plan and individual Award agreements relating to the transferred Award and must execute an agreement satisfactory to the Company evidencing such obligations and (ii) the participant must remain bound by the Amended Incentive Plan.

Termination of Employment or Services

The Committee shall determine and set forth in each individual Award agreement to what extent any Awards granted in such individual Award agreement will continue to be exercisable, continue to vest or be earned on and after termination of employment or services (including as a member of the Board). The date of termination will be determined by the Committee, which determination will be final.

Deferral; Dividend Equivalents

The Committee is authorized to establish procedures for deferral of payment of any Award. Subject to the Amended Incentive Plan the Committee may provide that a participant is entitled to receive, currently or on a deferred basis, dividend equivalents with respect to the number of Shares covered by an Award. The Committee may provide that dividend equivalents (if any) are deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that dividend equivalents are subject to the same vesting or performance conditions as the underlying Award. Notwithstanding the foregoing, dividend equivalents credited in connection with an Award that vests based on the achievement of performance goals or satisfaction of service requirements shall be subject to such restrictions and risk of forfeiture to the same extent as the Award with respect to which such dividend equivalents are credited.

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Tax Withholding

The Company has the right to make all payments or distributions pursuant to the Amended Incentive Plan net of any applicable federal, state and local taxes required to be paid or withheld as a result of (i) the grant of any Award, (ii) the exercise of an Option or SAR, (iii) the delivery of Shares or cash, (iv) the lapse of any restrictions in connection with any Award or (v) any other event occurring pursuant to the Amended Incentive Plan. The Company has the right to withhold from wages or other amounts otherwise payable to a participant or permitted assignee withholding taxes required by law, or to otherwise require the participant or permitted assignee to pay such taxes. If the participant or permitted assignee fails to make such tax payments as are required, the Company or its Subsidiaries have the right, to the extent permitted by law, to deduct any such taxes from any payment of any kind otherwise due to such participant or permitted assignee or to take other action necessary to satisfy such withholding obligations. The Committee is authorized to establish procedures for satisfaction of such obligations for by tendering previously acquired Shares, or by directing the Company to retain Shares (up to the minimum required statutory tax withholding rate for the participant or permitted assignee) otherwise deliverable in connection with an Award.

Cancellation of Award; Forfeiture of Gain

An individual Award agreement may provide that Awards will be canceled, and that a participant must return to the Company any Shares or cash received or payable on vesting or exercise of the Award and any proceeds from the sale, gain or other value realized on the vesting or exercise of the Award upon (i) certain accounting restatements, (ii) a violation of a non-solicitation or non-disclosure covenant or agreement, (iii) a participant’s engaging in an activity that is in conflict with or adverse to the interest of the Company, as determined by the Committee or (iv) any other event required by law or the rules and regulations of the NYSE or by written policy adopted by the Company.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant, exercise and vesting of awards under the Amended Incentive Plan and the disposition of shares acquired pursuant to exercise or settlement of such awards and is intended to reflect the current provisions of the U.S. Internal Revenue Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

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Options

The U.S. Internal Revenue Code requires that, for treatment of an option as an incentive stock option, shares acquired through exercise of an incentive stock option cannot be disposed of before the later of (1) two years from grant or (2) one year from exercise. Holders of incentive stock options will generally incur no federal income tax liability at the time of grant, vesting or exercise. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before the above-mentioned holding periods, the difference between the exercise price and the amount realized upon disposition of the shares will be long-term capital gain or loss. Assuming both holding periods are satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the incentive stock option. If the holder of shares acquired through exercise of an incentive stock option disposes of those shares within the holding periods, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the exercise date or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the U.S. tax code for compensation paid to executives designated in those sections. Finally, if an incentive stock option becomes first exercisable in any year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the incentive stock option in respect of those excess shares will be treated as a nonqualified stock option for federal income tax purposes.

No income will be realized by a participant upon grant or vesting of an option that does not qualify as an incentive stock option (“a nonqualified option”). Upon exercise of a nonqualified option, the participant will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise, and the participant’s tax basis will equal the sum of the compensation income recognized and the exercise price. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the U.S. tax code for compensation paid to certain executives designated in those sections. In the event of a sale of shares received upon the exercise of a nonqualified option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term gain or loss if the holding period for such shares is more than one year.

Share Appreciation Rights

No income will be realized by a participant upon grant or vesting of a SAR. Upon exercise, the participant will recognize ordinary compensation income equal to the fair

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market value of the payment received in respect of the SAR. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the U.S. tax code for compensation paid to certain executives designated in those sections.

Restricted Shares

A participant will not be subject to tax upon the grant of an award of restricted shares unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the U.S. tax code. No election under Section 83(b) of the U.S. tax code or any similar law shall be made without the prior written consent of the plan administrator. On the date an award of restricted shares becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the U.S. tax code to be taxed at the time of grant. If the participant made an election under Section 83(b) of the U.S. tax code, the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. If the election is made, the participant will not be allowed a deduction for amounts subsequently required to be returned to us. (Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Exchange Act). We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the U.S. tax code for compensation paid to certain executives designated in those sections.

Restricted Share Units

A participant will not be subject to tax upon grant of a RSU. Rather, upon delivery of shares or cash pursuant to a RSU, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the RSU. We will be able to deduct the amount of taxable compensation for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the U.S. tax code for compensation paid to certain executives designated in those sections.

Section 162(m)

In general, Section 162(m) denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and three other officers whose compensation is required to be disclosed in its proxy statement (excluding the chief financial officer),

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subject to certain exceptions. The Amended Incentive Plan is intended to satisfy an exception from Section 162(m) with respect to grants of Options and SARs. In addition, the Amended Incentive Plan is designed to permit certain Awards of restricted Shares, Share units and other Awards (including cash bonus awards) to qualify under the “performance-based compensation” exception to Section 162(m).

New Plan Benefits

Awards under the Amended Incentive Plan will be determined by the Compensation Committee in its discretion, and it is therefore not possible to predict the awards that will be made to particular officers in the future under the Amended Incentive Plan. For information regarding grants made to our named executive officers in Fiscal 2015 under the Incentive Plan, see the “Fiscal 2015 Grants of Plan-Based Awards Table” above. As of March 27, 2015, the closing price of our ordinary shares on the NYSE was $66.97.

Interests of Certain Persons in the Proposal

To the extent that our directors and other executive officers may in the future receive awards under the Amended Incentive Plan, they also may be deemed to have an interest in the Amended Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL TO APPROVE THE MICHAEL KORS HOLDINGS LIMITED AMENDED AND RESTATED OMNIBUS INCENTIVE PLAN.

97 | MICHAEL KORS	2015 Proxy Statement

PROPOSALS OF SHAREHOLDERS FOR THE 2016 ANNUAL MEETING

We currently intend to hold our 2016 Annual Meeting of Shareholders in July 2016. Shareholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at the 2016 Annual Meeting of Shareholders must submit the proposal to us at our principal executive offices, addressed to our Corporate Secretary, no later than February 18, 2016. Assuming that the 2016 Annual Meeting of Shareholders is held no more than 30 days before, and no more than 70 days after, the anniversary date of the 2015 Annual Meeting, shareholders who intend to present a proposal at the 2016 Annual Meeting of Shareholders without inclusion of such proposal in our proxy materials or who intend to nominate a director are required to provide us notice of such proposal or nomination no later than May 2, 2016 or earlier than April 2, 2016. In the event that the date of the 2016 Annual Meeting of Shareholders is more than 30 days before, or more than 70 days after, such anniversary date, notice of any such proposal or director nomination must be provided to us no later than the later of the 90th day prior to the date of the 2016 Annual Meeting of Shareholders or the tenth day following the first public announcement of the date of the meeting and no earlier than the close of business on the 120th day prior to the date of the 2016 Annual Meeting of Shareholders. Additionally, shareholders must comply with other applicable requirements contained in Regulations 99, 100 and 101 of our Memorandum. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements contained in our Memorandum and applicable laws.

OTHER MATTERS

Our Board of Directors has no knowledge of any other matters to be presented at the Annual Meeting other than those described herein. If any other business properly comes before the shareholders at the Annual Meeting, however, it is intended that the proxy holders will vote on such matters in accordance with their discretion.

ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended March 28, 2015, as filed with the SEC (including with exhibits if requested), will be sent to any shareholder, without charge, upon oral or written request addressed to the Corporate Secretary of the Company at the Company’s principal executive office or by electronically submitting the Information Request form located on the Investor Relations page of the Company’s website at www.michaelkors.com. You also may obtain our Annual Report on Form 10-K over the Internet at the SEC’s website, www.sec.gov, or on the Investor Relations page of our website.

98 | MICHAEL KORS	2015 Proxy Statement

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement and the other proxy materials provided herewith contain forward-looking statements. You should not place undue reliance on such statements because they are subject to numerous uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control. Forward-looking statements include information concerning the Company’s possible or assumed future results of operations, including descriptions of its business strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “seek,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. The forward-looking statements contained in this Proxy Statement and the other proxy materials provided herewith are based on assumptions that the Company has made in light of management’s experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors that it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company’s actual financial results or results of operations and could cause actual results to differ materially from those in these forward-looking statements. These factors are more fully discussed in the “Risk Factors” section and elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended March 28, 2015 (File No. 001-35368), filed on May 27, 2015 with the SEC.

YOUR VOTE IS IMPORTANT. OUR BOARD OF DIRECTORS URGES YOU TO VOTE VIA INTERNET, TELEPHONE OR BY MARKING, DATING, SIGNING AND RETURNING A PROXY CARD.

By Order of the Board of Directors,

John D. Idol
Chairman & Chief Executive Officer

London, United Kingdom

June 16, 2015

99 | MICHAEL KORS	2015 Proxy Statement

APPENDIX A

MICHAEL KORS HOLDINGS LIMITED

AMENDED AND RESTATED

OMNIBUS INCENTIVE PLAN

Michael Kors Holdings Limited (the “Company”), a British Virgin Islands limited liability company, hereby establishes and adopts the following Amended and Restated Omnibus Incentive Plan (the “Plan”).

1.	PURPOSE OF THE PLAN

The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve as employees, directors, consultants and/or advisors who are expected to contribute to the Company’s success and to achieve long-term objectives that will benefit shareholders of the Company through the additional incentives inherent in the Awards hereunder.

2.	DEFINITIONS

2.1. “Award” shall mean any Option, Share Appreciation Right, Restricted Share Award, Restricted Share Unit Award, Other Share-Based Award, Performance Award or any other right, interest or option relating to Shares, other property or cash granted pursuant to the provisions of the Plan.

2.2. “Award Agreement” shall mean any agreement, contract or other instrument or document evidencing any Award hereunder, whether in writing or through an electronic medium.

2.3. “Board” shall mean the board of directors of the Company.

2.4. “Cause” means, in the case of a Participant who has an employment or service agreement with the Company or any of its Subsidiaries in effect at the time of his termination of employment or service, the definition of “Cause” set forth in such employment or service agreement. Otherwise, “Cause” means: (i) Participant’s gross negligence or willful misconduct, or willful failure to substantially perform Participant’s duties as an Employee, Consultant or Director of the Company or any of its Subsidiaries, as applicable, (other than due to physical or mental illness or incapacity), (ii) Participant’s conviction of, or plea of guilty or nolo contendere to a felony (or the equivalent of a felony in a jurisdiction other than the United States), (iii) Participant’s willful breach of a material provision of the Plan or Award Agreement or any employment, service or other agreement with the Company or any of its Subsidiaries, (iv) Participant’s willful violation of the Company or any of its Subsidiaries’ written policies that the Committee determines is detrimental to the best interests of the Company or any of its Subsidiaries; (v) Participant’s fraud or misappropriation, embezzlement or material misuse of funds or property belonging to the Company or any of its Subsidiaries; (vi) Participant’s use of alcohol or drugs that interferes with the performance of Participant’s duties as an Employee, Consultant, or Director of the Company or any of its Subsidiaries, as applicable; or (vii) any action or conduct of Participant that materially adversely affects the integrity and reputation of the Company or any of its Subsidiaries, their employees or their products, as determined by the Committee.

2.5 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.6. “Committee” shall mean the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder or, if no such Compensation Committee or subcommittee thereof exists, the Board. The Committee shall consist of no fewer than two Directors, each of whom is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an “independent director” for purpose of the rules of the principal U.S. national securities exchange on which the Shares are traded, in each case, when and to the extent necessary to satisfy Rule 16b-3, Section 162(m) and the rules of the principal U.S. national securities exchange.

2.7. “Consultant” shall mean any consultant or advisor, who is a natural person and who provides services to the Company or any Subsidiary so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction, (ii) does not directly or indirectly promote or maintain a market for the Company’s securities and (iii) otherwise qualifies as a consultant under the applicable rules of the SEC for registration of shares on a Form S-8 registration statement.

2.8. “Covered Employee” shall mean an employee of the Company or its Subsidiaries who is a “covered employee” within the meaning of Section 162(m) of the Code.

2.9. “Director” shall mean a member of the Board who is not an employee.

2.10. “Dividend Equivalents” shall have the meaning set forth in Section 12.5.

2.11. “Employee” shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary.

2.12. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.13. “Fair Market Value” shall mean, with respect to Shares as of any date, (i) the closing price of the Shares as reported on the principal U.S. national securities exchange on which the Shares are listed and traded on such date, or, if there is no closing price on that date, then on the last preceding date on which such a closing price was reported; (ii) if the Shares are not listed on any U.S. national securities exchange but are quoted in an inter-dealer quotation system on a last sale basis, the final ask price of the Shares reported on the inter-dealer quotation system for such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported; or (iii) if the Shares are neither listed on a U.S. national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, or if the Shares are not regularly traded on any such exchange or system, the amount determined by the Committee, in its sole discretion, to be the fair market value of the Shares. The Fair Market Value of any property other than Shares shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

2.14. “Incentive Share Option” shall mean an Option which when granted is intended to qualify as an incentive stock option for purposes of Section 422 of the Code.

2.15. “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.16. “Other Share-Based Award” shall have the meaning set forth in Section 8.1.

2.17. “Participant” shall mean an Employee, Director or Consultant who is selected by the Committee to receive an Award under the Plan.

2.18. “Performance Award” shall mean any Award of Performance Cash, Performance Shares or Performance Units granted pursuant to Article 9.

2.19. “Performance Cash” shall mean any cash incentives granted pursuant to Article 9 payable to the Participant upon the achievement of such performance goals as the Committee shall establish.

2.20. “Performance Period” shall mean the period established by the Committee during which any performance goals specified by the Committee with respect to a Performance Award are to be measured.

2.21. “Performance Share” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant upon achievement of such performance goals as the Committee shall establish.

2.22. “Performance Unit” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated amount of cash or property other than Shares, which value may be paid to the Participant upon achievement of such performance goals during the Performance Period as the Committee shall establish.

2.23. “Permitted Assignee” shall have the meaning set forth in Section 12.3.

2.24. “Prior Plans” shall mean the Amended and Restated Michael Kors (USA), Inc. Stock Option Plan, as amended from time to time, and any other plans pursuant to which equity-based compensation awards were granted prior to the IPO.

2.25. “Restricted Share” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.26. “Restricted Share Award” shall have the meaning set forth in Section 7.1.

2.27. “Restricted Share Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant in Shares or cash as determined by the Committee in its sole discretion upon the satisfaction of vesting restrictions as the Committee may establish, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.28. “Restricted Share Unit Award” shall have the meaning set forth in Section 7.1

2.29. “SEC” means the Securities and Exchange Commission.

2.30. “Shares” shall mean the ordinary shares, no par value, of the Company.

2.31. “Share Appreciation Right” shall mean the right granted to a Participant pursuant to Article 6.

2.32. “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.33. Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.34. “Vesting Period” shall mean the period of time specified by the Committee during which vesting restrictions for an Award are applicable.

3.	SHARES SUBJECT TO THE PLAN

3.1 Number of Shares. (a) Prior to the amended and restated Plan, a total of 15.246 million (15,246,000) Shares were originally authorized for Awards under the Plan. Subject to adjustment as provided in Section 12.2, as of the effective date of this amended and restated Plan as defined in Section 13.13, a total of 9.0 million (9,000,000) Shares shall be authorized for Awards granted under the amended and restated Plan less one (1) Share for every one (1) Share granted after March 28, 2015.

(b) If (i) any Shares subject to an Award are forfeited, an Award expires or otherwise terminates without issuance of Shares, or an Award is settled for cash (in whole or in part), such Shares shall, to the extent of such forfeiture, expiration, termination or cash settlement, again be available for issuance under the Plan or (ii) after March 28, 2015, any Shares subject to an award under the Prior Plans are forfeited, expire or otherwise terminate without issuance of such Shares, or an award under the Prior Plans is settled for cash (in whole or in part), expires or otherwise terminates without issuance of such Shares, such Shares shall, to the extent of such forfeiture, expiration, termination or cash settlement, again be available for issuance under the Plan.

(c) In the event that (i) any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then the Shares so tendered or withheld shall not be available for issuance under the Plan. In the event that (i) any option or award granted under the Prior Plans is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such options or awards are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then the Shares so tendered or withheld shall not be available for issuance under the Plan. For the avoidance of doubt, Shares subject to a Share Appreciation Right, or a share appreciation right under any Prior Plans, that are not issued in connection with its share settlement on exercise thereof and Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options, or options under any Prior Plans, shall not be available for issuance under the Plan.

(d) Substitute Awards shall not reduce the Shares authorized for grant under the Plan or the applicable limitations for grant to a Participant under Section 10.5, nor shall Shares subject to a Substitute Award again be available for Awards under the Plan as provided in paragraphs (b) and (c) above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

3.2. Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

3.3. Minimum Vesting Condition. On or after the effective date of this amended and restated Plan, Participants who are granted Options or Share Appreciation Rights, will be required to continue to provide services to the Company or an Affiliate for not less than one (1)year following the date of grant in order for any such Options and Share Appreciation Rights to fully or partially vest or be exercisable. Notwithstanding the foregoing, up to five percent (5%) of the available Shares authorized for issuance under the Plan pursuant to Section 3.1 may provide for vesting of Options and Share Appreciation Rights, partially or in full, in less than one (1) year.

3.4 Limits on Awards to Directors. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Director during any single fiscal year (excluding Awards made at the election of the Director in lieu of all or a portion of annual and committee cash retainers) shall not exceed $500,000.

4.	ELIGIBILITY AND ADMINISTRATION

4.1. Eligibility. Any Employee, Director or Consultant shall be eligible to be selected as a Participant.

4.2. Administration. (a) The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees, Directors and Consultants to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards to be granted to each Participant hereunder; (iii) determine the number of Shares (or dollar value) to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares, Restricted Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) disapply Section 3.3 in connection with a Participant’s termination due to death, disability or a Change in Control, and correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award, other than an Option or Share Appreciation Right, will have Dividend Equivalents; (xii) to the extent not inconsistent with the terms of the Plan, accelerate the vesting or exercisability of any Award; and (xiii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(b) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary.

(c) To the extent not inconsistent with applicable law, including Section 162(m) of the Code with respect to Awards intended to comply with the performance-based compensation exception under Section 162(m), or the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded), the Committee may delegate to a committee of one or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards. The Committee may also delegate to one or more executive officers of the Company any of the authority of the Committee under the Plan to make grants of Awards to eligible individuals who are not “officers” for purposes of Section 16 of the Exchange Act.

5.	OPTIONS

5.1. Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

5.2. Award Agreements. All Options shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. The terms and conditions of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.

5.3. Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option; provided, however, that in the case of an Incentive Share Option granted to a Participant who, at the time of the grant, owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Subsidiary, the option price per share shall be no less than 110% of the Fair Market Value of one Share on the date of grant. Other than pursuant to Section 12.2, the Committee shall not without the approval of the Company’s shareholders (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option that has an exercise price that is equal to or greater than the Fair Market Value in exchange for cash or another Award (other than in connection with a Change in Control (as defined in Section 11.3), as described in Section 11.2) or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded.

5.4. Option Term. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted, except in the event of death or disability; provided, however, that the term of the Option shall not exceed five (5) years from the date the Option is granted in the case of an Incentive Share Option granted to a Participant who, at the time of the grant, owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Subsidiary. Notwithstanding the foregoing, in the event that on the last business day of the term of an Option (i) the exercise of the Option, other than an Incentive Share Option, is prohibited by applicable law or (ii) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement to the extent such extension does not cause adverse tax consequences to the Participant under Section 409A of the Code.

5.5. Vesting and Exercise of Options. (a) Unless otherwise provided in an Award Agreement and subject to Section 3.3, any Option granted under the Plan shall vest and become exercisable as to 25% of the Shares subject thereto on each of the first four anniversaries of the date the Option is granted, in each case so long as the Participant continues to be employed by or provide services to the Company or any of its Subsidiaries on the relevant vesting date. Notwithstanding the foregoing, up to five percent (5%) of the available Shares authorized for issuance under the Plan pursuant to Section 3.1.1 may provide for vesting of Options and Share Appreciation Rights, partially or in full, in less than one (1) year.

(b) Vested Options granted under the Plan shall be exercised by the Participant (or by a Permitted Assignee thereof or the Participant’s executors, administrators, guardian or legal representative, to the extent provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and shall comply with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.

(c) Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation) valued at their then Fair Market Value, (iii) with the consent of the Committee, by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement (including same-day sales through a broker), or (vi) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share.

(d) Notwithstanding the foregoing, an Award Agreement may provide that if on the last day of the term of an Option the Fair Market Value of one Share exceeds the option price per Share, the Participant has not exercised the Option (or a tandem Share Appreciation Right, if applicable) and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes; provided, however, any fractional Share shall be settled in cash.

5.6. Form of Settlement. In its sole discretion, the Committee may provide that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Shares or other similar securities.

5.7. Incentive Share Options. The Committee may grant Incentive Share Options to any eligible Employee of the Company or any Subsidiary, subject to the requirements of Section 422 of the Code. Solely for purposes of determining whether Shares are available for the grant of Incentive Share Options under the Plan, the maximum aggregate number of Shares that may be issued pursuant to Incentive Share Options granted under the Plan shall be 9.0 million (9,000,000) Shares, subject to adjustment as provided in Section 12.2. No Option shall be treated as an Incentive Share Option unless the Plan has been approved by the shareholders of the Company in a manner intended to comply with the shareholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Share Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a nonqualified option unless and until such approval is obtained.

6.	SHARE APPRECIATION RIGHTS

6.1. Grant, Vesting and Exercise. The Committee may grant Share Appreciation Rights (a) in tandem with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in tandem with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award in each case upon such terms and conditions as the Committee may establish in its sole discretion. Unless otherwise provided in an Award Agreement and subject to Section 3.3, any Share Appreciation Rights granted under the Plan shall vest and become exercisable as to 25% of such Share Appreciation Rights on each of the first four anniversaries of the date the Share Appreciation Rights are granted, in each case so long as the Participant continues to be employed by or provide services to the Company or any of its Subsidiaries on the relevant vesting date.

6.2. Terms and Conditions. Share Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a) Upon the exercise of a Share Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the Share Appreciation Right.

(b) The Committee shall determine in its sole discretion whether payment on exercise of a Share Appreciation Right shall be made in cash, in whole Shares, Restricted Shares, other property or any combination thereof.

(c) The terms and conditions of Share Appreciation Rights need not be the same with respect to each recipient.

(d) The Committee may impose such other terms and conditions on the exercise of any Share Appreciation Right, as it shall deem appropriate. A Share Appreciation Right shall (i) have a grant price per Share of not less than the Fair Market Value of one Share on the date of grant or, if applicable, on the date of grant of an Option with respect to a Share Appreciation Right granted in exchange for or in tandem with, but subsequent to, the Option (subject to the requirements of Section 409A of the Code) except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, and (ii) have a term not greater than ten (10) years, except in the event of death or disability. Notwithstanding clause (ii) of the preceding sentence, in the event that on the last business day of the term of a Share Appreciation Right (x) the exercise of the Share Appreciation Right is prohibited by applicable law or (y) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement to the extent such extension does not cause adverse tax consequences to the Participant under Section 409A of the Code.

(e) An Award Agreement may provide that if on the last day of the term of a Share Appreciation Right the Fair Market Value of one Share exceeds the grant price per Share of the Share Appreciation Right, the Participant has not exercised the Share Appreciation Right or the tandem Option (if applicable), and the Share Appreciation Right has not expired, the Share Appreciation Right shall be deemed to have been exercised by the Participant on such day. In such event, the Company shall make payment to the Participant in accordance with this Section, reduced by the number of Shares (or cash) required for withholding taxes; any fractional Share shall be settled in cash.

(f) Without the approval of the Company’s shareholders, other than pursuant to Section 12.2, the Committee shall not (i) reduce the grant price of any Share Appreciation Right after the date of grant (ii) cancel any Share Appreciation Right that has a grant price that is equal to or greater than the Fair Market Value in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 11.3), or (iii) take any other action with respect to a Share Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded.

7.	RESTRICTED SHARE AND RESTRICTED SHARE UNITS

7.1. Grants. Awards of Restricted Shares and of Restricted Share Units may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Share Award” or “Restricted Share Unit Award” respectively), and such Restricted Share Awards and Restricted Share Unit Awards shall also be available as a form of payment of Performance Awards, Options, Share

Appreciation Rights and other earned cash-based incentive compensation. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the grant of Restricted Share or Restricted Share Units, subject to such minimum consideration as may be required by applicable law.

7.2. Award Agreements. The terms of any Restricted Share Award or Restricted Share Unit Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Share Awards and Restricted Share Unit Awards need not be the same with respect to each Participant.

7.3. Rights of Holders of Restricted Share and Restricted Share Units. Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Share Award and subject to execution of the Award Agreement, the Participant shall become a shareholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a shareholder, including the right to vote such Shares and the right to receive distributions made with respect to such Share, except as otherwise provided in this Section. A Participant who holds a Restricted Share Unit Award shall only have those rights specifically provided for in the Award Agreement; provided, however, in no event shall the Participant have voting rights with respect to such Award. Except as otherwise provided in an Award Agreement, any Shares, other property or cash distributed as a dividend or otherwise with respect to any Restricted Share Award or Restricted Share Unit Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Share Award or Restricted Share Unit Award, and the Committee shall have the sole discretion to determine whether, if at all, any cash-denominated amount that is subject to such restrictions shall earn interest and at what rate. Notwithstanding the provisions of this Section, cash dividends, shares and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Share Award or Restricted Share Unit Award that vests based on achievement of performance goals shall either (i) not be paid or credited or (ii) be accumulated, shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Shares or Restricted Share Units with respect to which such cash, shares or other property has been distributed and shall be paid at the time such restrictions and risk of forfeiture lapse.

7.4. Vesting Period. Unless otherwise provided in an Award Agreement, any Restricted Shares or Restricted Share Units granted under the Plan shall vest and become exercisable as to 25% of the Shares subject to such Award on each of the first four anniversaries of the date the Award is granted, in each case so long as the Participant continues to be employed by or provide services to the Company or any of its Subsidiaries on the relevant vesting date. The Committee may, in its sole discretion waive the vesting restrictions and any other conditions set forth in the Plan and any Award Agreement under such terms and conditions as the Committee shall deem appropriate, subject to the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of a Restricted Share Award or Restricted Share Unit Award intended to comply with the performance-based exception under Code Section 162(m) except as otherwise determined by the Committee to be appropriate under the circumstances.

7.5 Issuance of Shares. Any Restricted Share granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a share certificate or certificates, which certificate or certificates shall be held by the Company. Such book entry registration, certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Share. At the request of the Committee, as a condition to any grant of Restricted Shares, a Participant may be required to execute a stock power in blank.

8.	OTHER SHARE-BASED AWARDS

8.1. Grants. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Share-Based Awards”), including deferred share units, may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based compensation.

8.2. Award Agreements. The terms of Other Share-Based Awards granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Participant. Notwithstanding the provisions of this Section, Dividend Equivalents with respect to the Shares covered by an Other Share-Based Award that vests based on achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Shares covered by an Other Share-Based Award with respect to which such cash, shares or other property has been distributed.

8.3. Vesting Period. Unless otherwise provided in an Award Agreement, any Other Share-Based Awards granted under the Plan shall vest and become exercisable as to 25% of the Shares subject to such Award on each of the first four anniversaries of the date the Award is granted, in each case so long as the Participant continues to be employed by or provide services to the Company or any of its Subsidiaries on the relevant vesting date. The Committee may, in its sole discretion waive the vesting restrictions and any other conditions set forth in the Plan and any Award Agreement under such terms and conditions as the Committee shall deem appropriate, subject to the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of an Other Share-Based Award intended to comply with the performance-based exception under Code Section 162(m) except as otherwise determined by the Committee to be appropriate under the circumstances.

8.4. Payment. Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

8.5. Deferral of Director Fees. Directors shall, if determined by the Board, receive Other Share-Based Awards in the form of deferred share units in lieu of all or a portion of their annual retainer. In addition Directors may elect to receive Other Share-Based Awards in the form of deferred share units in lieu of all or a portion of their annual and committee retainers and annual meeting fees, provided that such election is made in accordance with the requirements of Section 409A of the Code. The Committee shall, in its absolute discretion, establish such rules and procedures as it deems appropriate for such elections and for payment in deferred share units.

9.	PERFORMANCE AWARDS

9.1. Grants. Performance Awards in the form of Performance Cash, Performance Shares or Performance Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.2 or such other criteria as determined by the Committee in its discretion.

9.2. Award Agreements. The terms of any Performance Award granted under the Plan shall be set forth in an Award Agreement (or, if applicable, in a resolution duly adopted by the Committee) which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether such Awards shall have Dividend Equivalents. The terms of Performance Awards need not be the same with respect to each Participant.

9.3. Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. The amount of the Award to be distributed shall be conclusively determined by the Committee.

9.4. Payment. Except as provided in Article 11, as provided by the Committee or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

10.	CODE SECTION 162(m) PROVISIONS

10.1. Covered Employees. Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Share Award, a Restricted Share Unit Award, a Performance Award or an Other Share-Based Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 10 is applicable to such Award.

10.2. Performance Criteria. If the Committee determines that a Restricted Share Award, a Restricted Share Unit Award, a Performance Award or an Other Share-Based Award is intended to be subject to this Article 10, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels and shall be limited to the following: (a) sales (including same store or comparable sales), net sales; or return on sales; (b) revenue, net revenue, gross revenue, product revenue or system-wide revenue (including growth of same); (c) operating income (before or after taxes) or pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); (d) earnings or loss per share (including on a diluted or undiluted basis, before or after taxes); (e) net income or loss (before or after taxes); (f) return measures (including, but not limited to, return on investment, assets, capital, employed capital, invested capital, equity, or sales); (g) Share price (including, but not limited to, growth measures and total shareholder return); (h) market share; (i) enterprise value; (k) gross profits, gross or net profit margin or gross profit growth; (l) net operating profit (before or after taxes); (m) operating earnings, earnings or losses or net earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and/or amortization); (n) economic value-added models or “value creation” or similar metrics; (o) comparisons with various stock market indices; (p) expense targets or other reductions in costs goals or meeting divisional or project budgets; (q) cash flow measures (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital), which may but are not required to be measured on a per share basis; (r) return on capital (including return on total capital or return on invested capital); (s) general and administrative expense savings; (t) inventory control; (u) operating margin or gross margin; (v) year-end cash, cash margin or debt reduction; (w) operating efficiencies; (x) customer satisfaction, customer retention or customer growth; (y) employee retention, succession and hiring; (z) productivity or productivity ratios; (aa) cost of capital, debt level, year-end cash position or book value; (bb) competitive market metrics; (cc) timely completion of new product roll-outs; (dd) timely launch of new facilities (such as new store openings, gross or net); (ee) royalty income; (ff) implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects; (gg) acquisitions and divestitures, reorganization and other corporate transactions or expansions of specific business operations; or (hh) any combination of the foregoing. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. Any performance goals that are financial metrics, may be determined in accordance with United States generally accepted accounting principles (“GAAP”), or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings or reorganizations, discontinued operations, asset write downs, litigation or claim judgments or settlements, acquisitions or divestitures, foreign exchange gains and losses, transaction costs associated with refinancing or repurchasing of bank loans or debt securities, unbudgeted capital expenditures, business interruption events, extraordinary items, and other unusual or infrequently occurring items or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.

10.3. Adjustments. Notwithstanding any provision of the Plan (other than Article 11), with respect to any Restricted Share Award, Restricted Share Unit Award, Performance Award or Other Share-Based Award that is subject to this Section 10, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant or as otherwise determined by the Committee in special circumstances.

10.4. Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

10.5. Limitations on Grants to Individual Participants. Subject to adjustment as provided in Section 12.2, the following limits will apply to Awards of the specified type granted, or in the case of Performance Awards denominated in cash, payable, to any one Participant in any single fiscal year:

(i) Appreciation Awards—Options and Share Appreciation Rights: 1,500,000 Shares;

(ii) Full Value Awards—Restricted Share Awards, Restricted Share Unit Awards, Performance Awards and/or Other Share-Based Awards that are denominated in Shares: 500,000 Shares; and

(iii) Cash Awards—Performance Awards that are denominated in cash: $20,000,000.

In applying the foregoing limits, (a) all Awards of the specified type granted to the same Participant in the same fiscal year will be aggregated and made subject to one limit; (b) the limits applicable to Options and Share Appreciation Rights refer to the number of Shares subject to those Awards; (c) the Share limit under clause (ii) refers to the maximum number of Shares that may be delivered under an Award or Awards of the type specified in clause (ii) assuming a maximum payout; (d) the dollar limit under clause (iii) refers to the maximum dollar amount payable under an Award or Awards of the type specified in clause (iii) assuming a maximum payout, (e) the respective limits for Awards of the type specified in clause (ii) and clause (iii) are only applicable to Awards that are intended to comply with the performance-based exception under Code Section 162(m), and (f) each of the specified limits in clauses (i), (ii) and (iii) is multiplied by two (2) for Awards granted to a Participant in the year employment commences.

11.	CHANGE IN CONTROL PROVISIONS

11.1. Impact on Certain Awards. Unless otherwise provided in an Award Agreement, the Committee shall have the right to provide in the event of a Change in Control of the Company (as defined in Section 11.3): (i) Options and Share Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment if the Fair Market Value of one Share as of the date of the Change in Control is less than the per Share Option exercise price or Share Appreciation Right grant price, and (ii) all Performance Awards shall be (x) considered to be earned and payable based on achievement of performance goals or based on target performance (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control), and any limitations or other restrictions shall lapse and such Performance Awards shall be immediately settled or distributed or (y) converted into Restricted Share or Restricted Share Unit Awards based on achievement of performance goals or based on target performance (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control) that are subject to Section 11.2.

11.2. Assumption or Substitution of Certain Awards. (a) Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company in which the successor company assumes or substitutes for an Option, Share Appreciation Right, Restricted Share Award, Restricted Share Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant’s employment with such successor company (or the Company) or a subsidiary thereof terminates within 24 months following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable) and under the circumstances specified in the Award Agreement: (i) Options and Share Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable and shall remain exercisable for a two-year period (or if earlier, until the original expiration date set forth in the Award Agreement), (ii) the restrictions, limitations and other conditions applicable to Restricted Share and Restricted Share Units outstanding as of the date of such termination of employment shall lapse and the Restricted Share and Restricted Share Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards or any other Awards shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable. For the purposes of this Section 11.2, an Option, Share Appreciation Right, Restricted Share Award, Restricted Share Unit Award or Other Share-Based Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Share Appreciation Right, Restricted Share Award, Restricted Share Unit Award or Other Share-Based Award immediately prior to the Change in Control, the consideration (whether shares, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Share Appreciation Right, Restricted Share Award, Restricted Share Unit Award or Other Share-Based Award, for each Share subject thereto, will be solely common stock of the successor company with a fair market value substantially equal to the per Share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of what fair market value is substantially equal shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

(b) Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company, to the extent the successor company does not assume or substitute for an Option, Share Appreciation Right, Restricted Share Award, Restricted Share Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and does not continue the Award), then immediately prior to the Change in Control: (i) those Options and Share Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for (or continued) shall immediately vest and become fully exercisable, (ii) restrictions, limitations and other conditions applicable to Restricted Share and Restricted Share Units that are not assumed or substituted for (or continued) shall lapse and the Restricted Share and Restricted Share Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, other limitations and other conditions applicable to any Other Share-Based Awards or any other Awards that are not assumed or substituted for (or continued) shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable.

(c) The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Share Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Share Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per Share of such Option and/or Share Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

11.3. Change in Control. For purposes of the Plan and Awards, Change in Control means the occurrence of any one of the following events:

(a) During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(b) Any “person” (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (i) by the Company or any Subsidiary, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities, (iv) pursuant to a Non-Qualifying Transaction, as defined in paragraph (c), or (v) by any person of Company Voting Securities from the Company, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of 30% or more of Company Voting Securities by such person;

(c) The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a “Non-Qualifying Transaction”); or

(d) The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 30% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur when the percentages set forth in this section are met.

12.	GENERALLY APPLICABLE PROVISIONS

12.1. Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law, including the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 under the Exchange Act; and further provided that the Board may not, without the approval of the Company’s shareholders to the extent required by such applicable law, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend Section 5.3 or Section 6.2(f) to eliminate the requirements relating to minimum exercise price, minimum grant price and shareholder approval, (e) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Share Appreciation Right specified by Section 6.2(d), or (f) increase any of the limitations in Section 10.5. The Board may not (except pursuant to Section 12.2 or in connection with a Change in Control), without the approval of the Company’s shareholders, cancel an Option or Share Appreciation Right in exchange for cash or take any action with respect to an Option or Share Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded, including a reduction of the exercise price of an Option or the grant price of a Share Appreciation Right or the exchange of an Option or Share Appreciation Right for another Award. In addition, no amendments to, or termination of, the Plan shall impair the rights of a Participant in any material respect under any Award previously granted without such Participant’s consent.

12.2. Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property,

other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards in a manner that the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the limitations in Section 10.5 (other than to Awards denominated in cash), the maximum number of Shares that may be issued pursuant to Incentive Share Options and, in the aggregate or to any Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate; provided, however, that the number of Shares subject to any Award shall always be a whole number.

12.3. Transferability of Awards. Except as provided below, no Award and no Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. Except in the case of Incentive Share Options, to the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award without consideration (each transferee thereof, a “Permitted Assignee”) (i) to the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section.

12.4. Termination of Employment or Services. The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the

Committee, which determination will be final. Except as otherwise provided in an Award Agreement, unless determined otherwise by the Committee: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with the Company to employment or service with a Subsidiary or affiliate (or vice-versa) shall be considered a termination of employment or service with the Company or a Subsidiary; and (ii) if a Participant’s employment with the Company and its Subsidiaries terminates, but such Participant continues to provide services to the Company or its Subsidiaries in a non-employee capacity (including as a Director) (or vice-versa), such change in status shall not be considered a termination of employment or service with the Company or a Subsidiary for purposes of the Plan.

12.5. Deferral; Dividend Equivalents. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, amounts equivalent to cash, shares or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that the Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award. Notwithstanding the foregoing, Dividend Equivalents credited in connection with an Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such Dividend Equivalents have been credited.

13.	MISCELLANEOUS

13.1. Award Agreements. Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.

13.2. Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof)

net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Share Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to a Participant (or Permitted Assignee) such withholding taxes as may be required by law, or to otherwise require the Participant (or Permitted Assignee) to pay such withholding taxes. If the Participant (or Permitted Assignee) shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant (or Permitted Assignee) or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants (or Permitted Assignee) to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the minimum required statutory tax withholding rate for the Participant (or Permitted Assignee or such other rate that will not cause adverse tax or accounting consequences or cost)) otherwise deliverable in connection with the Award.

13.3. Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee, Director or Consultant the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee, Director or Consultant at any time for any reason. The Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee, Director or Consultant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors or Consultants under the Plan.

13.4. Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

13.5. Cancellation of Award; Forfeiture of Gain. Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that:

(a) In the event of an accounting restatement due to material noncompliance by the Company with any financial reporting requirement under the securities laws, any mistake in calculations or other administrative error, in each case, which reduces the amount of the Award that would have been earned had the financial results been properly reported (as determined by the Committee) (i) the Award will be cancelled and (ii) the Participant will forfeit (A) the Shares received or payable on the vesting or exercise of the Award and (B) the amount of the proceeds of the sale, gain or other value realized on the vesting or exercise of the Award (and the Participant may be required to return or pay such Shares or amount to the Company).

(b) If the Participant, without the consent of the Company, while employed by or providing services to the Company or any Subsidiary or after termination of such employment or service, violates a non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary, as determined by the Committee in its sole discretion, then (i) any outstanding, vested or unvested, earned or unearned portion of the Award may, at the Committee’s discretion, be canceled without payment therefor and (ii) the Committee, in its discretion, may require the Participant or other person to whom any payment has been made or Shares or other property have been transferred in connection with the Award to forfeit and pay over to the Company, on demand, all or any portion of the compensation, gain or other value (whether or not taxable) realized upon the exercise of any Option or Share Appreciation Right and the value realized (whether or not taxable) on the vesting or payment of any other Award during the time period specified in the Award Agreement.

(c) To the extent required by applicable law (including without limitation Section 302 of the Sarbanes Oxley Act and Section 954 of the Dodd Frank Act) and/or the rules and regulations of any U.S. national securities exchange or inter-dealer quotation system on which Shares are listed or quoted, or if so required pursuant to a written policy adopted by the Company (as in effect and/or amended from time to time), Awards shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into all outstanding Award agreements).

13.6. Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.7. Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company or a Subsidiary. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary as permitted by such plans.

13.8. Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.9. Severability. The provisions of the Plan shall be deemed severable. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of change in a law or regulation, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

13.10. Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

13.11. Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan providing incentive compensation to a select group of employees and other individuals. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary, on the one hand, and a Participant or beneficiary thereof, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Rather, in its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company.

13.12. Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the British Virgin Islands, without reference to principles of conflict of laws that would cause the laws of any other jurisdiction to apply, and construed accordingly.

13.13. Effective Date of Plan; Termination of Plan. The original Plan was effective as of December 1, 2011. The Plan (as amended and restated herein) was adopted by the Board as of May 20, 2015, and shall become effective upon approval of the amended and restated Plan by the Company’s shareholders. The amended and restated Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect, provided, however, that in such case the original Plan shall continue in effect and any Awards granted from time to time thereunder shall remain effective. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan; provided, however, in no event may Incentive Share Option be granted more than ten (10) years after the earlier of (i) the date of the adoption of the Plan by the Board or (ii) the effective date of the amended and restated Plan as provided in the first sentence of this Section. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

13.14. Foreign Employees and Consultants. Awards may be granted to Participants who are foreign nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees or Consultants providing services in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees or Consultants on assignments outside their home country.

13.15. Compliance with Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, this Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the

Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan or any Award (including any taxes or penalties under Section 409A of the Code), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments or deliveries in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the Participant’s date of death. Following any applicable six month delay, all such delayed payments or deliveries will be paid or delivered (without interest) in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day. Unless otherwise provided by the Committee, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder or (B) a disability, no such acceleration shall be permitted unless the disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder.

13.16. No Registration Rights; No Right to Settle in Cash. The Company has no obligation to register with any governmental body or organization (including, without limitation, the SEC) any of (a) the offer or issuance of any Award, (b) any Shares issuable upon the exercise of any Award, or (c) the sale of any Shares issued upon exercise of any Award, regardless of whether the Company in fact undertakes to register any of the foregoing. In particular, in the event that any of (x) any offer or issuance of any Award, (y) any Shares issuable upon exercise of any Award, or (z) the sale of any Shares issued upon exercise of any Award are not registered with any governmental body or organization (including, without limitation, the SEC), the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.

13.17. Data Privacy. As a condition of acceptance of an Award, the Participant explicitly and unambiguously consents to the collection, use and transfer,

in electronic or other form, of personal data as described in this Section by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Company and its Subsidiaries hold certain personal information about the Participant, including the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company or any Subsidiary, details of all Awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, managing and administering the Plan (the “Data”). The Participant further understands that the Company and its Subsidiaries may transfer the Data amongst themselves as necessary for the purpose of implementation, management and administration of the Participant’s participation in the Plan, and that the Company and its Subsidiaries may each further transfer the Data to any third parties assisting the Company in the implementation, management, and administration of the Plan. The Participant understands that these recipients may be located in the Participant’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant, through participation in the Plan and acceptance of an Award under the Plan, authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares. The Participant understands that the Data will be held only as long as is necessary to implement, manage, and administer the Participant’s participation in the Plan. The Participant understands that he or she may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Participant understands that refusal or withdrawal of consent may affect the Optionee’s ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the Optionee understands that he or she may contact his or her local human resources representative.

13.18. Indemnity. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board and any person to whom the Committee has delegated any of its authority under the Plan shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13.19. Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

13.20. Fractional Shares. No fractional Shares or fractional equity securities may be issued under the Plan. Any fractional Shares or equity securities shall be settled in the form of cash (but may be treated as a fractional share prior to any such settlement).

13.21 Purchase for Investment. Whether or not Awards under the Plan have been registered under applicable securities laws, including the Securities Act, each person exercising an Option or Share Appreciation Right under the Plan or otherwise acquiring Shares pursuant to an Award or receiving an Award, may be required by the Committee to give a representation in writing that such person is acquiring such Shares for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

13.22 No Section 83(b) Elections Without Consent of Company. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the Committee in writing prior to the making of such election or pursuant to an Award Agreement. If a Participant makes such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.

MICHAEL KORS HOLDINGS LIMITED 33 KINGSWAY LONDON, UNITED KINGDOM WC2B 6UF

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M94363-P67980                         KEEP THIS PORTION FOR YOUR RECORDS

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MICHAEL KORS HOLDINGS LIMITED
The Board of Directors recommends you vote
FOR the following proposals:
1.	Election of Directors
	Nominees:		For	Against	Abstain
	1a.	M. William Benedetto	☐	☐	☐
	1b.	Stephen Reitman	☐	☐	☐
	1c.	Jean Tomlin	☐	☐	☐
								For	Against	Abstain
2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 2, 2016.							☐	☐	☐
3.	To approve, on a non-binding advisory basis, executive compensation.							☐	☐	☐
4.	To approve the Michael Kors Holdings Limited Amended and Restated Omnibus Incentive Plan.							☐	☐	☐
NOTE: To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
			Yes	No
Please indicate if you plan to attend this meeting.			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

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M94364-P67980

MICHAEL KORS HOLDINGS LIMITED

Annual Meeting of Shareholders

July 30, 2015 1:00 PM

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) John D. Idol, Joseph B. Parsons and Lee S. Sporn and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the Ordinary Shares of MICHAEL KORS HOLDINGS LIMITED that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 1:00 PM, local time, on July 30, 2015, at Baker & McKenzie LLP, 100 New Bridge Street, London, United Kingdom 6JA EC4V, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side